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                                                                    EXHIBIT 4.1

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                                 STANDARD TERMS


                                       TO



                        POOLING AND SERVICING AGREEMENT



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                     UNION PLANTERS MORTGAGE FINANCE CORP.

                           PASS-THROUGH CERTIFICATES

                              JANUARY 1998 EDITION



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                                                         TABLE OF CONTENTS

                                                                                                                PAGE

                                                             ARTICLE I

                                                            DEFINITIONS
    Section 1.01.     Definitions...............................................................................  1
    Section 1.02.     Interest Calculations..................................................................... 21

                                                            ARTICLE II

                                                            THE ASSETS

    Section 2.01.     Assignment of Assets...................................................................... 22
    Section 2.02.     The Mortgage Loans........................................................................ 22
    Section 2.03.     Representations and Warranties of the Trustee............................................. 25
    Section 2.04.     Representations and Warranties as to Assets............................................... 25
    Section 2.05.     Purchase or Substitution of Certain Assets................................................ 25

                                                            ARTICLE III

                                       ADMINISTRATION OF TRUSTS AND SERVICING OF THE ASSETS

    Section 3.01.     The Master Servicer....................................................................... 29
    Section 3.02.     Maintenance of Records; Inspection of Asset Files......................................... 29
    Section 3.03.     Collection of Payments on Assets; Servicing Delinquent Accounts........................... 30
    Section 3.04.     Advances.................................................................................. 31
    Section 3.05.     Servicing Account......................................................................... 31
    Section 3.06.     Certificate Account....................................................................... 32
    Section 3.07.     Withdrawals From Certificate Account; Remittance Amounts.................................. 32
    Section 3.08.     Realization upon Defaulted Assets......................................................... 33
    Section 3.09.     Title, Conservation, and Disposition of REO Property...................................... 34
    Section 3.10.     Full Prepayments and Liquidations; Trustee to Cooperate; Release of Mortgage Files........ 36
    Section 3.11.     Due-on-Sale Clauses and Assumption Agreements............................................. 37
    Section 3.12.     Annual Accountants' Certificate; Annual Statement as to Compliance........................ 38
    Section 3.13.     Servicing Fees............................................................................ 38
    Section 3.14.     Late Charges; Prepayment Fees or Other Charges............................................ 39
    Section 3.15.     Maintenance of Standard Hazard Insurance, Primary Mortgage Insurance, and Errors
                      and Omissions Coverage.................................................................... 39

                                                            ARTICLE IV

                                          REMITTANCE AND REPORTING TO CERTIFICATEHOLDERS

    Section 4.01.     Remittance Reports........................................................................ 42
    Section 4.02.     Distribution Account...................................................................... 43
    Section 4.03.     Allocation of Available Distribution Amount............................................... 43
    Section 4.04.     Compliance with Withholding Requirements.................................................. 44
    Section 4.05.     Reports of Security Principal Balances to the Clearing Agency............................. 44
    Section 4.06.     Preparation of Regulatory Reports......................................................... 45
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                                                                                                                PAGE

                                                             ARTICLE V

                                            THE POOLING INTERESTS AND THE CERTIFICATES
    Section 5.01.     Pooling REMIC Interests................................................................... 46
    Section 5.02.     The Certificates.......................................................................... 46
    Section 5.03.     Book-Entry Certificates................................................................... 46
    Section 5.04.     Registration of Transfer and Exchange of Certificates..................................... 47
    Section 5.05.     Restrictions on Transfer.................................................................. 48
    Section 5.06.     Accrual of Interest on the Certificates................................................... 49
    Section 5.07.     Mutilated, Destroyed, Lost or Stolen Certificates......................................... 49
    Section 5.08.     Persons Deemed Owners..................................................................... 50
    Section 5.09.     Appointment of Paying Agent............................................................... 50

                                                            ARTICLE VI

                                               THE DEPOSITOR AND THE MASTER SERVICER

    Section 6.01.     Liability of the Depositor and the Master Servicer........................................ 50
    Section 6.02.     The Depositor's Representations and Warranties............................................ 50
    Section 6.03.     Representations, Warranties and Covenants of the Master Servicer.......................... 52
    Section 6.04.     Corporate Existence....................................................................... 53
    Section 6.05.     Limitation on Liability of the Depositor, the Master Servicer and Others.................. 53
    Section 6.06.     Master Servicer Resignation............................................................... 54
    Section 6.07.     Assignment or Delegation of Duties by the Master Servicer and the Depositor............... 54
    Section 6.08.     The Depositor and Master Servicer May Own Certificates.................................... 54
    Section 6.09.     Protection of Trust Estate................................................................ 54
    Section 6.10.     Performance of Obligations................................................................ 55

                                                            ARTICLE VII

                                      EVENT OF DEFAULT; TERMINATION OF SERVICING ARRANGEMENTS

    Section 7.01.     Events of Default......................................................................... 55
    Section 7.02.     Trustee to Act; Appointment of Successor.................................................. 57
    Section 7.03.     Notifications to Master Servicer and to Certificateholders................................ 58

                                                           ARTICLE VIII

                                                      CONCERNING THE TRUSTEE

    Section 8.01.     Duties of Trustee......................................................................... 58
    Section 8.02.     Certain Matters Affecting the Trustee..................................................... 60
    Section 8.03.     Trustee Not Liable for Certificates or Assets............................................. 61
    Section 8.04.     Trustee May Own Certificates.............................................................. 61
    Section 8.05.     Trustee's Fees and Expenses............................................................... 61
    Section 8.06.     Eligibility Requirements for Trustee...................................................... 62
    Section 8.07.     Resignation and Removal of the Trustee.................................................... 62
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                                      (ii)

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
    Section 8.08.     Successor Trustee......................................................................... 63
    Section 8.09.     Merger or Consolidation of Trustee........................................................ 63
    Section 8.10.     Appointment of Co-Trustee or Separate Trustee............................................. 64
    Section 8.11.     Appointment of Custodians................................................................. 64
    Section 8.12.     Trustee May Enforce Claims Without Possession of Certificates............................. 65

                                                            ARTICLE IX

                                                            TERMINATION

    Section 9.01.     Termination Upon Repurchase or Liquidation of All Assets.................................. 65
    Section 9.02.     Additional Termination Requirements....................................................... 66

                                                             ARTICLE X

                                                       REMIC TAX PROVISIONS

    Section 10.01.    REMIC Administration...................................................................... 67
    Section 10.02.    Prohibited Activities..................................................................... 68

                                                            ARTICLE XI

                                                     MISCELLANEOUS PROVISIONS

    Section 11.01.    Amendments................................................................................ 70
    Section 11.02.    Recordation of Agreement; Counterparts.................................................... 70
    Section 11.03.    Limitation on Rights of Certificateholders................................................ 71
    Section 11.04.    Notices................................................................................... 71
    Section 11.05.    Severability of Provisions................................................................ 72
    Section 11.06.    Sale of Assets............................................................................ 72
    Section 11.07.    Notice to Rating Agency................................................................... 72
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                                TABLE OF EXHIBITS

Exhibit 1-A            Form of Initial Certification
Exhibit 1-B            Form of Final Certification
Exhibit 2              Form of Recordation Report
Exhibit 3              Form of Request for Release
Exhibit 4              Form of Rule 144A Agreement
Exhibit 5              Form of Transferee Agreement
Exhibit 6              Form of Benefit Plan Affidavit
Exhibit 7              Form of Residual Transferee Agreement
Exhibit 8              Form of Supplemental Pooling and Servicing Agreement


                                     (iii)


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                                    RECITALS

         UNION PLANTERS MORTGAGE FINANCE CORP., a Delaware corporation (the
"Depositor"), ___________________________, a [banking association or corporation] (the "Master Servicer") and _________________________________, a
[banking association or corporation] as trustee (the "Trustee") have entered into a Pooling and Servicing Agreement that provides for the issuance of mortgage pass-through securities (the "Certificates") that in the aggregate evidence the entire interest in a pool consisting of mortgage loans secured by first liens on one- to four-family residential real properties (the "Mortgage
Loans," and, together with certain other assets, the "Assets") and other property owned by the Trust (the "Trust") created by such Pooling and Servicing
Agreement. These Standard Terms are a part of, and are incorporated by reference into, such Pooling and Servicing Agreement.

                              STANDARD PROVISIONS

         NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties made in the Pooling and Servicing Agreement and as hereinafter set forth, the Depositor, the Master Servicer and the Trustee agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

SECTION 1.01.     DEFINITIONS.

         Except as otherwise specified herein or in a Pooling and Servicing
Agreement or as the context may otherwise require, whenever used in these Standard Terms, the following words and phrases shall have the meanings assigned to them in this Article. Unless otherwise specified, all calculations described herein shall be made on the basis of a 360-day year consisting of twelve 30-day months.

         "Accrual Date": With respect to any Series or Class of Certificates, the date upon which interest begins accruing on the Certificates of such Series or Class, which shall be specified in the related Pooling and Servicing
Agreement.

         "Adjustable Rate Asset": An "adjustable rate" Mortgage Loan, the Asset
Rate of which is subject to periodic adjustment in accordance with the terms of the related Mortgage Note.

         "Advance":  Any Servicing Advance or P&I Advance.

         "Affiliate": As to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified
Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Application for Relief":  As defined in Section 4.06 hereof.

         "Asset": A Mortgage Loan, or other asset if specified in the related
Series Agreement.


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         "Asset Documents": Mortgage Loan Documents, and other asset documents if specified in the related Series Agreement.

         "Asset File": With respect to any Asset, the related Trustee Mortgage
Loan File.

         "Asset Rate":  As to any Asset, the Mortgage Rate.

         "Asset Schedule": For any Series, the list or lists attached to the related Pooling and Servicing Agreement consisting of the related Mortgage Loan
Schedule.

         "Assignment": A document effecting the transfer of all the rights of a secured party under a Mortgage to a transferee, in recordable form for the jurisdiction in which the related Mortgaged Property is located.

         "Available Distribution Amount": For each Distribution Date for a
Series of Certificates, the amount on deposit in the related Distribution
Account at the commencement of business on such Distribution Date, less the amounts distributable from the Distribution Account in accordance with clauses
(1) through (4) of Section 4.03(a) hereof.

         "Basis Limit Amount": With respect to any Converted Loan purchased from a REMIC, an amount equal to the REMIC's adjusted federal income tax basis in such Converted Loan as of the date on which the purchase occurs as set forth in a certificate of an Officer of the Master Servicer, which certificate shall be delivered to the Trustee in connection with any purchase of a Converted Loan from a REMIC.

         "Beneficial Owner": With respect to a Book-Entry Certificate, the
Person who is registered as owner of that Certificate in the books of the Clearing Agency for that Certificate or in the books of a Person maintaining an account with such Clearing Agency.

         "Benefit Plan Affidavit": An affidavit substantially in the form of
Exhibit 6 hereto.

         "Benefit Plan Opinion": An Opinion of Counsel to the effect that a proposed transfer of a Certificate will not (a) cause any of the assets of the Trust to be regarded as "plan assets" for purposes of the Plan Asset
Regulations, (b) give rise to any fiduciary duty under ERISA on the part of the Depositor, the Master Servicer, the Trustee or the Trust's Tax Matters Person, if any, or (c) be treated as, or result in, a "prohibited transaction" under section 406 or section 407 of ERISA or under section 4975 of the Code. The cost of obtaining a Benefit Plan Opinion shall not be borne by the Depositor, the Master Servicer or the Trustee.

         "Board of Directors": The Board of Directors of [Seller] the Master
Servicer or any committee of that Board duly authorized to act on behalf of that Board with respect to any matters arising hereunder.

         "Book-Entry Certificates": The Classes of Certificates of a Series, if any, classified as such in the related Pooling and Servicing Agreement.

         "Business Day": Any day that is not a Saturday, Sunday, holiday or other day on which commercial banking institutions in the city and state in which the Trustee's Corporate Trust Office is located are authorized or obligated by law or executive order to be closed.

         "Certificate Account": An account established pursuant to and described in Section 3.06 hereof. The Certificate Account will be an asset of the Trust but not an asset of any related REMIC. Solely for federal income tax purposes, the Master Servicer will be the owner of the Certificate Account and, thus, any income earned by the Certificate Account, or any amounts transferred by any related REMIC to the Certificate Account, shall be treated as income earned by, or amounts distributed to, the Master Servicer.


                                      -2-

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         "Certificate Principal Balance": With respect to each Certificate or
Class of Certificates, on any date of determination, the outstanding principal amount, if any, of such Certificate(s) immediately prior to the most recently preceding Distribution Date (or in the case of a date of determination on or before the first Distribution Date, an amount equal to the initial principal amount of such Certificate(s) as of the Closing Date) net of the amounts, if any, applied on such preceding Distribution Date to reduce the principal amount of such Certificate(s) in accordance with Section 4.03 hereof.

         "Certificate Register" and "Certificate Registrar": The respective meanings specified for such terms in Section 5.04 hereof.

         "Certificateholder" or "Holder": With respect to any Certificate, the Person in whose name such Certificate is registered in the Certificate
Register.

         "Certificates": The certificates authorized by, executed and delivered under, and issued pursuant to any Pooling and Servicing Agreement.

         "Class": With respect to any Series, the classification of different types of the Certificates within such Series as set forth in the related
Pooling and Servicing Agreement.

         "Clearing Agency": The Depository Trust Company, or any successor organization or any other organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended, and the regulations of the Securities and Exchange Commission thereunder.

         "Clearing Agency Participant": A broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

         "Closing Date": With respect to any Series, the date specified as the "Closing Date" in the related Pooling and Servicing Agreement.

         "Code":  The Internal Revenue Code of 1986, as amended.

         "Collection Period": With respect to each Distribution Date for a Series, the period commencing on the second day of the calendar month preceding the month in which such Distribution Date occurs and ending at the close of business on the first day of the calendar month in which such Distribution Date occurs.

         "Commission": The Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended.

         "Depositor" Union Planters Mortgage Finance Corp., a Delaware corporation wholly-owned by Union Planters National Bank.

         "Converted Loan": An Adjustable Rate Asset with respect to which the
Obligor has complied with the applicable requirements of the related Mortgage
Note to convert the related Asset Rate to a fixed rate of interest, and as to which the Master Servicer has processed such conversion.

         "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its corporate trust business under a Pooling and Servicing Agreement shall be administered.

         "Credit Insurer": An insurer under any Primary Mortgage Insurance
Policy or pool insurance policy for a Series.


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         "Custodian": For any Series, the Trustee or an agent of the trustee identified in the related Pooling and Servicing Agreement, which agent shall hold all or part of the Trustee Mortgage Loan Files for some or all of the related Mortgage Loans.

         "Cut-off Date": With respect to any Series, the date or dates (a) after which all Monthly Payments due in respect of the Assets sold to the Trust
(net of Servicing Fees relating to such Assets) and (b) on and after which all Principal Prepayments, Net Liquidation Proceeds and Repurchase Prices received in respect of such Assets, are to be transmitted to the Certificate Account for the benefit of the Holders of the Certificates. The Cut-off Date for a Series shall be specified in the related Pooling and Servicing Agreement.

         "Cut-off Date Principal Balance": As to any Asset, the original principal amount of such Asset, minus the principal portion of all Monthly
Payments due on such Asset on or before the Cut-off Date and minus all other payments applied to reduce such original principal amount before the Cut-off
Date.

         "Default": Any occurrence that is, or that with notice or the lapse of time or both would become, an Event of Default.

         "Defect Discovery Date": With respect to an Asset, the date on which either the Trustee or the Master Servicer first discovers a Qualification
Defect affecting the Asset.

         "Depositor": Union Planters Mortgage Finance Corp., a Delaware corporation, and its permitted successors and assigns.

         "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the Trust, in each case other than through an Independent Contractor; provided, however, that the Master
Servicer on behalf of the Trustee shall not be considered to Directly Operate an REO Property solely because the Master Servicer on behalf of the Trustee establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

         "Disqualified Organization": Either (a) the United States, (b) any state or political subdivision thereof, (c) any foreign government, (d) any international organization, (e) any agency or instrumentality of any of the foregoing, (f) any organization (other than a cooperative described in section
521 of the Code) that is exempt from federal income taxation (including taxation under the unrelated business taxable income provisions of the Code),
(g) any rural telephone or electrical service cooperative described in section
1381(a)(2)(C) of the Code, or (h) any other entity identified as a disqualified organization by legislation enacted or administrative pronouncement in effect as of the date of the most recent transfer of the related Residual Certificate.
A corporation will not be treated as an instrumentality of the United States or any state or political subdivision thereof if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such governmental unit.

         "Distribution Account": As defined in Section 4.02 hereof.

         "Distribution Date": Unless otherwise specified in the Pooling and Servicing Agreement, the 15th day of any month, or the next Business Day after such 15th day if such 15th day is not a Business Day, commencing in the month following the Closing Date and ending on the date on which the Trust is terminated.

         "Due Date": With respect to any Asset, the date on which a Monthly
Payment is due on such Asset from the Obligor thereunder (without regard to any grace period).


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         "Due Date Interest Shortfall": For any Asset that is prepaid in full or liquidated on other than a Due Date for such Asset, the difference between
(a) the amount of interest that would have accrued on such Asset through the day preceding the Due Date next following the date of such prepayment or liquidation had the Asset not been prepaid in full or liquidated (net of any other administrative fees payable out of such interest had it accrued and been paid) and (b) the amount of interest that actually accrued on such Asset prior to the prepayment in full or liquidation thereof (net of an allocable portion of any other administrative fees payable from interest payments on such Asset in respect of the related Collection Period).

         "Early Payment": As to any Asset and any Due Date on which the principal and interest payments on such Asset made with respect to such Due
Date (not including any late fees) exceed the sum of the scheduled Monthly
Payment for such Asset and Due Date plus any unpaid Monthly Payments for previous Due Dates, if the related Obligor has not sent written notice to the Master Servicer with such payment asking that the amount by which such payment exceeds the Monthly Payment then due be treated as a Principal Prepayment and the Master Servicer is unable to determine the Obligor's intended treatment of such excess payment, the Early Payment shall be the amount by which (1) payments of principal and interest on such Asset made with respect to such Due
Date exceed (2) the scheduled Monthly Payment for such Asset on such Due Date plus any unpaid Monthly Payments for previous Due Dates, but only to the extent that the amount of such excess is an integral multiple of the amount of the scheduled Monthly Payment for such Due Date. To the extent that the amount of such excess exceeds an integral multiple of such scheduled Monthly Payment, the excess shall be deemed to be a Principal Prepayment of such Asset.

         "Eligible Account": (1) An account or accounts maintained with a Qualified Bank, (2) any trust account maintained in the corporate trust department of a financial institution subject to governmental regulatory authorities or (3) a non-trust account maintained with the Trustee, so long as the Trustee's commercial paper or short-term unsecured debt obligations are rated by each Rating Agency in its highest applicable rating category (without regard to "plus" or "minus" modifiers of such rating category); provided that the Master Servicer shall move any funds in such account to another account which is an Eligible Account pursuant to clause (1) or (2) of this definition within five days after any downgrading of the Trustee's commercial paper or short-term unsecured debt obligations below each Rating Agency's highest applicable rating category (without regard to "plus" or "minus" modifiers of such rating category) and shall not deposit funds into any account that is an Eligible Account pursuant to this clause (3) if such deposit would cause the amount on deposit in such account to exceed 20% of the aggregate unpaid principal balance of the Certificates. Eligible Accounts may bear interest.

         "Eligible Investments": Any one or more of the following obligations or securities:

                  (a) direct obligations of, and obligations fully guaranteed by, the United States of America;

                  (b) demand and time deposits in, negotiable certificates of deposit of, bankers' acceptances issued by, or federal funds sold by, any Qualified Bank;

                  (c) commercial paper of any Person other than the Depositor, the Seller or any Affiliate of the Depositor or the Seller rated in the Rating Agency's highest applicable rating category;

                  (d) repurchase agreements fully collateralized by possession of obligations of the type specified in clause (a) above;
         provided, however, that investments in such repurchase agreements shall mature within three days of the acquisition thereof and;
         provided further, that such agreements shall be entered into with a Qualified Bank;

                  (e) money market accounts or money market funds rated in one of the three highest rating categories of the Rating Agency for money market funds; or


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



                  (f) money market accounts or money market mutual funds investing primarily in obligations of the United States government, and further investing exclusively in debt obligations, provided, however, that such money market accounts or money market mutual funds shall be rated in a rating category sufficient to support the initial ratings assigned to a related Series of Certificates.

The foregoing notwithstanding, Eligible Investments that are acquired with funds in the Certificate Account, the Distribution Account or any Reserve Fund shall include only such obligations or securities that mature on or before the Business Day immediately preceding the next Distribution Date. The Trustee may not sell or convert an Eligible Investment if such sale or conversion would result in a loss on the investment. In no event shall an instrument be an Eligible Investment if such instrument evidences (1) a right to receive only interest payments with respect to the obligations underlying such instrument or
(2) both principal and interest payments derived from obligations underlying such instrument, if the interest and principal payments with respect to such instrument provide a yield to maturity at the date of investment of greater than 120% of the yield to maturity at par of such underlying obligations.

         "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Restricted Certificates": With respect to any Series, any
Certificates of a Class that are subordinated to the Certificates of any other
Class of such Series, and are designated as "ERISA Restricted Certificates" in the related Series Agreement.

         "Event of Default": As defined in Section 7.01 hereof.

         "FHA":  The Federal Housing Administration.

         "FHA Asset":  An Asset that is insured by the FHA.

         "FHA Insurance": As to any FHA Asset, FHA's agreement to reimburse the owner of such Asset for the amount of any losses incurred upon the liquidation of such Asset.

         "Fannie Mae": Fannie Mae (formerly the Federal National Mortgage
Association), or any successor in interest.

         "Final Certification": A certification as to the completeness of each Trustee Mortgage Loan File substantially in the form of Exhibit 1-B hereto provided by the Trustee (or the Custodian) on or before the first anniversary of the Closing Date pursuant to Section 2.02(c)(2) hereof.

         "Final Scheduled Distribution Date": With respect to any Class of any
Series, the date specified as such in the related Pooling and Servicing
Agreement.

         "Fraud Loss": A loss incurred on a Mortgage Loan resulting from a Credit Insurer's failure to pay a claim with respect to such Mortgage Loan on the grounds of fraud in connection with the origination of the Mortgage Loan or on the grounds of fraud, dishonesty or misrepresentation in connection with the application for any insurance obtained with respect to such Mortgage Loan.

         "Freddie Mac": Freddie Mac (formerly the Federal Home Loan Mortgage
Corporation), or any successor in interest.

         "Independent": When used with respect to any specified Person, another
Person who (a) is in fact independent of the Depositor, the Seller, the Master
Servicer, any obligor upon the Certificates or any Affiliate of


                                      -6-


the Depositor, the Seller or the Master Servicer or such obligor, (b) does not have any direct financial interest or any material indirect financial interest in the Depositor, the Seller or the Master Servicer or in any such obligor or in an Affiliate of the Depositor, the Seller or the Master Servicer or such obligor, and (c) is not connected with the Depositor, the Seller or the Master Servicer or any such obligor as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions. Whenever it is provided herein that any Independent Person's opinion or certificate shall be furnished to the Trustee, such Person shall be appointed by the Depositor, the Seller or the Master Servicer in the exercise of reasonable care by the Depositor, the Seller or the Master Servicer, as the case may be, and approved by the Trustee, and such opinion or certificate shall state that the Person executing the same has read this definition and that such Person is independent within the meaning thereof.

         "Independent Contractor": Either (a) any Person (other than the Master Servicer) that would be an "independent contractor" with respect to the Trust within the meaning of Section 856(d)(3) of the Code if the Trust were a real estate investment trust (except that, in applying that Section, more than 35% of the outstanding principal balance of any Class shall be deemed to be more than 35% of the certificates of beneficial interest of the Trust), so long as the Trust does not receive or derive any income from such Person, the relationship between such Person and the Trust is at arm's length and such Person is not an employee of the REMIC, the Trustee or the Master Servicer, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or (b) any other Person (including the Master Servicer) upon receipt by the Trustee of an Opinion of Counsel, the expense of which shall constitute a Servicing Advance if borne by the Master Servicer, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

         "Initial Certification": A certification as to the completeness of each Trustee Mortgage Loan File substantially in the form of Exhibit 1-A hereto provided by the Trustee (or the Custodian) on the Closing Date pursuant to
Section 2.02(c)(1) hereof.

         "Initial Value": As defined in Section 3.15(b) hereof.

         "Insurance Policy": Any insurance policy covering any Asset (and the related Mortgaged Property), including, without limitation, any Standard Hazard Insurance Policy or Primary Mortgage Insurance Policy or FHA Insurance or VA Guaranty.

         "Insurance Proceeds": Amounts paid or payable (as the context requires) under any Insurance Policy, to the extent such amounts are not applied to the restoration or repair of the Mortgaged Property in respect of which such amounts were paid.

         "Insured Expenses": Expenses incurred by the Master Servicer in connection with a Mortgage Loan under which the Obligor is in default, which expenses are covered by a Standard Hazard Insurance Policy and are paid by an insurer under any such policy.

         "Interest Accrual Period": With respect to each Distribution Date (i) for any Class of Certificates paying interest at a variable rate, the period commencing on the 15th day of the preceding month through the 14th day of the month in which such Distribution Date occurs (except that the first Interest Accrual Period for such Class of Certificates will be the period from the related Closing Date through the 14th day of the month in which such Distribution Date occurs) and (ii) for all other Classes of Certificate, the calendar month preceding the month in which the Distribution Date occurs. Interest on any Class of Certificates paying interest at a variable rate will be calculated on the basis of a 360-day year and the actual number of days elapsed in the applicable Interest Accrual

Period. Interest on all other Classes of Certificates will be computed on the basis of a 360-day year consisting of twelve 30-day months.

         "Issuing REMIC": If provided for in a Pooling and Servicing Agreement, the REMIC composed primarily of Regular Interests in the Pooling REMIC, together with the Distribution Account.

         "Liquidated Loan": A defaulted Mortgage Loan as to which all amounts that the Master Servicer expects to recover through the date of disposition of the related Mortgaged Property have been received.

         "Liquidation Expenses": All reasonable, out-of-pocket costs and expenses (exclusive of the Master Servicer's overhead costs) incurred by the Master Servicer in connection with liquidation of any Asset or disposition of any related REO Property, including, but not limited to, the cost of all notices sent in connection with such liquidation, costs and expenses incurred in connection with preparation and recordation of assignments of Mortgages, expenses, including reasonable attorney's fees, incurred in connection with the commencement and pursuit of Proceedings against Obligors or guarantors or sureties of Obligors or in the pursuit of foreclosure or other similar remedies, expenses incurred in repossessing and refurbishing the related REO Property for sale and sales commissions paid in connection with the resale of the related REO Property.

         "Liquidation Proceeds": Amounts received and retained in connection with the liquidation of Liquidated Loans, whether through foreclosure on the related Mortgaged Property or otherwise (including Insurance Proceeds collected in connection with such liquidation).

         "Master Servicer": ____________________, as master servicer of any of the Assets under any Pooling and Servicing Agreement, and its permitted successors and assigns thereunder.

         "Master Servicer Mortgage Loan File": As to each Mortgage Loan, a file maintained by the Master Servicer that contains (1) an original Standard Hazard Insurance Policy (and flood insurance policy, if required pursuant to Section
3.15 hereof) relating to the underlying Mortgaged Property or a certificate of insurance issued by the insurer or its agent indicating that a Standard Hazard Insurance Policy (and a flood insurance policy, if required pursuant to Section
3.15 hereof) is in effect with respect to such Mortgaged Property, (2) originals or copies of all documents submitted to a Mortgage Insurer for credit and property underwriting approval, (3) the originals of all RESPA and Regulation Z disclosure statements executed by the related Mortgagors, (4) the appraisal report made in connection with the origination of the Mortgage Loan,
(5) the settlement statement for the purchase and/or refinancing of the underlying Mortgaged Property by the related Mortgagor under the related Mortgage Note and Mortgage, (6) the originals of any tax service contracts, (7) documentation relating to any approvals by the Master Servicer of any modifications of the original related Mortgage Loan Documents and any releases of collateral supporting the related Mortgage Loan, together with copies of the documentation effecting any such modifications or releases, (8) collection notices or form notices sent to the related Mortgagor, (9) foreclosure correspondence and legal notifications, if applicable, (10) water and irrigation company stock certificates, if applicable, and (11) all other documents relating to such Mortgage Loan which would customarily be maintained in a mortgage loan file by the Master Servicer in order to service the mortgage loan properly, as well as any other documents relating to such Mortgage Loan (other than Mortgage Loan Documents) that come into the Master Servicer's possession.

         "Monthly Payment": With respect to any Asset, the scheduled monthly payment of principal and interest thereon due in any month under the terms thereof.

         "Mortgage": A written instrument creating a valid first lien on Mortgaged Property, in the form of a mortgage, deed of trust, deed to secure debt or security deed, including any riders or addenda thereto.

         "Mortgage Insurer": The insurance company or companies which issue any Primary Mortgage Insurance Policies with respect to any Mortgage Loans.

         "Mortgage Loan": A mortgage loan secured by a first lien on a one- to four-family residential real property (which may be the real estate to which a manufactured home is deemed by the Seller to have become permanently affixed as of the Cut-off Date for the related Series).

         "Mortgage Loan Documents": With respect to each Mortgage Loan, the following documents:

                  (a) the original Mortgage Note bearing a complete chain of endorsements, if necessary, from the initial payee thereunder to the Seller, with a further endorsement without recourse from the Seller in blank or to the Trustee or its Custodian, in a form specified in the related Sales Agreement, (or a copy or a duplicate original Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed) together with all related riders and addenda and any related surety or guaranty agreement, power of attorney and buydown agreement;

                  (b) the original recorded Mortgage (or a copy thereof certified to be a true and correct reproduction of the original thereof by the appropriate public recording office) with evidence of recordation noted thereon or attached thereto, or, if the Mortgage is in the process of being recorded, a photocopy of the Mortgage, certified by an officer of the related Seller or the originator, the related title insurance company, the related closing/settlement/escrow agent or the related closing attorney to be a true and correct copy of the Mortgage submitted for recordation;

                  (c) the original recorded assignment of the Mortgage from the related Seller to the Trustee or its Custodian, in a form specified in the related Sales Agreement (or a copy thereof certified to be a true and correct reproduction of the original thereof by the appropriate public recording office) with evidence of recordation noted thereon or attached thereto, or, if the assignment is in the process of being recorded, a photocopy of the assignment, certified by an officer of the Seller to be a true and correct copy of the assignment submitted for recordation;

                  (d) each original recorded intervening assignment of the Mortgage as is necessary to show a complete chain of title from the initial mortgagee (or beneficiary, in the case of a deed of trust) to the related Seller (or a copy of each such assignment certified to be a true and correct reproduction of the original thereof by the appropriate public recording office) with evidence of recordation noted thereon or attached thereto, or, if an assignment is in the process of being recorded, a photocopy of the assignment, certified by an officer of the Seller to be a true and correct copy of the assignment submitted for recordation;

                  (e) an original Title Insurance Policy or, if such policy has not yet been issued or is otherwise not available, (1) a written commitment to issue such policy issued by the applicable title insurance company and an officer's certificate of the related Seller certifying that all of the requirements specified in such commitment have been satisfied, (2) a preliminary title report if the related Mortgaged Property is located in a state in which preliminary title reports are acceptable evidence of title insurance or (3) a certificate of an officer of the Seller certifying that a Title Insurance Policy is in full force and effect as to the related Mortgage and that such Title Insurance Policy is freely assignable to and will inure to the benefit of the Trustee (subject to recordation of the related Assignment of Mortgage);

                  (f) for each Mortgage Loan identified in the related Agreement as having in place a Primary Mortgage Insurance Policy, a Primary Mortgage Insurance Policy or a certificate of primary mortgage insurance issued by the related Mortgage Insurer or its agent indicating that such a policy is in effect as to such Mortgage Loan or, if neither a policy nor a certificate of insurance from the related Mortgage Insurer is available, a certificate of an officer of the related Seller certifying that a Primary Mortgage Insurance Policy is in effect as to such Mortgage Loan;

                  (g) each related assumption agreement, modification, written assurance or substitution agreement, if any; and

                  (h) proof of the maintenance of a Standard Hazard Insurance Policy (and a flood insurance policy, if applicable) as to the related Mortgaged Property.

         "Mortgage Loan-to-Value Ratio": As to a Mortgage Loan, the ratio, expressed as a percentage, borne by the principal amount of such Mortgage Loan at the time of determination, to (a) the lesser of (1) the sales price of the related Mortgaged Property (in the case of a purchase money mortgage loan where the Mortgage Loan-to-Value Ratio is being determined as of origination), or (2) the appraised value of the related Mortgaged Property, as shown in the appraisal prepared in connection with the origination of such Mortgage Loan or
(b) the appraised value of the related Mortgaged Property, as shown in an appraisal made within six months of the date of determination of the Mortgage Loan-to-Value Ratio, where the Mortgage Loan-to-Value Ratio is being determined later than origination.

         "Mortgage Loan Schedule": For any Series, the list attached to the related Pooling and Servicing Agreement identifying each Mortgage Loan assigned thereunder, which list shall (a) identify each Mortgage Loan and (b) set forth (or describe the method of determining) as to each such Mortgage loan (1) the Cut-off Date Principal Balance thereof, (2) the amount of each Monthly Payment,
(3) the Mortgage Rate thereof, (4) the original term to maturity thereof, (5) the date of origination thereof, (6) the original Mortgage Loan-to-Value Ratio thereof, (7) the state in which the related Mortgaged Property is located, and
(8) any other information as may be reasonably requested by the Trustee prior to the Closing Date.

         "Mortgage Note": A manually executed written instrument evidencing a Mortgagor's promise to repay a stated sum of money, plus interest, to the holder of such instrument on or before a specific date according to a schedule of principal and interest payments.

         "Mortgage Rate": With respect to each Mortgage Loan, the interest rate specified in the related Mortgage Note.

         "Mortgaged Property":  The mortgaged property securing a Mortgage Loan.

         "Mortgagor":  The obligor on a Mortgage Note.

         "Net Insurance Proceeds": With respect to any Asset, Insurance Proceeds received with respect thereto net of (a) any Insured Expenses incurred in connection therewith, (b) all reasonable out-of-pocket expenses incurred by the Master Servicer in connection with the collection of such Insurance Proceeds and (c) the amount of any Advances made by the Master Servicer or any other entity with respect to such Asset and not previously reimbursed to the Master Servicer or such other entity as of the time of the Master Servicer's receipt of such Insurance Proceeds. Amounts received by the Master Servicer as Net Insurance Proceeds will be treated for accounting purposes as payments received on Assets.

         "Net Liquidation Proceeds": With respect to any Asset, the amount of Liquidation Proceeds received with respect thereto (including any Net Insurance Proceeds recovered in connection with the liquidation of the related Mortgaged Property) net of the amount of any Liquidation Expenses incurred and not previously reimbursed to the Master Servicer or such other entity as of the time of the liquidation of such Asset. Amounts received by the Master Servicer as Net Liquidation Proceeds will be treated for accounting purposes as payments received on Assets.

         "Net Rate": As to any Asset, the applicable Asset Rate minus the Servicing Fee Rate.

         "New Lease": Any lease of REO Property entered into on behalf of the Trust, including any lease renewed, modified or extended on behalf of the Trust (if the Trustee, or the Master Servicer or its agent, has the right to renegotiate the terms of such lease).

         "Non-Recoverable Advance": As to any Advance that has not yet been made, any portion of the amount of such prospective Advance which the Master Servicer reasonably determines would not ultimately be recoverable from Related Proceeds. As to any Advance that has been made by the Master Servicer, any portion of the amount of such Advance that has subsequently been determined by the Master Servicer to be not ultimately recoverable from Related Proceeds. In determining whether an Advance is or would be a Non-Recoverable Advance, the Master Servicer need not take into account the possibility that it might recover any amounts as the result of a deficiency judgment against the related Obligor.

         "Non-U.S. Person": A foreign person within the meaning of Treasury regulation Section 1.860G-3(a)(1) (i.e., a person other than (a) a citizen or resident of the United States, (b) a corporation or partnership that is organized under the laws of the United States or any jurisdiction thereof or therein, or (c) an estate or trust that is subject to United States federal income tax regardless of the source of its income) who would be subject to United States income tax withholding pursuant to section 1441 or 1442 of the Code on income derived from a Residual Interest.

         "Obligor": The obligor under an Asset.

         "Obligor Bankruptcy Loss": With respect to any Distribution Date as to any Asset that was the subject of a Principal Cramdown during the preceding Prepayment Period, the related Principal Cramdown Amount.

         "Officer": With respect to any corporation, the Chairman of the Board of Directors, the President, any Vice President or Assistant Vice President, the Secretary, the Treasurer, or any Assistant Secretary or Assistant Treasurer of such corporation (or, in the case of the Trustee, any trust officer thereof); with respect to the Depositor, any Officer of the Depositor; with respect to any partnership, the designated managing partner, if any, who has been granted authority by the partnership agreement of such partnership to bind the partnership by his or her signature, or, in any other case, any general partner of the partnership; with respect to any bank or trust company acting as trustee of an express trust or as custodian, any trust officer or authorized officer thereof.

         "Officer's Certificate": For any Person, a certificate that has been signed on behalf of that Person by an Officer of that Person or any other individual authorized to execute the certificate.

         "Opinion of Counsel": A written opinion of counsel, which counsel is satisfactory to the Master Servicer and the Trustee. Whenever an Opinion of Counsel is required hereunder, the renderer of such Opinion may rely on other Opinions of Counsel. Any Opinion of Counsel relating to tax matters must be an opinion of Independent counsel.

         "Outstanding": (a) With respect to the Certificates, as of any date of determination, "Outstanding" refers to all Certificates theretofore executed and delivered under the Pooling and Servicing Agreement except:

                  (1) Certificates theretofore canceled by the Certificate Registrar or delivered to the Certificate Registrar for cancellation;

                  (2) Certificates or portions thereof for which money in the amount necessary for the making of a final distribution on such Certificates has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Certificates; provided, that if such Certificates are to be retired because of termination of the Trust at the option of the Master Servicer, notice of such optional termination has been duly given pursuant to the Pooling and Servicing Agreement;

                  (3) Certificates in exchange for which other Certificates have been executed and delivered pursuant to Section 5.04 hereof; and

                  (4) Certificates alleged to have been destroyed, lost or stolen for which replacement Certificates have been issued pursuant to
         Section 5.07 hereof unless proof satisfactory to the Trustee has been presented at or before the time that the determination of those Certificates that are Outstanding is made that any such Certificates are held by a holder in due course.

         (b) With respect to the Assets as of any date, "Outstanding" refers to Assets with unpaid principal balances greater than zero and that have not previously been purchased or repurchased pursuant to Section 2.05 hereof or become Liquidated Loans.

         "P&I Advance": As defined in Section 3.04(a) hereof.

         "Pass-Through Rate": With respect to any Class of Certificates, the annual rate at which interest accrues on the Certificates of such Class, which rate is specified or described for each Class in the related Pooling and Servicing Agreement.

         "Paying Agent": Any Person authorized by the Depositor and the Trustee to distribute principal or interest on any Certificates on behalf of the Trustee and appointed pursuant to Section 5.09 hereof.

         "Percentage Interest": With respect to a Certificate to which an initial principal amount is assigned as of the Closing Date, the portion of the Class of which such Certificate is a part evidenced by such Certificate, expressed as a percentage, the numerator of which is the denomination represented by such Certificate and the denominator of which is the initial Certificate Principal Balance of such Class. With respect to a Certificate to which an initial principal balance is not assigned as of the Closing Date, the portion of the Class of which such Certificate is a part evidenced by such Certificate, expressed as a percentage stated on the face of such Certificate.

         "Permitted Encumbrances": In respect of any Mortgaged Property:

                  (a) the lien of current real property taxes and assessments not yet due and payable;

                  (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the related originator and referred to or otherwise considered in the appraisal made for the originator; and

                  (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

         "Person": Any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

         "Plan": Any employee benefit plan or retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds in which such plans, accounts, annuities or arrangements are invested, that are described in or subject to the Plan Asset Regulations, ERISA or corresponding provisions of the Code.

         "Plan Asset Regulations": The Department of Labor regulations set forth in 29 C.F.R. ss. 2510.3-101.

         "Plan Investor": A Plan, a Person acting on behalf of a Plan or a Person using the assets of a Plan.

         "Pool Scheduled Principal Balance": For any Series, on any Distribution Date, the aggregate of the Scheduled Principal Balances, immediately prior to the beginning of the related Collection Period, of the related Assets that were Outstanding at the beginning of such Collection Period, without giving effect to any Principal Prepayments, Net Liquidation Proceeds or Repurchase Prices received (or Realized Losses incurred) on the day preceding the beginning of such Collection Period, plus the aggregate of the principal components of any Monthly Payments that were due at or prior to the beginning of such Collection Period on such Assets, but which Monthly Payments were not collected from a related Obligor or advanced by the Master Servicer and which were not reflected in a corresponding reduction in the aggregate Certificate Principal Balance of the related Certificates on the related Distribution Date. The Pool Scheduled Principal Balance as of any date of determination that is not a Distribution Date shall be the Pool Scheduled Principal Balance for the next upcoming Distribution Date.

         "Pooling and Servicing Agreement": A Pooling and Servicing Agreement among the Depositor, the Master Servicer and a Trustee, relating to the issuance of Certificates of a Series, which shall incorporate these Standard Terms by reference.

         "Pooling REMIC": If provided for in a Pooling and Servicing Agreement, the REMIC consisting primarily of the related Assets.

         "Pooling REMIC Regular Interest":  A Regular Interest in a Pooling
REMIC.

         "Prepayment Period": With respect to each Distribution Date, the calendar month immediately preceding the calendar month in which such Distribution Date occurs.

         "Primary Mortgage Insurance": The insurance provided under any Primary Mortgage Insurance Policy.

         "Primary Mortgage Insurance Policy": A primary mortgage insurance policy, if applicable, covering certain conventional Mortgage Loans for which the initial Mortgage Loan-to-Value Ratios exceeded 80%.

         "Principal Cramdown" means, as to any Asset, either (a) a decree by a bankruptcy court to the effect that the portion of such Asset that is secured by the underlying Mortgaged Property is less than its Unpaid Principal Balance due to the fact that the value of such Mortgaged Property is less than such Unpaid Principal Balance or (b) the permanent forgiveness by a bankruptcy court of some or all of the Unpaid Principal Balance owed by the related Obligor.

         "Principal Cramdown Amount" means, with respect to any Prepayment Period as to any Asset that has been the subject of a Principal Cramdown, the amount by which (a) the Unpaid Principal Balance of such Asset exceeds (b) as applicable, depending upon the type of Principal Cramdown that was applied to such Asset, either (1) the portion of such Unpaid Principal Balance that remains secured by the related Mortgaged Property after taking the related Principal Cramdown into account or (2) the Unpaid Principal Balance after taking into account the permanent forgiveness of debt ordered by the bankruptcy court in connection with the related Principal Cramdown.

         "Principal Distribution Amount": For any Series, except as otherwise defined in the related Pooling and Servicing Agreement, on any Distribution Date other than the Distribution Date that is the Termination Date, the sum of the following amounts: (a) the sum of the principal components of all Monthly Payments scheduled to be made on the Due Date occurring during the related Collection Period on the related Assets that were Outstanding at the opening of business on such Due Date (regardless of whether such Monthly Payments were received by the Master Servicer from the related Obligors), not including any Monthly Payments due on Liquidated Loans or repurchased Assets; (b) the sum of the amounts of all Principal Prepayments received by the Master Servicer on the related Assets during the related Prepayment Period; (c) with respect to any related Asset that became a Liquidated Loan during the related Prepayment Period, the Scheduled Principal Balance thereof on the date of liquidation thereof (determined without giving effect to such liquidation); and
(d) with respect to any related Asset that was purchased or repurchased by the Master Servicer, the Seller or the Depositor pursuant to Section 2.05 hereof during the related Prepayment Period, the Scheduled Principal Balance thereof on the date of purchase or repurchase thereof (determined without giving effect to such purchase or repurchase).

         On the Distribution Date that is the Termination Date, the Pool Scheduled Principal Balance for such Distribution Date.

         "Principal Prepayment": With respect to any Asset, a payment attributable to principal of such Asset, other than a scheduled principal payment on such Asset, which may be received (a) from the related Obligor together with a regular Monthly Payment, (b) from the related Obligor together with an Early Payment, or (c) in the form of Net Insurance Proceeds received by the Master Servicer otherwise than as a component of Liquidation Proceeds.

         "Private Certificate": Any Class of Certificates of a Series designated as such in the related Pooling and Servicing Agreement.

         "Proceeding": Any suit in equity, action at law or other judicial or administrative proceeding.

         "Qualification Defect": With respect to an Asset, (a) a defective document in the related Asset File, (b) the absence of a document in such Asset File, or (c) the breach of any representation, warranty, or covenant with respect to the Asset made by the Depositor, the Seller or the Master Servicer, but only if, as a result of any of the foregoing, the affected Asset would cease to qualify as a "qualified mortgage" for purposes of the REMIC Provisions. With respect to a REMIC Regular Interest or a participation certificate described in Code section 860G(a)(3), the failure to qualify as a "qualified mortgage" for purposes of the REMIC Provisions.

         "Qualified Bank": Any domestic bank not affiliated with the Seller or the Depositor (1) having long-term unsecured debt obligations rated in one of the two highest rating categories (without modifiers) of at least one Rating Agency (and of any other Rating Agency, if such bank's long-term unsecured debt obligations are rated by such additional Rating Agency) or short-term unsecured debt obligations rated in at least one Rating Agency's highest applicable rating category (and of any other Rating Agency's highest applicable rating category if such bank's short-term unsecured debt obligations are rated by such additional Rating Agency), (2) having commercial paper or short-term unsecured debt obligations rated in at least one Rating Agency's highest applicable rating category (and in any other Rating Agency's highest applicable rating category if such bank's commercial paper or short-term unsecured debt obligations are rated by such additional Rating Agency), or (3) that is otherwise acceptable to each applicable Rating Agency.

         "Qualified Institutional Buyer": Any "qualified institutional buyer" as defined in clause (a)(1) of Rule 144A.

         "Qualified Insurer": Any insurance company or surety or bonding company licensed to do business and issue insurance in all relevant jurisdictions (including, in the case of an insurer under a Standard Hazard Insurance Policy, the jurisdiction in which each Mortgaged Property covered by such policy is located).

         "Qualified Substitute Asset": An Asset substituted by the Depositor or the Seller for a Replaced Asset which must, on the date of such substitution,
(a) have an Unpaid Principal Balance not greater than (and not more than $10,000 less than) the Unpaid Principal Balance of the Replaced Asset, (b) have an Asset Rate not less than (and not more than one percentage point in excess of) the Asset Rate of the Replaced Asset, (c) have a Net Rate equal to the Net Rate of the Replaced Asset, (d) have a remaining term to maturity not greater than (and not more than one year less than) that of the Replaced Asset, (e) have a Mortgage Loan-to-Value Ratio as of the first day of the month in which the substitution occurs equal to or less than the Mortgage Loan-to-Value Ratio of the Replaced Asset as of such date (in each case, using the appraised value at origination, and after taking into account the Monthly Payment due on such date), and (f) comply with each representation and warranty set forth in
Section 2.04
hereof and in the related Sales Agreement. In the event that more than one Asset is substituted for a Replaced Asset, the amount described in clause (a) hereof shall be determined on the basis of aggregate Unpaid Principal Balances, the rates described in clauses (c) (i), (ii), and (iii) hereof shall be determined on the basis of weighted average Asset Rates and Net Rates, as the case may be, and the term described in clause (d) hereof shall be determined on the basis of weighted average remaining terms to maturity, provided that no Qualified Substitute Asset may have an original term to maturity beyond the latest original term to maturity of any Asset assigned to the Trust on the Closing Date. In the case of a Trust for which a REMIC election has been or will be made, a Qualified Substitute Asset also shall satisfy the following criteria as of the date of its substitution for a Replaced Asset: (A) the Obligor shall not be 90 or more days delinquent in payment on the Qualified Substitute Asset, (B) the Asset File for such Asset shall not contain any material deficiencies in documentation, and shall include an executed Mortgage Note, as applicable, and, if it is a Mortgage Loan, a recorded Mortgage; (C) the Mortgage Loan-to-Value Ratio of the Asset must be 125% or less either (1) on the date of origination of the Asset, or, if any of the terms of such Asset were modified other than in connection with a default or imminent default on such Asset, on the date of such modification, or (2) on the date of the substitution, based on an appraisal conducted within the 60 day period prior to the date of the substitution; (D) no property securing such Asset may be subject to foreclosure, bankruptcy, or insolvency proceedings; and (E) such Asset, if a Mortgage Loan, must be secured by a valid first lien on the related Mortgaged Property.

         "Rating Agency": As to any Series, any nationally recognized statistical rating agency, or its successor, that on the Closing Date rated one or more Classes of the Certificates of such Series at the request of the Depositor. If such agency or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating agency, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Trustee and the Master Servicer. References herein to any rating category of a Rating Agency shall mean such rating category without regard to any plus or minus or numerical designation.

         "Realized Interest Loss": A shortfall in interest resulting from the receipt of Liquidation Proceeds in respect of a Mortgage Loan in an amount that is insufficient to pay accrued and unpaid interest thereon.

         "Realized Loss": Either (a) with respect to any Liquidated Loan, (1) the Unpaid Principal Balance of the Liquidated Loan, plus accrued and unpaid interest on such Liquidated Loan, plus amounts reimbursable to the Master Servicer for previously unreimbursed Servicing Advances, minus (2) Net Liquidation Proceeds collected in respect of the Liquidated Loan or (b) with respect to any Asset that has been the subject of a Principal Cramdown, an Obligor Bankruptcy Loss with respect to such Asset.

         "Record Date": With respect to each Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

         "Recordation Report": A report substantially in the form of Exhibit 2 hereto provided by the Trustee (or the Custodian) pursuant to Section 2.02(c)(5) hereof identifying those Mortgage Loans for which a Mortgage or an Assignment remains unrecorded.

         "Regular Certificate": A Certificate other than a Residual Certificate and that is a Regular Interest in a REMIC or a combination of Regular Interests in a REMIC.

         "Regular Interests": Interests in a REMIC that are designated as "regular interests" under the REMIC Provisions.

         "Regulations": The regulations promulgated under the Code by the Treasury.

         "Related Proceeds": As defined in Section 3.04(c) hereof.

         "REMIC": A "real estate mortgage investment conduit," within the meaning of the REMIC Provisions. As to a particular Trust, those assets of the Trust as to which an election is to be made to be treated as a "real estate mortgage investment conduit," within the meaning of section 860D of the Code. A REMIC generally is an elective entity for federal income tax purposes that consists of a fixed pool of qualifying assets in which investors hold multiple classes of interests. In order to be treated as a REMIC, such pool will be required to meet ongoing qualification requirements provided by the Code, Regulations, and binding pronouncements of the Internal Revenue Service, as in effect from time to time.

         "REMIC Loan-to-Value Ratio": The quotient, expressed as a percentage, obtained by dividing (a) the original unpaid principal balance of an Asset, plus the full amount of any other indebtedness secured by the related Mortgaged Property which is senior to, or pari passu with, such Asset by (b) the sale price of the Mortgaged Property that secures such Asset. Alternatively, the REMIC Loan-to-Value Ratio may be determined by dividing (a) the unpaid principal balance of an Asset as of the Startup Day plus the full amount of any other indebtedness secured by the related Mortgaged Property which is senior to, or pari passu with, such Asset by (b) the fair market value of the Mortgaged Property that secures such Asset on the Startup Day.

         "REMIC Provisions": Provisions of the Code relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of the Code, related Code provisions, and Regulations (whether in proposed, temporary or final form), announcements and rulings thereunder, as the foregoing may be in effect from time to time.

         "Remittance Amount": With respect to any Remittance Date and related Distribution Date, the sum of the following amounts:

                  (a) the Monthly Payment that was due on each Outstanding Asset on the Due Date occurring in the related Collection Period and that was received by the Master Servicer from the related Obligor;

                  (b) all amounts received during the related Collection Period in respect of any Asset that was Outstanding at the beginning of the related Collection Period representing late payments of principal and interest due on such Asset prior to the Due Date occurring in the related Collection Period, to the extent such amounts exceed outstanding unreimbursed P&I Advances made by the Master Servicer with respect to such Asset;

                  (c) each Principal Prepayment (whether full or partial) of any Asset that was Outstanding at the beginning of the related Prepayment Period received by the Master Servicer during the related Prepayment Period;

                  (d) any amounts received by the Master Servicer during the related Prepayment Period as Net Liquidation Proceeds with respect to any Asset that was Outstanding at the beginning of the related Prepayment Period (net of outstanding unreimbursed P&I Advances made by the Master Servicer with respect to such Asset); and

                  (e) all amounts deposited into the Certificate Account during the related Prepayment Period as a result of any purchase or repurchase of any Asset pursuant to Section 2.05 hereof (net of outstanding unreimbursed P&I Advances made by the Master Servicer with respect to such Asset).

         "Remittance Date": The Business Day preceding each Distribution Date, which is the date by which funds must be remitted by the Master Servicer from the Certificate Account to the Distribution Account or, if the Certificate Account is maintained by the Trustee, the date on which the Master Servicer is to notify the Trustee of the related Remittance Amount, in either case pursuant to Section 3.07(b) hereof.

         "Remittance Report": As defined in Section 4.01 hereof.

         "Rents From Real Property": With respect to any REO Property, gross income of the character described in Code section 856(d) and Treasury regulations thereunder.

         "REO Property": A Mortgaged Property acquired by the Master Servicer on behalf of the Certificateholders through foreclosure or deed-in-lieu of foreclosure, as further described in Section 3.09 hereof.

         "REO Property Disposition": The receipt by the Master Servicer of Insurance Proceeds and other payments and recoveries (including Liquidation Proceeds) which the Master Servicer recovers from the sale or other disposition of an REO Property.

         "Replaced Asset": An Asset replaced or to be replaced by a Qualified Substitute Asset.

         "Repurchase Price": With respect to any Asset to be purchased or repurchased pursuant to Section 2.04 hereof, an amount equal to the Unpaid Principal Balance of such Asset as of the close of business on the date of such purchase or repurchase, together with all accrued and unpaid interest thereon to the end of the Collection Period in which such purchase or repurchase occurs.

         "Repurchaser": Any Person that repurchases or purchases an Asset from the Trust pursuant to Section 2.05 hereof.

         "Request for Release": A release signed by an Officer of the Master Servicer in the form attached hereto as Exhibit 3.

         "Reserve Fund": Any fund designated as a "Reserve Fund" in a Pooling and Servicing Agreement.

         "Residual Certificate": Any one of the Classes of Certificates of a Series designated as such in the related Pooling and Servicing Agreement.

         "Residual Interest": An interest in a REMIC that is designated as a "residual interest" under the REMIC Provisions.

         "Residual Majority": At any time, the Holders of a majority (by Percentage Interests) of the Residual Certificates.

         "Residual Transferee Agreement": A certification and agreement required to be executed and delivered by the prospective transferee of a Residual Certificate pursuant to Section 5.05(c) hereof, which must be substantially in the form of Exhibit 7 hereto.

         "RESPA": The Real Estate Settlement Procedures Act of 1974, as amended.

         "Rule 144A": Rule 144A promulgated by the Securities and Exchange Commission, as the same may be amended from time to time.

         "Rule 144A Agreement": An agreement substantially in the form of
Exhibit 4 hereto.

         "Rule 144A Certificates": Any Class of Certificates of a Series designated as such in the related Pooling and Servicing Agreement.

         "Sales Agreement": A Sales Agreement pursuant to which the Seller sells Mortgage Loans to the Depositor for inclusion in a Trust.

         "Scheduled Principal Balance": As of any date of determination with respect to any Mortgage Loan or REO Property, (a) the Cut-off Date Principal Balance of such Mortgage Loan (or of the related Mortgage Loan, in the case of a REO Property) minus (b) the sum of (1) the principal components of any Monthly Payments due on such Mortgage Loan (or on the related Mortgage Loan, in the case of a REO Property) after the related Cut-off Date and on or before such date of determination (regardless of whether such Monthly Payments were received from the related Obligor) plus (2) all principal prepayments received by the Master Servicer on such Mortgage Loan (or on the related Mortgage Loan, in the case of a REO Property) (including the principal portion of Net Liquidation Proceeds and the principal portion of all amounts paid by the Seller or another party to repurchase such Mortgage Loan) on or after the Cut-off Date and on or prior to the end of the Prepayment Period preceding the date of determination, plus (3) all Realized Losses incurred on such Mortgage Loan (or the related Mortgage Loan, in the case of a REO Property) on or after the Cut-off Date and on or prior to such date of determination.

         "Securities Act": The Securities Act of 1933, as amended.

         "Seller": As to any Asset included in the Trust Estate for a Series, the entity that sold such Asset to the Depositor under a Sales Agreement, which will be ____________________ unless otherwise specified in the related Pooling and Servicing Agreement. For purposes of the definitions of "Mortgage Loan Documents" herein, documents (including, without limitation, assignments and endorsements) indicating assignment or endorsement to, or the existence of a security interest in, a name that is a registered trade name of the Seller in the relevant jurisdiction shall satisfy any requirement of these Standard Terms that such documents reflect the name of the "Seller."

         "Series": A separate Series of Certificates issued pursuant to a Pooling and Servicing Agreement, which Series may, as provided therein, be divided into two or more Classes.

         "Servicing Account": As defined in Section 3.05 hereof.

         "Servicing Advances": Advances required to be made by the Master Servicer as described in Section 3.04(b) hereof, including, but not limited to, advances for the payment of personal property taxes, real estate taxes and premiums for Standard Hazard Insurance Policies.

         "Servicing Fee": On each Distribution Date for each Asset, the product obtained by multiplying (a) one-twelfth of the Servicing Fee Rate by (b) the Scheduled Principal Balance of such Asset immediately prior to the preceding Collection Period (without giving effect to any Principal Prepayments, Net Liquidation Proceeds and Repurchase Prices received (or Realized Losses incurred) on the day preceding the beginning of such Collection Period).

         "Servicing Fee Rate": A per annum rate, to be specified in each Pooling and Servicing Agreement.

         "Shortfall": Due Date Interest Shortfall and Soldiers' and Sailors' Shortfall.

         "Soldiers' and Sailors' Shortfall": Interest losses on a Mortgage Loan resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940.

         "Special Hazard Insurance Policy": An insurance policy covering a Mortgage Loan against loss by reason of fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion.

         "Special Hazard Loss": A loss incurred on a Mortgage Loan attributable to physical damage to the related Mortgaged Property of a type which is not covered by standard hazard insurance policies, excluding losses caused by war, nuclear reaction, nuclear or atomic weapons, insurrection or normal wear and tear.

         "Special Tax Consent": The written consent of the Holder of a Residual Certificate to any tax (or risk thereof) arising out of a proposed transaction or activity that may be imposed upon such Holder or that may affect adversely the value of such Holder's Residual Certificate.

         "Special Tax Opinion": An Opinion of Counsel that a proposed transaction or activity will not (a) affect adversely the status of the REMIC as a REMIC or the related Regular Certificates as the regular interests therein, (b) affect the timing or amount of distributions of interest or principal on such Regular Certificates, or (c) result in the encumbrance of the Assets by a tax lien.

         "Standard Hazard Insurance Policy": With respect to each Asset, the policy of fire and extended coverage insurance (and any federal flood insurance, if applicable) required to be maintained for the related Mortgaged Property, as provided herein, which may be a blanket mortgage impairment policy maintained by the Servicer in accordance with the terms and conditions of the Pooling and Servicing Agreement.

         "Standard Terms": These Standard Terms to Pooling and Servicing Agreement and all exhibits, schedules and appendices hereto, as amended and supplemented from time to time.

         "Startup Day": The Startup Day (within the meaning of Code section 860G(a)(9)) is the Closing Date.

         "Tax Matters Person": The Person or Persons designated from time to time hereunder to act as tax matters person (within the meaning of the REMIC Provisions) of the REMIC.

         "Terminating Purchase": The purchase of all Mortgage Loans and each REO Property owned by a Trust pursuant to Section 9.01 hereof.

         "Termination Account": An escrow account maintained by the Trustee into which any Trust funds not distributed on the Distribution Date on which the earlier of (a) a Terminating Purchase or (b) the final payment or other liquidation of the last Asset remaining in the Trust or the disposition of the last REO Property remaining in the Trust is made are deposited. The Termination Account shall be an Eligible Account.

         "Termination Date": Any Distribution Date fixed for termination of the Trust pursuant to the provisions of Sections 9.01 and 9.02 hereof.

         "Termination Price": With respect to any Terminating Purchase, the greater of (1) the sum of (a) any Liquidation Expenses incurred by the Master Servicer in respect of any Asset that has not yet been liquidated, (b) all amounts required to be reimbursed or paid to the Master Servicer in respect of previously unreimbursed Servicing Advances, plus (c) the sum of (i) 100% of the aggregate of the Unpaid Principal Balance of each Asset remaining in the Trust on the day of such purchase, plus accrued interest thereon at the related Asset Rate through the end of the Interest Accrual Period relating to the Termination Date, plus (ii) the lesser of (A) the aggregate of the Unpaid Principal Balances of each Asset relating to any REO Property remaining in the Trust, plus accrued interest thereon at the related Asset Rate through the end of the Interest Accrual Period related to the Termination Date and (B) the current appraised value of any such REO Property (net of Liquidation Expenses to be incurred in connection with the disposition of such REO Property, estimated in good faith by the Master Servicer), such appraisal to be conducted by an appraiser mutually agreed upon by the Master Servicer and the Trustee, plus all previously umreimbursed P&I Advances made in respect of such REO Property and
(2) the aggregate fair market
value of all of the assets of the Trust (as determined by the Master Servicer as of the close of business on the third Business Day preceding the date upon which notice of any such purchase is furnished to Certificateholders pursuant to Section 9.01(c) hereof), plus all previously unreimbursed P&I Advances made with respect to the Assets. The fair market value of the assets of the Trust shall be deemed to include accrued interest through the end of the Interest Accrual Period related to the Termination Date at the applicable Asset Rate on the unpaid principal balance of each Asset (including any Asset that became a REO Property, which REO Property has not yet been disposed of by the Master Servicer). The basis for any such valuation shall be furnished by the Master Servicer to the Certificateholders upon request.

         "Terminator": The Person making a Terminating Purchase or causing such Terminating Purchase to be made.

         "TIN": Taxpayer identification number.

         "Title Insurance Policy": For any Mortgage Loan, an American Land Title Association mortgagee's mortgage loan title policy form 1970, or other form of mortgagee's title insurance acceptable to Fannie Mae or Freddie Mac for the jurisdiction in which the subject property is located, including all riders and endorsements thereto, insuring that the related Mortgage creates a valid first lien on the underlying Mortgaged Property subject only to Permitted Encumbrances.

         "Transferee Agreement": An agreement substantially in the form of
Exhibit 5 hereto.

         "Treasury":  The United States Department of the Treasury.

         "Trust": The trust created pursuant to the terms of a Pooling and Servicing Agreement.

         "Trust Estate": The segregated pool of assets sold and assigned to a Trustee by the Depositor pursuant to the conveyance clause of any Pooling and Servicing Agreement.

         "Trustee": The bank or trust company identified as the trustee under any Pooling and Servicing Agreement.

         "Trustee Mortgage Loan File": As to each Mortgage Loan, a file containing all of the related Mortgage Loan Documents.

         "UCC": The Uniform Commercial Code as in effect in any relevant jurisdiction.

         "Unpaid Principal Balance": With respect to any Asset, the outstanding principal balance payable by the related Obligor pursuant to the terms of such Asset.

         "U.S. Person": A Person other than a Non-U.S. Person.

         "USAP": As defined in Section 3.12 hereof.

         "VA": The United States Department of Veterans Affairs.

         "VA Asset": An Asset guaranteed in whole or in part by the VA.

         "VA Guaranty": As to any VA Asset, VA's full or partial guaranty of payment of amounts due thereunder.

         "Voting Rights": With respect to any Certificate, the portion of the voting rights of all of the Certificates of the related Series which is allocated to such Certificate. Unless otherwise provided in the related Pooling and

Servicing Agreement, (a) if any Class of Certificates does not have a Certificate Principal Balance or has an initial Certificate Principal Balance that is less than or equal to 1% of the aggregate Certificate Principal Balance of all the Certificates of its Series, then 1% of the Voting Rights for such Series shall be allocated to each such Class, and the balance of the Voting Rights for such Series shall be allocated among the remaining Classes of Certificates of such Series in proportion to their respective Certificate Principal Balances following the most recent Distribution Date, and (b) if no Class of Certificates of such Series has an initial Certificate Principal Balance less than 1% of the aggregate Certificate Principal Balance of all Certificates of such Series, then all of the Voting Rights for such Series shall be allocated among all the Classes of Certificates of such Series in proportion to their respective Certificate Principal Balances following the most recent Distribution Date. Voting Rights allocated to each Class of Certificates shall be allocated among the Certificates of such Class in proportion to the respective Percentage Interests of the Holders thereof.

         "Withholding Agent": The Trustee or its designated Paying Agent or other Person who is liable to withhold federal income tax from a distribution on a Residual Certificate under sections 1441 or 1442 of the Code and the Regulations promulgated thereunder.

SECTION 1.02.     INTEREST CALCULATIONS.

         Unless otherwise specified, all calculations described herein shall be made on the basis of a 360-day year consisting of twelve 30-day months.

                                   ARTICLE II

                                   THE ASSETS

SECTION 2.01.     ASSIGNMENT OF ASSETS.

         Pursuant to a Pooling and Servicing Agreement, the Depositor has sold to the Trustee without recourse all the right, title and interest of the Depositor in and to the Assets identified in such Pooling and Servicing Agreement, any and all rights, privileges and benefits accruing to the Depositor under the Sales Agreement(s) with respect to such Assets (except any rights of the Depositor to fees payable by the Seller under such Sales Agreement and provided that the Depositor shall retain its rights to indemnification from the Seller under such Sales Agreement, but shall also convey rights to such indemnification to the Trustee as its assignee), including the rights and remedies with respect to the enforcement of any and all representations, warranties and covenants under such Sales Agreements and assets included or to be included in the related Trust for the benefit of the related Certificateholders as set forth in the conveyance clause of the related Pooling and Servicing Agreement. Such assignment includes all of the Depositor's rights to payments due with respect to the Assets after the Cut-off Date.

SECTION 2.02.     THE MORTGAGE LOANS.

         (a) Custody of Trustee Mortgage Loan Files. In connection with the transfer and assignment of the Mortgage Loans from the Depositor to the Trustee, the Depositor shall deliver, or cause to be delivered, to the Trustee or its Custodian on or before the Closing Date, a Trustee Mortgage Loan File containing each of the documents listed in the definition thereof. If any Mortgage or an Assignment of a Mortgage to the Trustee or any prior Assignment is in the process of being recorded on the Closing Date, the Depositor shall cause each such original recorded document or certified copy thereof, to be delivered to the Trustee or its Custodian promptly following its recordation. The Depositor shall also cause to be delivered to the Trustee any other original Mortgage Loan Document to be included in the Trustee Mortgage Loan File if a copy thereof initially was delivered.

         In lieu of recording an Assignment of any Mortgage for any Mortgage Loan, the Depositor may deliver or cause to be delivered to the Trustee or its Custodian the Assignment of the Mortgage from the Seller to the Trustee in a form suitable for recordation, together with an Opinion of Counsel to the effect that recording is not required to protect the Trustee's right, title and interest in and to the related Mortgage Loan or, in case a court should recharacterize the sale of the Mortgage Loans as a financing, to perfect a first priority security interest in favor of the Trustee in the related Mortgage Loan. In the event that the Master Servicer receives notice that recording is required to protect the right, title and interest of the Trustee in and to any such Mortgage Loan for which recordation of an Assignment has not previously been required, the Master Servicer shall promptly notify the Trustee and the Trustee shall within five Business Days of its receipt of such notice deliver, or cause to be delivered, each previously unrecorded Assignment to the Master Servicer for recordation.

         By its execution of the Pooling and Servicing Agreement for a Series, the Trustee acknowledges and declares that it or the Custodian holds and will hold or has agreed to hold all documents delivered to it from time to time with respect to a Mortgage Loan underlying such Series and all other assets delivered to it or its Custodian and that are included in the definition of "Trust Estate" in the related Pooling and Servicing Agreement in trust for the exclusive use and benefit of all present and future Certificateholders.

         (b) Custody of Master Servicer Mortgage Loan Files. The Master Servicer has in its possession a Master Servicer Mortgage Loan File for each Mortgage Loan containing each of the documents listed in the definition thereof. All such documents shall be held by the Master Servicer in trust for the benefit of the Trustee on behalf of the Certificateholders.

         (c)      Review of Trustee Mortgage Loan Files.

         (1) Initial Certification. The Trustee shall, for the benefit of the Certificateholders for any Series, review each related Trustee Mortgage Loan File prior to the related Closing Date to ascertain that all documents required to be included in the Trustee Mortgage Loan File are included therein, and shall deliver to the Depositor and the Master Servicer on such Closing Date an Initial Certification with respect to each underlying Mortgage Loan (except any Mortgage Loan that has been liquidated or purchased from the related Trust prior to such Closing Date) to the effect that, except as specifically noted on a schedule of exceptions thereto, (A) all documents required to be contained in the Trustee Mortgage Loan File are in its possession, (B) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan, and (C) based on its examination and only as to the foregoing documents, the information set forth on the related Mortgage Loan Schedule accurately reflects information set forth in the Trustee Mortgage Loan File.

         It is understood that before making the Initial Certification for any Series, the Trustee shall examine the related Mortgage Loan Documents to confirm that:

                  (A) each Mortgage Note and Mortgage bears an original signature or signatures purporting to be that of the Person or Persons named as the maker and mortgagor/trustor or, if photocopies are permitted, that such copies bear a reproduction of such signature or signatures;

                  (B) except for the endorsement to the Trustee, neither the Mortgage nor any Assignment, on the face or the reverse side(s) thereof, contain evidence of any unsatisfied claims, liens, security interests, encumbrances or restrictions on transfer;

                  (C) the principal amount of the indebtedness secured by the related Mortgage is identical to the original principal amount of the related Mortgage Note;

                  (D) the Assignment of the related Mortgage from the Seller to the Trustee is in the form required pursuant to clause (c) of the definition of Trustee Mortgage Loan File, and bears an original signature of the Seller and any other necessary party (or signatures purporting to be that of the Seller and any such other party) or, if photocopies are permitted, that such copies bear a reproduction of such signature or signatures;

                  (E) if intervening Assignments are included in the Trustee Mortgage Loan File, each such intervening Assignment bears an original signature of the related mortgagee and/or the assignee (and any other necessary party) (or signatures purporting to be that of the Seller and any such other party) or, if photocopies are permitted, that such copies bear a reproduction of such signature or signatures;

                  (F) if either a Title Insurance Policy, a preliminary title report or a written commitment to issue a Title Insurance Policy is delivered, the address of the real property set forth in such policy, report or written commitment is identical to the real property address contained in the related Mortgage; and

                  (G) if any of a Title Insurance Policy, certificate of title insurance or a written commitment to issue a Title Insurance Policy is delivered, such policy, certificate or written commitment is for an amount not less than the original principal amount of the related Mortgage Note and such Title Insurance Policy insures that the related Mortgage creates a first lien, senior in priority to all other deeds of trust, mortgages, deeds to secure debt, financing statements and security agreements and to any mechanics' liens, judgment liens or writs of attachment (or if the Title Insurance Policy or certificate of title insurance has not been issued, the written commitment for such insurance obligates the insurer to issue such policy for an amount not less than the original principal amount of the related Mortgage Note).

                  (2) Final Certification. Prior to the first anniversary date of the Closing Date for a Series, the Trustee shall deliver to the Depositor and the Master Servicer a Final Certification evidencing the completeness of the Trustee Mortgage Loan File for each Mortgage Loan, with any applicable exceptions noted on such Final Certification.

                  (3) Certifications Generally. In giving each of the Initial Certification and the Final Certification with respect to a Series, the Trustee shall be under no duty or obligation (A) to inspect, review or examine any such documents, instruments, securities or other papers to determine that they or the signatures thereon are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face or (B) to determine whether any Trustee Mortgage Loan File should include any assumption agreement, modification agreement, written assurance or substitution agreement.

                  (4) Recordation Report. No later than the fifth Business Day of each third month, commencing the fourth month following the month in which the Closing Date for a Series occurs, the Trustee shall deliver to the Master Servicer a Recordation Report for such Series, dated as of the first day of such month, identifying those Mortgage Loans underlying such Series for which it has not yet received (A) an original recorded Mortgage or a copy thereof certified to be true and correct by the public recording office in possession of such Mortgage or (B) an original recorded Assignment of the Mortgage to the Trustee and any required intervening Assignments or a copy thereof certified to be a true and correct copy by the public recording office in possession of such Assignment; provided, however, that the Trustee shall not be required to provide a Recordation Report with respect to the recordation of an Assignment for any Mortgage Loan for which there has been delivered an Assignment in recordable form pursuant to
         Section 2.02(a) hereof unless the Trustee has delivered such Assignment to the Master Servicer for recordation, in which case, the Trustee shall deliver a Recordation Report as to the status of such Assignment in accordance with this paragraph commencing in the fourth month following the delivery of such Assignment to the Master Servicer for recordation.

                  (5) Custodians. In lieu of taking possession of the Trustee Mortgage Loan Files and reviewing such files itself, the Trustee may, in accordance with Section 8.11 hereof, appoint one or more Custodians to hold the Trustee Mortgage Loan Files for a Series on its behalf and to review them as provided in this Section 2.02. The Depositor shall, upon notice of the appointment of a Custodian, deliver or cause to be delivered all documents to the Custodian that would otherwise be deliverable to the Trustee. In such event, the Trustee shall obtain from each such Custodian, within the specified times, the Initial and Final Certifications and the Recordation Reports with respect to those Mortgage Loans held and reviewed by such Custodian and may deliver such Certifications and Reports to the Depositor and the Master Servicer in satisfaction of the Trustee's obligation to prepare such Certification and Reports. The Trustee shall notify the Custodian of any notices delivered to the Trustee with respect to those Trustee Mortgage Loan Files.

         (d) Recordation with Respect to Mortgage Loans. Notwithstanding any provisions in these Standard Terms to the contrary, the Company shall cause Assignments of Mortgages to the Trustee to be prepared and recorded with respect to all Mortgages not later than one-hundred twenty (120) calendar days following the Closing Date, which recordation shall be an expense of the Company. For each Mortgage for which an Assignment of Mortgage is not duly and timely recorded as provided above, the Company shall repurchase such Mortgage pursuant to the provisions of 2.06 hereof. As evidence of recordation, the Trustee shall be entitled to rely upon, among other things, (i) a certification from a title insurance company, (ii) an Opinion of Counsel, (iii) a recorded Assignment or (iv) a clerk's receipt as to the recordation of any or all of the Assignments.

SECTION 2.03.     REPRESENTATIONS AND WARRANTIES OF THE TRUSTEE.

         As of the Closing Date, the Trustee represents and warrants that (1) it acquired the Assets on behalf of the Trust from the Depositor in good faith, for value, and without notice or knowledge of any adverse claim, lien, charge, encumbrance or security interest (including, without limitation, federal tax liens or liens arising under ERISA), (2) except as permitted in the related Pooling and Servicing Agreement and these Standard Terms, it has not and will not, in any capacity, assert any claim or interest in the Assets, and (3) it has not encumbered or transferred its right, title or interest in the Assets. The representation and warranty made in clause (1) above with respect to the absence of any adverse claim, lien, charge, encumbrance or security interest is made by the Trustee without any independent investigation and without recourse or warranty, except that the Trustee believes such representation and warranty to be true.

SECTION 2.04.     REPRESENTATIONS AND WARRANTIES AS TO ASSETS.

         The Depositor represents and warrants to the Trustee, effective as of the Closing Date, that the following information is true and correct in all material respects:

         (a) The information pertaining to each Asset set forth in the Asset Schedule was true and correct at the date or dates respecting which such information was furnished.

         (b) The Depositor is the owner of, or holder of a perfected first priority security interest in, each Asset.

         (c) The Depositor acquired its ownership of, or security interest in, each such Asset in good faith without notice of any adverse claim.

         (d) Except for the sale to the Trustee, the Depositor has not assigned any interest or participation in each such Asset (or, if any such interest or participation has been assigned, it has been released).

         (e) The Depositor has full right to sell the Trust Estate to the Trustee.

         It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the respective Trustee Mortgage Loan Files to the Trustee or its Custodian and shall inure to the benefit of the Trustee notwithstanding any restrictive or qualified endorsement or assignment. Upon the discovery by the Depositor, the Master Servicer or the Trustee of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties to the Pooling and Servicing Agreement. It is understood and agreed that the obligations of the Depositor set forth in Section 2.05 to cure, substitute for or repurchase an Asset constitute the sole remedies available to the Certificateholders or to the Trustee on their behalf respecting a breach of the representations and warranties contained in this Section 2.04. It is further understood and agreed that the Depositor shall be deemed not to have made the representations and warranties in this Section 2.04 with respect to, and to the extent of, representations and warranties made, as to the matters covered in this Section 2.04, by the Seller in the related Sales Agreement assigned to the Trustee.

SECTION 2.05.     PURCHASE OR SUBSTITUTION OF CERTAIN ASSETS.

         (a) Breaches of Representations and Warranties and Incomplete or Defective Asset Files.

                  (1) Seller Breach. Upon discovery or receipt of notice of any defective document in an Asset File, or of any breach by the Seller of any representation, warranty or covenant hereunder or under the Sales Agreement, which defect or breach materially and adversely affects the value of any Asset or the interest of the Trust therein (it being understood that any such defect or breach shall be deemed to have


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

         materially and adversely affected the value of the related Asset or the interest of the Trust therein if the Trust incurs a loss as a result of such defect or breach), the Trustee shall promptly notify the Master Servicer of such defect or breach and direct the Master Servicer to request the Seller of such Asset to cure such defect or breach. The Seller must cure such defect or breach, or purchase such Asset from the Trustee on behalf of the Certificateholders, within 90 days after the date on which the Seller was notified of such defect or breach. In lieu of purchasing any such Asset as provided above, if so provided in the related Sales Agreement, the Seller may cause such Asset to be removed from the Trust (in which case it shall become a Replaced Asset) and substitute one or more Qualified Substitute Assets in the manner and subject to the limitations set forth in Section 2.05(g) below. Notwithstanding the foregoing, however, if such breach is a Qualification Defect and one or more REMIC elections have been made with respect to the related Trust, such cure, purchase or substitution must take place within 75 days of the Defect Discovery Date. It is understood and agreed that enforcement of the obligation of the Seller to cure or to purchase (or to substitute for) any Asset as to which a material defect in a constituent document exists or as to which such a breach has occurred and is continuing, in addition to the obligation of the Seller to indemnify the Depositor and its assignees (including the Trust) for any losses and damages incurred in respect of any such breach or defect, shall constitute the sole remedy respecting such defect or breach available to the Trustee on behalf of the Certificateholders. The Master Servicer shall use its best efforts to enforce the Seller's obligations under its Sales Agreement to repurchase or substitute for Assets affected by breaches of the Seller's representations and warranties contained in its Sales Agreement, and to enforce the Seller's obligations to indemnify the Trust (as the assignee of the Depositor under the Sales Agreement) for any losses or damages it incurs as a result of breaches of the Seller's representations and warranties contained in its Sales Agreement.

                  (2) Master Servicer Breach. In addition to taking any action required pursuant to Section 7.01 hereof, upon discovery or notice of any breach by the Master Servicer of any representation, warranty or covenant hereunder not covered by Section 2.05(a)(1) above which materially and adversely affects the value of any Asset or the interest of the Trust therein (it being understood that any such defect or breach shall be deemed to have materially and adversely affected the value of the related Asset or the interest of the Trust therein if the Trust incurs a loss as a result of such defect or breach), the Trustee promptly shall notify the Master Servicer of such breach. Upon receipt of such notification, the Master Servicer shall cure such breach or shall purchase such Asset from the Trustee within 90 days after the date on which the Master Servicer was notified of such breach. Notwithstanding the foregoing, however, if such breach is a Qualification Defect and one or more REMIC elections have been made with respect to the related Trust, such cure or purchase must take place within 75 days of the Defect Discovery Date.

                  In the event the Seller has breached a representation or warranty under its Sales Agreement that is substantially identical to a representation or warranty breached by the Master Servicer, the Master Servicer shall first proceed against the Seller. If the Seller does not within 60 days after notification of the breach, take steps to cure such breach or purchase or substitute for the Mortgage Loan, the Master Servicer shall cure such breach or purchase the Mortgage Loan from the Trust as provided in this Section 2.05(a)(2).

                  (3) Depositor Breach. Within 90 days after the earlier of discovery or receipt of notice by the Depositor of the breach of any of its representations or warranties set forth in Section 2.04 above with respect to any Asset, which breach materially and adversely affects the value of the Asset or the interest of the Trust therein (it being understood that any such breach shall be deemed to have materially and adversely affected the value of the related Asset or the interest of the Trust therein if the Trust incurs a loss as a result of such defect or breach), the Depositor shall (i) cure such breach in all material respects, (ii) purchase the Asset from the Trustee, or (iii) remove such Asset from the Trust (in which case it shall become a Replaced Asset) and substitute one or more Qualified Substitute Assets in the manner and subject to the limitations set forth in Section 2.05(g) below. Notwithstanding the foregoing, however, if such breach is a Qualification Defect and one or more REMIC elections have been made with respect to the related Trust, such cure, purchase or substitution must take place within 75 days of the Defect Discovery Date.

         (b) Assignment Failure. If an Assignment to the Trustee of the Seller's interest in a Mortgage securing a Mortgage Loan has not been recorded within one year after the Closing Date for the related Series of Certificates (or in the case of Mortgage Loans for which recordation of an Assignment was initially waived but subsequently required pursuant to Section 2.02(a) hereof, within one year after the Trustee's delivery of the Assignment to the Master Servicer for recordation), the Master Servicer shall either (1) purchase the related Mortgage Loan from the Trustee or (2) if there have been no defaults in the Monthly Payments on such Mortgage Loan, deposit an amount equal to the Repurchase Price therefor into an escrow account maintained by the Trustee (which account shall not be an asset of the Trust or any REMIC), or shall enforce the related Seller's obligation under its Sales Agreement to make such purchase or deposit. Any such amounts deposited to an escrow account, plus any earnings thereon, shall (A) be released to the Master Servicer or Seller, as the case may be, upon receipt by the Trustee of satisfactory evidence that the Assignment has been recorded in the name of the Trustee or (B) be applied to purchase the related Mortgage Loan in the event that the Master Servicer notifies the Trustee that there has been a default thereon. Any amounts in the escrow account may be invested in Eligible Investments at the written direction of the Master Servicer.

         (c) Converted Loans. Upon receipt of written notice from the Master Servicer of the conversion of any Adjustable Rate Asset to a Converted Loan, the Trustee shall direct the Master Servicer to enforce the related Seller's obligation set forth in its Sales Agreement to purchase such Converted Loan from the Trustee, or the Master Servicer shall repurchase such Converted Loan from the Trustee. In the event the Master Servicer or Seller defaults upon its obligation to purchase any Converted Loan, and, in the case of a Seller default, such default remains unremedied for a period of five Business Days after written notice of such default shall have been given by the Master Servicer to the Seller, then the Master Servicer shall use its best efforts to cause such Converted Loan to be sold for settlement on the last day of any month to any entity which the Master Servicer may in its sole discretion select. The Master Servicer shall not cause a Converted Loan to be sold or otherwise transferred to a Person other than the Master Servicer or Seller (or other Person who has a pre-existing obligation to purchase such loan) unless
(i) upon such sale the Trust would receive a net amount at least equal to the Repurchase Price of the Converted Loan and (ii) if the Repurchase Price of the Converted Loan exceeds the related Basis Limit Amount, the Master Servicer receives an Opinion of Counsel that such disposition of a Converted Loan will not result in the imposition of a "prohibited transaction" tax (as such term is defined in the Code) on any related REMIC or jeopardize its status as a REMIC. Any such Converted Loan which is not purchased by the Master Servicer or the Seller and which the Master Servicer is unable to sell as described in the second preceding sentence shall remain in the Trust.

         (d) Manner of Repurchase. Any Asset purchased pursuant to Section 2.04(a), (b), (c), (d) or (e) hereof shall be purchased at the Repurchase Price for such Asset. The Seller, the Depositor or the Master Servicer, as appropriate (any of the foregoing, a "Repurchaser"), shall deposit into the Certificate Account, on the date of purchase, the Repurchase Price for each Asset to be purchased. Upon such deposit and upon being provided by the Repurchaser with appropriate instruments of transfer or assignment, the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Repurchaser any Asset purchased hereunder, and the Trustee shall deliver to the Repurchaser any Asset Documents relating to the repurchased Asset that are in the Trustee's possession, whereupon the Trustee shall have no further responsibility with regard to such Asset. Except as provided in this Section 2.05(f), if a Repurchaser shall, in accordance with the foregoing, purchase any Asset required by it to be purchased, neither the Trustee nor any Certificateholder shall have any other remedy against such Repurchaser based on any misrepresentation or breach of covenant or warranty of such Repurchaser with respect to or resulting from any such Asset.

         The Master Servicer will be responsible for determining the Repurchase Price for any Asset (and the related Basis Limit Amount for any Converted Loan) to be repurchased pursuant to this Section 2.05 and shall certify such amounts to the Trustee at the time of any such purchase. If, for whatever reason, the Master Servicer shall certify to the Trustee that there is a miscalculation of the amount to be paid to the Trust, the Trustee shall from monies in the Distribution Account return any overpayment that the Trust received as a result of such miscalculation to the applicable Repurchaser upon the discovery of such overpayment, and the Master Servicer shall collect from the applicable Repurchaser for payment to the Trustee any underpayment that resulted from such miscalculation upon the discovery of such underpayment. Recovery may be made either directly or by set-off of all or any part of such underpayment against amounts owed by the Trust to such Repurchaser.

         Any Repurchaser shall indemnify and hold harmless the Trustee from and against any and all losses or liabilities incurred by the Trustee (including any such losses or liabilities arising from third-party claims) with respect to or resulting from any repurchase hereunder.

         (e) Manner of Substitution. Unless otherwise provided in the Pooling and Servicing Agreement, the right to substitute a Qualified Substitute Asset for any Replaced Asset that is an asset of the Trust shall be limited to
(1) in the case of substitutions pursuant to Section 2.05(a) or 2.05(c), the two-year period beginning on the Closing Date and (2) in the case of any other substitution, the three-month period beginning on the Closing Date.

         As to any Replaced Asset for which the Depositor or the Seller substitutes a Qualified Substitute Asset or Assets, the Depositor or the Seller, as the case may be, shall effect such substitution by delivering to the Trustee for such Qualified Substitute Asset or Assets a complete Trustee Mortgage Loan File, together with an Officer's Certificate of the Depositor or the Seller, as the case may be, to the effect that each such Qualified Substitute Asset complies with the terms of the Pooling and Servicing Agreement. Monthly Payments due with respect to Qualified Substitute Assets in the month of substitution are not part of the Trust and will be retained by the Depositor or the Seller, as the case may be. For the month of substitution, distributions to Certificateholders will reflect the Monthly Payment due on such Replaced Asset during the month in which the substitution occurs, and the Depositor or the Seller, as the case may be, shall thereafter be entitled to retain all amounts subsequently received in respect of such Replaced Asset. The Master Servicer shall amend the Asset Schedule to reflect the removal of such Replaced Asset from the terms of the Pooling and Servicing Agreement and the substitution of the Qualified Substitute Asset or Assets. Upon such substitution, such Qualified Substitute Asset or Assets shall be subject to the terms of the Pooling and Servicing Agreement in all respects, including, in the case of a substitution effected by the Seller, the representations and warranties included in the related Sales Agreement, and in the case of a substitution effected by the Depositor, the representations and warranties set forth in Section 2.04 above, in each case as of the date of substitution. The Trustee shall, within five Business Days of its receipt of the documents referred to above, effect the reconveyance of such Replaced Asset to the Depositor or the Seller, as the case may be, in accordance with the procedures specified above.

         For any month in which the Depositor or the Seller substitutes one or more Qualified Substitute Assets for one or more Replaced Assets, the Master Servicer will determine and notify the Trustee with respect to the amount (if any) by which the aggregate Unpaid Principal Balance of all such Qualified Substitute Assets as of the date of substitution is less than the aggregate Unpaid Principal Balance of all such Replaced Assets (after application of Monthly Payments due in the month of substitution) (the "Substitution Shortfall"). On the date of such substitution, the Depositor or the Seller, as the case may be, will deliver or cause to be delivered to the Trustee for deposit from its own funds into the Distribution Account an amount equal to the Substitution Shortfall.

         (f) Qualification Defect. If any Person required to cure, purchase, or substitute under Section 2.05(a) above for an Asset affected by a Qualification Defect fails to perform within the time limit set forth in those subsections, the Trustee shall dispose of such an Asset in such manner and for such price as the Master Servicer advises the Trustee are appropriate, provided that the removal of such Asset occurs no later than the 90th day from the Defect Discovery Date. It is the express intent of the parties that an Asset affected by a Qualification Defect be removed from the Trust before the 90th day from the Defect Discovery Date so that the related REMIC or Pooling REMIC will continue to qualify as a REMIC. Accordingly, the Trustee is not required to sell an affected Asset for its fair market value nor shall the Trustee be required to make up any shortfall resulting from the sale of such Asset. The person failing to perform under Section 2.05(a) above shall be liable to the Trust for (1) any difference between (A) the Unpaid Principal Balance plus accrued and unpaid interest thereon at the applicable Asset Rate to the date of disposition and
(B) the net amount received by the Trustee from the disposition (after the payment of related expenses), (2) interest on such difference at the Asset Rate from the date of disposition to the date of payment and (3) any legal and other expenses incurred by or on behalf of the Trust in seeking such payments. Except where the Master Servicer is the person failing to perform, the Master Servicer shall pursue the legal remedies of the Trust on the Trust's behalf and the Trust shall reimburse the Master Servicer for any legal or other expenses of the Master Servicer related to such pursuit not recovered from such person. If the Master Servicer is the person failing to perform, the Trustee shall pursue the Trust's legal remedies against the Master Servicer and the Trust shall reimburse the Trustee for its related legal or other expenses.

         (g) Notices. Any person required under this Section 2.05 to give notice or to make a request of another person to give notice shall give such notice or make such request promptly.


                                  ARTICLE III

              ADMINISTRATION OF TRUSTS AND SERVICING OF THE ASSETS

SECTION 3.01.  THE MASTER SERVICER.

         The Master Servicer agrees to service the Assets for and on behalf of the Trustee and its successors and assigns, and otherwise to perform and carry out the duties, responsibilities and obligations that are to be performed and carried out by the Master Servicer under the Pooling and Servicing Agreement. The Master Servicer shall service the Mortgage Loans (a) generally in compliance with Fannie Mae standards (and, in the case of FHA Loans or VA Loans, FHA and VA standards, respectively) and (b) in a manner that is consistent with prudent residential mortgage loan servicing standards generally accepted within the residential mortgage loan servicing industry. The manner in which the Master Servicer services the Assets shall be consistent with the manner in which the Master Servicer services all residential mortgage loans in its servicing portfolio, except for any differences specifically required by the Pooling and Servicing Agreement. The Master Servicer shall have full power and authority consistent with the aforementioned standards, acting alone and/or through agents and designees as permitted by Section 6.07 hereof, to do any and all things it may deem necessary or desirable in connection with such servicing and administration; provided, however, that to the extent the Master Servicer is prohibited by any applicable rule, regulation, judicial or administrative determination or other order applicable to it from carrying out any of its obligations or duties provided for herein or in any document contemplated herein, such failure shall not constitute a breach of this Agreement.

         The Master Servicer may agree to modify, waive or amend any term of any Mortgage Loan in a manner consistent with the servicing standard described herein so long as the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the Mortgage Loan or (ii) in its judgment, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon. The Master Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Mortgage Loan if, (i) in its judgment, a material default on the Mortgage Loan has occurred or a payment default is imminent and (ii) in its judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery on a present value basis than would liquidation. The Master Servicer promptly shall notify the Trustee in the event of any modification, waiver or amendment of any Mortgage Loan.

SECTION 3.02.     MAINTENANCE OF RECORDS; INSPECTION OF ASSET FILES.

         (a) The Master Servicer shall retain all data relating directly to or maintained in connection with the servicing of the Assets for any Series at the address of the Master Servicer set forth in Section 11.04 hereof or at such other place where the servicing offices of the Master Servicer are located.

         The Master Servicer shall permit the Trustee or any authorized agent of the Trustee reasonable access, upon prior written notice to the Master Servicer, during the Master Servicer's normal business hours, to the Asset Files, the Master Servicer Mortgage Loan Files, and the Master Servicer's other records, if any, relating to the Assets for any related Series. Any such examination of such files or records will be conducted in a manner that does not unreasonably interfere with the Master Servicer's normal operations or customer or employee relations. Without otherwise limiting the scope of the examination the Trustee may make, the Trustee or its authorized agents, using generally accepted audit procedures, may in their discretion verify the status of each Asset and review the records relating thereto for conformity to Remittance Reports prepared pursuant to Article IV hereof and compliance with the standards represented to exist as to each Asset in the Pooling and Servicing Agreement.

         (b) At all times during the term hereof, the Master Servicer shall keep available a copy of the Asset Schedule at its principal executive office for inspection by Certificateholders.

         (c) On or before the date of the Master Servicer's delivery of the Remittance Report to the Trustee in any month, the Master Servicer will, upon the written request of the Trustee, provide to the Trustee a list of outstanding Assets, setting forth the Scheduled Principal Balance of each such Asset as of the preceding Distribution Date.

         (d) Notwithstanding the provisions of this Section 3.02, the Trustee shall at no time have any duty or obligation to examine any records of the Master Servicer or to recalculate or otherwise verify the accuracy of any certificate or report prepared by the Master Servicer, and no implied duty to do so shall be asserted against the Trustee.

         (e) On or before the Closing Date for a Series, the Master Servicer shall deliver to the Trustee a list of Officers of the Master Servicer (each a "Servicing Officer") involved in, or responsible for, the administration and servicing of the Assets underlying such Series, which list shall be amended from time to time as necessary by the Master Servicer by delivery of an amended list of Servicing Officers to the Trustee.

SECTION 3.03.     COLLECTION OF PAYMENTS ON ASSETS; SERVICING DELINQUENT
                  ACCOUNTS.

         (a) Continuously from the Cut-off Date until the earliest to occur of the following with respect to each Asset sold to the Trust in connection with the issuance of the Certificates: (i) the principal and interest on such Asset is paid in full, (ii) such Asset is foreclosed and the related Mortgaged Property is liquidated pursuant to Section 3.08 hereof, (iii) all of the proceeds of a liquidating claim under the Standard Hazard Insurance Policy relating to such Asset have been deposited to the Certificate Account, or (iv) the Liquidation Proceeds relating to such Asset have been deposited to the Certificate Account, the Master Servicer will proceed diligently and in a manner consistent with its standards for servicing Assets described in Section 3.01 above, to collect all payments due under each Asset when such payments become due and payable and to apply such payments in accordance with Sections 3.05,
3.06 and 3.07 hereof.

         (b) The Master Servicer shall have reasonable discretion to extend appropriate relief to Obligors who encounter hardship and who are cooperative and demonstrate proper regard for their obligations. The Master Servicer may arrange with such an Obligor to extend the payment schedule for the related Asset; provided, however, that any such extension must be made in accordance with the Master Servicer's standards for servicing Assets described in Section 3.01 above; and provided further, that no such extensions may be made except to the extent

(1) that the Master Servicer has determined, in its reasonable judgment, that the Obligor is in default or that default is reasonably foreseeable with respect to such Asset in the absence of such relief, (2) that the Due Date for the final Monthly Payment on such Asset is not extended beyond the latest Final Scheduled Distribution Date for the related Series and (3) that the grant of such extension is otherwise permissible under Section 10.02 hereof and, if a REMIC election has been made in connection with the Asset, the REMIC Provisions as in effect at the time of such extension, as evidenced by an Opinion of Counsel delivered by the Master Servicer to the Trustee. Where the Obligor is in default on an Asset notwithstanding such relief and the Master Servicer has exhausted all reasonable means of inducing the Obligor to pay on a timely basis, the Master Servicer shall begin acceleration of the Assets in accordance with its terms and applicable laws.

SECTION 3.04.     ADVANCES.

         (a)      P&I Advances. If any Obligor fails to make its Monthly
Payment by the Remittance Date, the Master Servicer shall deposit such amount in the Distribution Account on or before such Remittance Date, as a "P&I Advance," unless the Master Servicer, in its reasonable judgment, determines that any such P&I Advance would be a Non-Recoverable Advance, or such Monthly Payment can be offset by Early Payments, as provided in Section 3.07(c) hereof. In addition, if the Certificate Account is maintained with the Trustee, the Master Servicer may instruct the Trustee to use any investment earnings on such account to defray its P&I Advance obligation, and the Trustee shall honor any such instructions (including standing instructions).

         (b) Servicing Advances. If any Obligor is in default in the payment of premiums on its Standard Hazard Insurance Policy or Policies, the Master Servicer may pay such premiums or taxes out of its own funds. If any Obligor is in default in the payment of premiums on its Standard Hazard Insurance Policy or Policies and coverage is not provided in respect of the related Asset under a blanket policy maintained by the Master Servicer pursuant to Section 3.15(a) below, or if any Obligor is in default in the payment of personal property taxes or real estate taxes due in respect of its Mortgaged Property, the Master Servicer shall pay such premiums or taxes out of its own funds in a timely manner, as Servicing Advances, unless the Master Servicer, in its reasonable judgment, determines that any such Servicing Advance would be a Non-Recoverable Advance. In addition, the Master Servicer shall pay in a timely manner, as Servicing Advances, any and all personal property taxes and real estate taxes due in respect of any REO Property it holds on behalf of the Trust and all premiums for any Standard Hazard Insurance Policy maintained for such REO Property (except as similar coverage may be provided under a blanket policy maintained by the Master Servicer pursuant to Section 3.15 below) unless the Master Servicer, in its reasonable judgment, determines that any such Servicing Advance would be a Non-Recoverable Advance.

         (c) Recovery of Advances. The Master Servicer shall be entitled to reimbursement for any Advances made by it in respect of any Asset out of late collections from the related Obligor or from Insurance Proceeds, Liquidation Proceeds or a Repurchase Price paid in respect of such Asset ("Related Proceeds") and shall be entitled to reimburse itself for unreimbursed Advances made that have become Non-Recoverable Advances in accordance with Section 3.07(a)(1) below.

         (d) Non-Recoverable Advances. If the Master Servicer does not make an Advance on the grounds that it is a Non-Recoverable Advance, or if an Advance previously made by the Master Servicer is determined by the Master Servicer to have become a Non-Recoverable Advance, then the Master Servicer shall provide the Trustee with an Officer's Certificate stating this fact and stating the basis upon which the Master Servicer determined that such Advance would be or was a Non-Recoverable Advance. The Trustee shall not be responsible for determining whether any such determination was reasonable.

SECTION 3.05.     SERVICING ACCOUNT.

         Within one Business Day after the Master Servicer's receipt of any amounts collected on any Asset in its lock box maintained for the collection of amounts payable under contracts serviced by it (including Net Liquidation

Proceeds, Insurance Proceeds and Repurchase Prices in respect thereof), the Master Servicer shall deposit such collections, or cause such collections to be deposited, into a clearing account established by the Master Servicer (the "Servicing Account"), which shall be an Eligible Account. The Master Servicer may use the Servicing Account for collection of payments on Assets underlying more than one Series and for assets that are not the subject of any transaction covered by a Pooling and Servicing Agreement; provided, that in any such event, the Master Servicer shall cause separate accounting and records to be maintained within the Servicing Account with respect to the Assets underlying each separate Series. Furthermore, the parties hereto agree that all amounts deposited into the Servicing Account in respect of the Assets, other than amounts payable to the Master Servicer as servicing compensation under the Pooling and Servicing Agreement, are to be held in trust for the exclusive use and benefit of the related Trust.

SECTION 3.06.     CERTIFICATE ACCOUNT.

         (a) On or before the Closing Date, the Trustee shall establish a collection account or accounts (the "Certificate Account"), which must be an Eligible Account. The Certificate Account is to be held by or for the benefit of the Trustee on behalf of the Certificateholders, and shall be either in the Trustee's name or designated in a manner that reflects the custodial nature of the account and that all funds in such account are held for the benefit of the Trustee. The Trustee may elect to use a single Certificate Account for more than one Series of Certificates provided, that in any such event, the Master Servicer shall cause separate accounting and records to be maintained within the Certificate Account with respect to each separate Series.

         (b) The Master Servicer shall deposit into the appropriate Certificate Account on a daily basis, and in no event later than two Business Days following deposit thereof to the Servicing Account after the Master Servicer's collection thereof, all payments and collections received by it on each Outstanding Asset on or after the effective date of the related Pooling and Servicing Agreement (including Net Liquidation Proceeds, Insurance Proceeds and Repurchase Prices in respect thereof), except amounts collected in respect of Monthly Payments due on or prior to the Cut-off Date. On or prior to the Closing Date, the Master Servicer shall deposit into the Certificate Account all installments of principal and interest due on the Assets after the Cut-off Date and received by the Master Servicer prior to the Closing Date, plus each Principal Prepayment of any Asset (including any related payment of interest) received by the Master Servicer on or after the Cut-off Date but prior to the Closing Date.

         (c) Amounts on deposit in the Certificate Account may be invested at the direction of the Master Servicer in Eligible Investments, and earnings on amounts deposited in such account shall be credited to the account of the Master Servicer as servicing compensation in addition to the Servicing Fee and shall offset P&I Advances due from the Master Servicer in respect of the Distribution Date next succeeding the date on which such earnings were made or, in the alternative at the Master Servicer's option, may be released to the Master Servicer on such Distribution Date. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately upon realization of any such losses.

SECTION 3.07.     WITHDRAWALS FROM CERTIFICATE ACCOUNT; REMITTANCE AMOUNTS.

         (a) Withdrawals from Certificate Account. The Master Servicer may withdraw funds on deposit in the Certificate Account for the following purposes:

                  (1) to reimburse itself for any Advances previously made by the Master Servicer, which Advances remain unreimbursed to the Master Servicer, out of Related Proceeds or, if such Advances have been determined by the Master Servicer to have become Non-Recoverable Advances, out of any funds on deposit in the Certificate Account;


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

                  (2) to pay any Servicing Fees and other servicing compensation provided for herein due to the Master Servicer; and

                  (3) to enable the Master Servicer to remit the Remittance Amount to the Trustee on each Remittance Date, as described in Section 3.07(b) below.

         (b) Remittance Dates. On or prior to the Remittance Date for any Distribution Date, the Master Servicer shall remit the Remittance Amount for such Distribution Date to the Trustee, from and to the extent of the funds in the Certificate Account, plus all required P&I Advances, by wire transfer or otherwise, in immediately available funds, for deposit into the Distribution Account. If the Certificate Account is maintained by the Trustee, on each Remittance Date, the Master Servicer shall notify the Trustee as to the amount of the related Remittance Amount and the amount of all required P&I Advances to be covered by investment earnings on the Certificate Account, and the Trustee shall transfer such amount from the Certificate Account to the Distribution Account on the related Distribution Date. In such event, the Master Servicer shall still remit any P&I Advances not covered by investment earnings on the Certificate Account to the Trustee for deposit into the Distribution Account on the Remittance Date.

         Notwithstanding the foregoing, if a Terminating Purchase is to be made on such Distribution Date, and the Master Servicer shall have received the Termination Price or shall be the Terminator, the Master Servicer shall remit the Termination Price rather than the Remittance Amount to the Trustee for deposit into the Distribution Account.

         (c) Treatment of Early Payments. Early Payments received by the Master Servicer shall be retained in the Certificate Account and transferred to the Distribution Account when and as if such Early Payments had otherwise been received by the Master Servicer as scheduled payments under the Assets. However, Early Payments on any Assets for a Series on deposit in the Certificate Account that are not yet due to be passed through to Certificateholders on any Distribution Date may be remitted to the Distribution Account to offset delinquencies on other Assets for the same Series. If Early Payments on any Asset are used to offset delinquencies on other Assets, subsequent late recoveries of such delinquent amounts on such other Assets shall be treated by the Master Servicer as a restoration of the Early Payments used to offset such delinquent amounts and shall be deposited into the Certificate Account in accordance with Section 3.06(a) hereof. The Master Servicer shall maintain records with respect to its application of Early Payments.

SECTION 3.08.     REALIZATION UPON DEFAULTED ASSETS.

         (a) The Master Servicer shall repossess, foreclose upon or otherwise comparably convert the ownership of any Mortgaged Property securing an Asset that comes into and continues in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to
Section 3.03 hereof. In connection with such repossession, foreclosure or other conversion, the Master Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual for responsible holders of residential, one- to four-family mortgage loans and as shall be in compliance with all applicable laws; provided, that such practices and procedures shall be, in all circumstances, undertaken with a view toward maximizing the amount of principal and interest recovered on the Assets.

         (b) The Master Servicer may commence and prosecute any Proceedings in respect of any Asset in default in its own name on behalf of the Trustee or, if the Master Servicer deems it necessary, in the name of the Trustee. If the Master Servicer elects to commence a Proceeding to enforce an Asset, the act of commencement shall be deemed to entail an automatic assignment of the Asset to the Master Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding in which the Master Servicer seeks to collect payments due on any Asset, it is held that the Master Servicer lacks standing to enforce an Asset (or otherwise is not permitted to enforce an Asset) on the grounds that it is not a real party in interest or a holder entitled to enforce

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

the Asset, the Trustee, on behalf of the Certificateholders, shall take such steps as the Master Servicer deems necessary to enforce the Asset, including bringing suit in its name or in the names of the Certificateholders. Any such action by the Trustee shall be taken at the Master Servicer's expense, but such expenses (including, without limitation, attorneys' fees) shall be deemed Liquidation Expenses which the Master Servicer shall have no obligation to incur to the extent it makes a good faith determination that such Liquidation Expenses will not be recoverable out of Liquidation Proceeds of the related Asset.

         (c) In seeking to enforce the Assets, the Master Servicer may exercise any rights of recourse against guarantors or sureties of any Obligor's obligations (or against any other third parties against whom any rights of recourse exist in connection with any Asset).

         (d) The Master Servicer's obligations under this Section are subject to the proviso that, in the case of damage to a Mortgaged Property, the Master Servicer shall not be required to expend its own funds in making Liquidation Expenses to restore such property unless it shall determine, in its reasonable judgment, (1) that such restoration will increase the proceeds of liquidation of the related Asset, after reimbursement to the Master Servicer for such expenses, and (2) that such Liquidation Expenses, if made, will be recoverable out of Liquidation Proceeds of such Asset. If the Master Servicer recovers any Insurance Proceeds or Liquidation Proceeds in respect of any Asset, the Master Servicer may deduct the amount of any Insured Expenses and unreimbursed Liquidation Expenses incurred by it in respect of such Asset from such gross Insurance Proceeds and Liquidation Proceeds, respectively, prior to deposit of such proceeds into the Certificate Account.

         (e) Notwithstanding any of the foregoing, the Master Servicer shall not repossess, foreclose upon or otherwise comparably convert the ownership of any Mortgaged Property securing an Asset in cases where the Master Servicer has actual knowledge that the Mortgaged Property is situated on a toxic waste site as determined by the United States Environmental Protection Agency or other comparable federal or state agency and where, in the good faith judgment of the Master Servicer, the liabilities that would be imposed upon the Trust with respect to such toxic waste site would exceed the Net Liquidation Proceeds that could be realized upon liquidation of the related Asset. The Master Servicer shall have no affirmative duty or obligation to determine whether any Mortgaged Property is situated on a toxic waste site.

SECTION 3.09.     TITLE, CONSERVATION, AND DISPOSITION OF REO PROPERTY.

         (a) The Master Servicer shall maintain, protect, and insure any REO Property acquired pursuant to Section 3.08 hereof, on behalf of the Trust, in accordance with standard industry practice solely for the purpose of its prompt disposition and sale and with a view toward maximizing the amount of principal and interest recovered on the Assets. During any period in which the Trust holds a REO Property, the Master Servicer shall not (1) lease the REO Property, (2) authorize or permit any construction on the REO Property, other than the completion of a building or improvement thereon, and then only if more than 10% of the construction of such building or other improvement was completed before default on the related Asset became imminent, all within the meaning of section 856(e)(4)(B) of the Code, or (3) allow the REO Property to be used in any trade or business conducted by the Trust. If one or more REMIC elections are made with respect to the assets of the Trust, the Master Servicer shall use its best efforts to dispose of such REO Property for its fair market value within 22 months after its acquisition by the Trust pursuant to the Master Servicer's ordinary commercial practices. If the Master Servicer is unable to sell such REO Property in the course of its ordinary commercial practices within that 22-month period, the Master Servicer shall (a) purchase such REO Property at a price equal to such REO Property's fair market value or (b) auction such REO Property to the highest bidder in an auction reasonably designed to produce a fair price (an "Auction") that takes place within one month after the end of the 22-month period. If the Master Servicer and the Trustee either (1) receive an Opinion of Counsel indicating that, under then-current law, the REMIC may hold REO Property associated with a REMIC Asset for a period longer than two years without threatening the REMIC status of any related REMIC or causing the imposition of a tax upon any such REMIC or (2) the Master Servicer applies for and is granted an extension of such 22-month period pursuant to Code sections 860G(a)(8) and 856(e)(3) (the applicable

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

period provided pursuant to such Opinion of Counsel or such Code section being referred to herein as an "Extended Holding Period"), upon the direction of the Depositor or the Trustee, the Master Servicer shall continue to attempt to sell such REO Property pursuant to its ordinary commercial practices until the date two months prior to the expiration of the Extended Holding Period. If no REMIC election has been made or is to be made with respect to the assets of the Trust, the 22-month period for disposing of any REO Property as described in the preceding two sentences shall be an eleven-month period. The Master Servicer shall either sell any REO Property remaining after such date in an Auction or purchase such REO Property (at the price set forth in this paragraph) before the end of the Extended Holding Period. In the event of any such sale of a REO Property, the Trustee shall, at the written request of the Master Servicer and upon being supplied with appropriate forms therefor, within five Business Days after its receipt of the proceeds of such sale or auction, instruct the Master Servicer to release to the purchaser the related Master Servicer Mortgage Loan File, and in any event the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the REO Property, and shall deliver to such purchaser any Asset Documents relating to such Asset that are in the Trustee's possession, whereupon the Trustee shall have no further responsibility with regard to any related Master Servicer Mortgage Loan File. Neither the Trustee nor the Master Servicer, acting on behalf of the Trust, shall provide financing from such Trust to any purchaser of a REO Property.

         (b) In the event that title to any REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee for the benefit of the Certificateholders. The Master Servicer shall, in accordance with Section 3.09(a), use its reasonable efforts to sell any REO Property as expeditiously as possible, but in all events within the time period, and subject to the conditions set forth in Section 3.09(a) hereof. Pursuant to its efforts to sell such REO Property, the Master Servicer shall either itself or through an agent selected by the Master Servicer protect and conserve such REO Property in the same manner and to such extent as it customarily does in connection with its own repossessed mortgaged properties (as applicable), incident to its conservation and protection of the interests of the Certificateholders.

         (c) The Master Servicer shall deposit all net funds collected and received in connection with the operation of any REO Property in the applicable Certificate Account no later than the second Business Day following receipt of such funds.

         (d) The Master Servicer, upon the final disposition of any REO Property, shall be entitled to reimbursement of any related unreimbursed Advances related to the Asset for such REO Property as well as any unpaid Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property.

         (e) The final disposition of any REO Property shall be carried out by the Master Servicer at the REO Property's fair market value under the circumstances existing at the time of disposition and upon such terms and conditions as the Master Servicer shall deem necessary or advisable, and as are in accordance with accepted servicing practices and in accordance with Section 3.09(a) above.

         (f) The Liquidation Proceeds from the final disposition of any REO Property shall be deposited into the Certificate Account promptly following receipt of such Liquidation Proceeds and, subject to such withdrawals as may be permitted by Section 3.07(a) above, shall be transferred to the Distribution Account pursuant to Section 3.07(b) above.

         (g) The Master Servicer shall prepare and file reports of foreclosure and abandonment in accordance with section 6050J of the Code.

         (h) Notwithstanding any other provision of this Agreement, the Master Servicer, acting on behalf of the Trustee hereunder, shall not rent, lease, or otherwise earn income or take any action on behalf of the Trust with respect to any REO Property that might (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of section 860G(a)(8) of the Code or (ii) result in the receipt by any related REMIC of any


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

"income from non-permitted assets" within the meaning of section 860F(a)(2) of the Code or any "net income from foreclosure property" within the meaning of section 860G(c)(2) of the Code, both of which types of income are subject to tax under the REMIC Provisions, unless the Trustee has received an Opinion of Counsel at the Trust's expense (the costs of which shall be recoverable out of the applicable Certificate Account), to the effect that, under the REMIC Provisions and any relevant proposed legislation, any income generated for any related REMIC by the REO Property would not result in the imposition of a tax upon such REMIC.

                  Without limiting the generality of the foregoing, the Master Servicer shall not:

                  (i) enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

                  (ii) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

                  (iii) authorize or permit any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of section 856(e)(4)(B) of the Code; or

                  (iv) Directly Operate, or allow any other Person (other than an Independent Contractor) to Directly Operate, any REO Property on any date more than 90 days after its acquisition date;

unless, in any such case, the Master Servicer has requested and received the Opinion of Counsel described in the preceding sentence, in which case the Master Servicer may take such actions as are specified in such Opinion of Counsel.

         (i) The Master Servicer shall not acquire any personal property relating to any Asset pursuant to this Section 3.09 unless either:

                  (1) such personal property is incident to real property (within the meaning of section 856(e)(1) of the Code) so acquired by the Master Servicer; or

                  (2) the Master Servicer shall have requested and received an Opinion of Counsel, at the expense of the Trust (recoverable out of the Certificate Account), to the effect that the holding of such personal property by the related REMIC will not cause the imposition of a tax under the REMIC Provisions on any REMIC related to the Trust or cause any such REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding.

SECTION 3.10. FULL PREPAYMENTS AND LIQUIDATIONS; TRUSTEE TO COOPERATE; RELEASE OF MORTGAGE FILES.

         (a) Mortgage Loans. Upon the liquidation of any Mortgage Loan, the Master Servicer shall remit the proceeds thereof to the related Certificate Account in accordance with Sections 3.05 and 3.06 above and shall deliver to the Trustee a Request for Release requesting that the Trustee execute such instrument of release or satisfaction as is necessary to release the related Mortgaged Property from the lien of the related Mortgage. The Trustee shall, within five Business Days of its receipt of such a Request for Release, release, or cause the Custodian to release, the related Trustee Mortgage Loan File to the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to a Certificate Account or Distribution Account.

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


         From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including but not limited to, collection under any Title Insurance Policy, Primary Mortgage Insurance Policy, flood insurance policy or Standard Hazard Insurance Policy or to effect a partial release of any Mortgaged Property from the lien of the related Mortgage, the Master Servicer shall deliver to the Trustee a Request for Release. The Trustee shall, within five Business Days after its receipt of such Request for Release, release, or cause the Custodian to release, the related Trustee Mortgage Loan File to the Master Servicer. Any such Request for Release shall obligate the Master Servicer to return each and every document previously requested from the Trustee Mortgage Loan File to the Trustee by the twenty-first day following the release thereof, unless (a) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the related Certificate Account or Distribution Account or the Trustee Mortgage Loan File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trustee a certificate of the Master Servicer certifying as to the name and address of the Person to which such Trustee Mortgage Loan File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of an Officer's certificate of the Master Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the applicable Certificate Account or the Distribution Account have been so deposited, or that such Mortgage Loan has become an REO Property, the Request for Release shall be released by the Trustee to the Master Servicer.

         (b) Trustee's Execution of Documents in connection with Foreclosures. Upon written certification of the Master Servicer, the Trustee shall execute and deliver to the Master Servicer court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Obligor on a Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by such Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the related Mortgage, except for the termination of such a lien upon completion of the foreclosure proceeding or trustee's sale.

SECTION 3.11.     DUE-ON-SALE CLAUSES AND ASSUMPTION AGREEMENTS.

         Upon learning of any conveyance or prospective conveyance of a Mortgaged Property securing any Mortgage Loan, the Master Servicer may exercise its rights, subject to state law, under any "due-on-sale" clause of the Mortgage Note or Mortgage relating to such Mortgaged Property to demand immediate payment in full of all amounts due under such Mortgage Loan. With respect to Mortgage Loans, the Master Servicer will exercise such rights to the extent, under the circumstances, and in the manner in which the Master Servicer enforces such clauses with respect to other Mortgage Loans held in its portfolio, but will not exercise such rights if prohibited by law from doing so.

         If the Master Servicer determines not to enforce a "due-on-sale" clause with respect to an Asset, the Master Servicer will enter into an assumption and/or modification agreement with the person to whom the Mortgaged Property has been conveyed in a form that is customary or appropriate in the Master Servicer's reasonable business judgment pursuant to which such person becomes liable under the Asset and pursuant to which, to the extent permitted by applicable law and deemed appropriate by the Master Servicer in its reasonable judgment, the original Obligor remains liable on such Asset; provided, that (a) the Master Servicer reasonably determines that permitting such assumption by such person will not increase materially the risk of nonpayment of amounts due under the related Asset, (b) such action is not prohibited by law and will not affect adversely or jeopardize any coverage under any Insurance Policy required to be maintained with respect to such Asset pursuant to the Pooling and Servicing Agreement, (c) neither the Unpaid Principal Balance nor the Asset Rate of the related Asset may be reduced and


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

(d) if one or more REMIC elections have been made with respect to the assets of the Trust, no other material term of the related Asset (including, without limitation, the amortization schedule or any other term affecting the amount or timing of payments on such Asset) may be modified without an Opinion of Counsel to the effect that such modification will not be treated, under the REMIC Provisions, as an acquisition of the modified Asset by the REMIC in exchange for the unmodified Asset on the date the modification occurs. The Master Servicer shall follow its customary underwriting procedures prior to entering into any such assumption agreement, including, without limitation, a satisfactory credit review of any Person assuming such Asset.

SECTION 3.12.     ANNUAL ACCOUNTANTS' CERTIFICATE; ANNUAL STATEMENT AS TO
                  COMPLIANCE.

         (a) The Master Servicer shall deliver to the Trustee, on or before March 31 of each year, with respect to each Pooling and Servicing Agreement that the Master Servicer entered into on or before the preceding December 31, an Officer's Certificate signed by the President or any Vice President of the Master Servicer, dated as of September 30 of the preceding year, stating that (1) a review of the activities of the Master Servicer during the preceding 12-month period (or since the Cut-off Date in the case of the first such Officer's Certificate relating to any Trust) and of its performance under the Pooling and Servicing Agreement has been made under such Officer's supervision and (2) to the best of such Officer's knowledge, based on such review, the Master Servicer has fulfilled all its obligations under the Pooling and Servicing Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such Officer and the nature and status thereof. A copy of such certificate may be obtained by any other Holder who makes a request in writing to the Trustee addressed to the Corporate Trust Office.

         (b) In addition, on or before March 31 of each year, the Master Servicer, at its expense, shall cause a firm of Independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee and each applicable Rating Agency to the effect that (1) such firm has audited the financial statements of the Master Servicer for the Master Servicer's most recently ended fiscal year and issued its report thereon; (2) such audit included tests of the records and documents relating to mortgage loans serviced by the Master Servicer for others in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, or any successor program promulgated by the accounting profession ("USAP"); and (3) such other statements as are contemplated under USAP, including, if called for under USAP, a statement as to whether the Master Servicer's management's written assertion to such firm (which shall be attached to the statement of such firm) that its servicing during the applicable fiscal year complied with USAP's minimum servicing standards in all material respects is fairly stated in all material respects. The audit tests referred to in clause (2) of the preceding sentence shall be applied to mortgage loans serviced under the Pooling and Servicing Agreement and/or, in the sole discretion of such firm, mortgage loans serviced under pooling and servicing agreements, trust agreements or indentures substantially similar to the Pooling and Servicing Agreement (hereinafter referred to as "Pooling Agreements"). For purposes of such statement, such firm may assume conclusively that all Pooling Agreements under which the Master Servicer is the servicer of mortgage loans for a trustee relating to certificates evidencing an interest in mortgage loans are substantially similar to one another except for any such Pooling Agreement which by its terms specifically states otherwise.

SECTION 3.13.     SERVICING FEES.

         As compensation for the services provided for a Series (including servicing of the related Assets and administration of the related Trust) and ordinary expenses incurred by the Master Servicer under the Pooling and Servicing Agreement, on each Distribution Date the Master Servicer shall be entitled to receive the Servicing Fee on each Asset from amounts collected on such Asset. Except as otherwise expressly provided in the Pooling and Servicing Agreement, the Master Servicer shall perform all of the obligations to be performed by it under the Pooling and Servicing Agreement at its expense and without cost or charge to the Trustee. The Servicing Fee relating to any Asset shall be payable solely from the interest portion of each Monthly Payment or other payment of or in respect of interest collected by the Master Servicer in respect of such Asset, whether from the proceeds


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

of any judgment, writ of attachment or levy against the related Obligor or its assets, or from funds received by the Master Servicer in connection with any Principal Prepayment in full, from Insurance Proceeds or Liquidation Proceeds or in connection with any purchase or repurchase of an Asset; provided, however, that the Servicing Fee with respect to an Asset in any month shall be payable to the Master Servicer out of amounts paid by the related Obligor toward the Monthly Payment due on such Asset during such month only if the related Obligor has remitted the entire amount of such Monthly Payment. The Master Servicer also shall be entitled to additional servicing compensation as specified in Sections 3.06(c) and 3.14 hereof. Unless otherwise provided in the Pooling and Servicing Agreement for a Series, the Master Servicer may retain its Servicing Fee and any other servicing compensation provided for in such Pooling and Servicing Agreement from gross interest collections on the related Assets prior to depositing such collections into the related Certificate Account.

SECTION 3.14.     LATE CHARGES; PREPAYMENT FEES OR OTHER CHARGES.

         To the extent permitted by law, the Pooling and Servicing Agreement and the terms of any Asset, the Master Servicer may collect and retain as additional compensation any late charges, extension fees or similar fees provided for in the Asset.

         To the extent reasonable and permitted by the terms of any Asset and by law, the Master Servicer may collect from the Obligors, and retain as additional compensation, prepayment fees, assumption fees or any fees imposed in connection with the replacement by such Obligor of the related Standard Hazard Insurance Policy.

         Notwithstanding any other provisions of the Pooling and Servicing Agreement, the Master Servicer shall not charge or impose upon any Obligor, nor seek to charge or impose upon any Obligor, or assert a right to receive from any Obligor, any fee, charge, premium or penalty that, if charged or collected, would violate or contravene any law, including usury laws, or the terms of the related Asset.

SECTION 3.15. MAINTENANCE OF STANDARD HAZARD INSURANCE, PRIMARY MORTGAGE INSURANCE, AND ERRORS AND OMISSIONS COVERAGE.

         (a) Standard Hazard Insurance. Except as otherwise provided in this Section 3.15(a), the Master Servicer shall cause to be maintained with respect to each Mortgage Loan and each REO Property one or more Standard Hazard Insurance Policies that provide, at a minimum, the same coverage as that provided by a standard form fire and extended coverage insurance policy that is customary for residential real property and which shall include flood insurance coverage issued by a Qualified Insurer, providing coverage in an amount at least equal to the lesser of (1) the maximum insurable value of the related Mortgaged Property or (2) the principal balance due from the Obligor under such Mortgage Loan; provided, however, that in any event the amount of coverage provided by each Standard Hazard Insurance Policy must be sufficient to avoid the application of any co-insurance clause contained therein. As part of its collection responsibilities, the Master Servicer shall proceed to collect the premiums due on the Standard Hazard Insurance Policies from the Obligors in accordance with the degree of skill and care that is customarily used for such purpose in the residential mortgage loan servicing industry. Each Standard Hazard Insurance Policy caused to be maintained by the Master Servicer shall contain a standard loss payee clause in favor of the Master Servicer and its successors and assigns. Any amounts received under any such policies shall be deposited initially into the related Certificate Account and then deposited into the related Distribution Account pursuant to Sections 3.06 and 3.07 hereof, within the respective time frames specified in such Sections.

         In lieu of causing individual Standard Hazard Insurance Policies to be maintained with respect to each Mortgaged Property pursuant to subsection (a) of this Section 3.15, the Master Servicer may maintain one or more blanket insurance policies, each issued by a Qualified Insurer, covering losses on the Obligors' interests in the Assets relating to such Mortgaged Properties resulting from the absence or insufficiency of such individual Standard Hazard Insurance Policies. The Master Servicer shall pay the premium for any such policy on the basis described therein and shall pay any deductible amount with respect to claims under such policy relating to the Assets covered


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

thereby. All amounts collected by the Master Servicer under any such blanket policy and any payments by the Master Servicer of deductible amounts thereunder, in each case relating to an Asset covered thereby, shall be deposited initially into the Certificate Account pursuant to Sections 3.05 and
3.06 hereof (within the respective time frames specified in such Sections), after payment to (or retention by) the Master Servicer of all Insured Expenses and Liquidation Expenses incurred by it with respect to the Mortgaged Property to which such recovery relates, as well as the amount of any Advances made by the Master Servicer with respect to the related Asset that have not been reimbursed to the Master Servicer.

         (b) Primary Mortgage Insurance. The Master Servicer must maintain a Primary Mortgage Insurance Policy in full force and effect on each Mortgage Loan, if any, which is identified in the related Sales Agreement as being covered by a Primary Mortgage Insurance Policy. Any such Primary Mortgage Insurance Policy must insure the portion of the Unpaid Principal Balance of the related Mortgage Loan that exceeds 75% of the value of the related Mortgaged Property (as set forth in the appraisal obtained in connection with origination of the Mortgage Loan) (the Mortgaged Property's "Initial Value") unless such Primary Mortgage Insurance coverage has been waived in writing by the Depositor at the time it purchases the Mortgage Loan or such Primary Mortgage Insurance is canceled under the circumstances described below. If a covered Mortgage Loan provides for negative amortization or the potential for negative amortization, the Primary Mortgage Insurance Policy must also insure any increase in the Unpaid Principal Balance of the Mortgage Loan from the original principal balance of the related Mortgage Note. In the event that the rating assigned by any Rating Agency for any of the related Certificates to the claims-paying ability of any related Mortgage Insurer is reduced subsequent to the issuance of the related Certificates, the Master Servicer will use its best efforts to replace each Primary Mortgage Insurance Policy issued by the downgraded Mortgage Insurer with a new Primary Mortgage Insurance Policy issued by an insurer whose claims-paying ability is acceptable to the Depositor. The premium for any replacement policy shall not exceed the premium for any replaced policy.

         The Master Servicer may cancel the Primary Mortgage Insurance Policy maintained with respect to any Mortgage Loan at the related Mortgagor's request if the following conditions are met:

                  (1) The current Mortgage Loan-to-Value Ratio of the mortgage Loan must be 80% or less. The current Mortgage Loan-to-Value Ratio must be calculated by dividing the Unpaid Principal Balance of the Mortgage Loan by the Initial Value of the related Mortgaged Property;

                  (2) The Mortgage Loan may not have been 30 days or more delinquent at any time within the preceding twelve months; and

                  (3) There nay not have been any other default under the terms of the Mortgage Loan at any time during the preceding twelve months.

         The Master Servicer must take all steps necessary to ensure the payment by each Mortgage Insurer of the maximum benefits available under the terms of the related Primary Mortgage Insurance Policy. The Master Servicer must work diligently with the Mortgage Insurer to determine whether such insurer will settle a claim under a Primary Mortgage Insurance Policy by taking title to the related Mortgaged Property or in some other manner. Upon receipt of any proceeds of a Primary Mortgage Insurance Policy, the Master Servicer must deposit such proceeds into the applicable Certificate Account in accordance with Sections 3.05 and 3.06 above.

         (c) Errors and Omissions Coverage; Fidelity Bond. The Master Servicer shall keep in force throughout the term of the Pooling and Servicing Agreement a policy or policies of insurance issued by a Qualified Insurer covering errors and omissions in the performance of its obligations as Master Servicer hereunder, including failure to maintain insurance as required by the Pooling and Servicing Agreement, and a fidelity bond covering the Master Servicer's performance under the Pooling and Servicing Agreement. Such policy or policies and bond shall be in such form and amount as is generally customary among Persons that service a portfolio of mortgage loans having an aggregate principal amount of $100 million or more and which Persons are generally regarded as servicers acceptable to institutional investors.

                                   ARTICLE IV

                 REMITTANCE AND REPORTING TO CERTIFICATEHOLDERS

SECTION 4.01.     REMITTANCE REPORTS.

         On or before the third Business Day prior to each Distribution Date, the Master Servicer shall prepare a statement containing the information specified below as to such Distribution Date (a "Remittance Report") and deliver such statement to the Trustee. The Trustee shall forward such report to the Certificateholders on the related Distribution Date, by mail to the addresses of such Certificateholders as listed in the Certificate Register on the preceding Record Date. A Remittance Report for a Distribution Date for a Series shall identify the following items:

                  (1) the aggregate amount of each of the following, stated separately, with respect to the related Assets: (A) the amount of all scheduled principal payments on the Assets relating to such Distribution Date, (B) the principal components and interest components of all Monthly Payments made by the Obligors on the Assets during the related Collection Period, (C) Principal Prepayments (including related Net Insurance Proceeds) received by the Master Servicer during the related Prepayment Period, (D) Liquidation Proceeds (including related Insurance Proceeds) and Net Liquidation Proceeds (including related Net Insurance Proceeds) received during the related Prepayment Period, (E) the amount of any Repurchase Price paid by the Depositor, the Seller or the Master Servicer with respect to any of the Assets purchased by the Depositor, the Seller or the Master Servicer pursuant to Section 2.05 hereof during the related Prepayment Period, (F) the aggregate number of REO Properties in the Trust as of the end of the related Prepayment Period and the aggregate of the unpaid principal balances of the related Mortgage Loans, (G) the aggregate number and the aggregate Unpaid Principal Balance of Outstanding Mortgage Loans that are (i) delinquent one month (i.e., 30 to 59 days) as of the end of the related Prepayment Period, (ii) delinquent two months (i.e., 60 to 89 days) as of the end of the related Prepayment Period, (iii) delinquent three months (i.e., 90 days or longer) as of the end of the related Prepayment Period and (iv) as to which repossession, foreclosure or other comparable proceedings have been commenced as of the end of the related Prepayment Period, (H) the amount of Realized Losses incurred on the Assets during the related Prepayment Period and on a cumulative basis since the Cut-off Date (the latter expressed as a dollar amount and as a percentage of the aggregate Cut-off Date Principal Balance) (separately identifying any Obligor Bankruptcy Losses, Special Hazard Losses and Fraud Losses, if they are separately allocated to the related Certificates) and (I) the aggregate Scheduled Principal Balance of the Mortgage Loans and the number of Outstanding Mortgage Loans at the end of the related Collection Period;

                  (2) the amount of the Available Distribution Amount for such Distribution Date;

                  (3) the amount of funds in the Distribution Account, if any, to be allocated to pay Servicing Fees, to reimburse the Master Servicer for Advances made, to reimburse the Depositor or the Master Servicer for expenses pursuant to Section 6.05 hereof, and to refund any overpayment of a Repurchase Price for an Asset pursuant to Section 2.05(f) hereof;

                  (4) the amount of the Servicing Fee for the related Collection Period;

                  (5) the aggregate amount of P&I Advances required to be made by the Master Servicer with respect to such Distribution Date, together with a statement of the amount, if any, of such required P&I Advances that the Master Servicer will not make in respect of such Distribution Date and of any P&I Advances that will not be made because they are Non-Recoverable Advances;


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



                  (6) the aggregate deposits into the Certificate Account relating to such Distribution Date and the aggregate withdrawals from the Certificate Account for each category of withdrawal specified in
         Section 3.07(a) hereof relating to such Distribution Date;

                  (7) in the case of a Trust (or designated assets thereof) for which a REMIC election has been or will be made, any other information required to be provided to Certificateholders by the REMIC Provisions; and

                  (8) any items relating to a specific Series of Certificates specified in the related Pooling and Servicing Agreement.

         The Trustee shall maintain a telephone number which investors may call to ascertain, on each Distribution Date, the Certificate Principal Balance of each Class of Certificates and the then-current Pass-Through Rate applicable to each such Class. Such number for any Series shall initially be as specified in the Prospectus Supplement for such Series and may only be changed after the Trustee notes the change in such number in writing on the Remittance Report it sends to Certificateholders.

         Within a reasonable period of time after the end of each calendar year, the Trustee shall prepare and furnish a statement, from information provided by the Master Servicer, containing the information concerning the amount of distributions of interest and principal on the Regular Certificates and the amount of distributions on the Residual Certificates, as well as any other information as may be required by the Code or Regulations and that customarily would be provided by a Trustee to Certificateholders in order to enable such Certificateholders to prepare their federal income tax returns, to each Person who at any time during the calendar year was a Certificateholder that constituted a retail investor or other Certificateholder that requests such statement, aggregated for such calendar year or portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

SECTION 4.02.     DISTRIBUTION ACCOUNT.

         The Trustee shall establish and maintain a Distribution Account for the benefit of the Certificateholders and shall deposit therein funds received with respect to the Remittance Amount for each Distribution Date immediately upon receipt thereof from the Master Servicer in accordance with Section 3.07(b) hereof. The Distribution Account shall be an Eligible Account and shall be either held in the Trustee's name or designated in a manner that reflects the custodial nature of the account and that all funds in such account are held in trust for the benefit of the Trustee.

         The Master Servicer shall keep and maintain separate accounting, on an Asset-by-Asset basis, for the purpose of justifying any payment to and from the Distribution Account.

SECTION 4.03.     ALLOCATION OF AVAILABLE DISTRIBUTION AMOUNT.

         On each Distribution Date for a Series, the Trustee shall withdraw all monies on deposit in the related Distribution Account in accordance with the related Remittance Report and shall distribute such amounts in the following order of priority:

                  (1) to pay the Master Servicer its monthly Servicing Fee, to the extent not previously retained or withdrawn from the Certificate Account by such Master Servicer;

                  (2) to reimburse the Master Servicer from any amounts on deposit in the Distribution Account for any Advance previously made which has become a Non-Recoverable Advance, or to reimburse the Master Servicer for any other Advance out of Related Proceeds on deposit in the Distribution Account, in either case to the extent not previously retained or withdrawn from the Certificate Account by the Master Servicer;

                  (3) to reimburse the Depositor or the Master Servicer for expenses incurred by or reimbursable to them pursuant to Section
         6.05 hereof;

                  (4) to refund any overpayment of a Repurchase Price for an Asset pursuant to Section 2.05(f) hereof; and

                  (5) to distribute to the Certificateholders (or, if more than one REMIC election has been made with respect to the Trust, to distribute to the holders of the Regular Interests and the Residual Interest in the Pooling REMIC), the amount of the Available Distribution Amount in accordance with the applicable Pooling and Servicing Agreement.

SECTION 4.04.     COMPLIANCE WITH WITHHOLDING REQUIREMENTS.

         Notwithstanding any other provisions of the Pooling and Servicing Agreement, the Trustee shall comply with all federal withholding requirements respecting payments of interest or principal to the extent of accrued original issue discount on Certificates to each Holder of such Certificates who (a) is not a "United States person," within the meaning of Code section 7701(a)(30),
(b) fails to furnish its TIN to the Trustee, (c) furnishes the Trustee an incorrect TIN, (d) fails to report properly interest and dividends, or (e) under certain circumstances, fails to provide the Trustee or the Certificateholder's securities broker with a certified statement, signed under penalties of perjury, that the TIN provided by such Certificateholder to the Trustee or such broker is correct and that the Certificateholder is not subject to backup withholding. The consent of such a Certificateholder shall not be required for such withholding. In the event the Trustee does withhold the amount of any otherwise required distribution from interest payments on the Assets (including principal payments to the extent of accrued original issue discount) or P&I Advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate with any payment to such Certificateholders the amount withheld. In addition, if any United States federal income tax is due at the time a Non-U.S. Person transfers a Residual Certificate, the Trustee or other Withholding Agent may (1) withhold an amount equal to the taxes due upon disposition of such Residual Certificate from future distributions made with respect to such Residual Certificate to the transferee thereof (after giving effect to the withholding of taxes imposed on such transferee), and (2) pay the withheld amount to the Internal Revenue Service unless satisfactory written evidence of payment by the transferor of the taxes due has been provided to the Trustee or such Withholding Agent. Moreover, the Trustee or other Withholding Agent may (1) hold distributions on a Residual Certificate, without interest, pending determination of amounts to be withheld, (2) withhold other amounts, if any, required to be withheld pursuant to United States federal income tax law from distributions that otherwise would be made to such transferee on each Residual Certificate that it holds, and (3) pay to the Internal Revenue Service all such amounts withheld.

SECTION 4.05.     REPORTS OF SECURITY PRINCIPAL BALANCES TO THE CLEARING AGENCY.

         If and for so long as any Certificate is held by the Clearing Agency, on the second Business Day before each Distribution Date, the Trustee shall give oral notice to the Clearing Agency (and shall promptly thereafter confirm in writing) the following: (a) the amount of interest and principal to be distributed on the Certificates of such Class on the upcoming Distribution Date, as reported in the related Remittance Report, (b) the Record Date for such distribution, (c) the Distribution Date for such distribution and (d) the aggregate Certificate Principal Balance of each Class of Certificates reported pursuant to clause (10) of Section 4.01 hereof in such month.

SECTION 4.06.     PREPARATION OF REGULATORY REPORTS.

         (a)      Subject to the provisions of subsections (b) and (c) of this
Section 4.06, the Master Servicer shall prepare or cause to be prepared, on behalf of the Trust, such supplementary and periodic information, documents and reports (such information, documents or reports are referred to hereinafter as "Periodic Reports") as may be required pursuant to Section 12(g) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), by the rules and regulations of the Commission thereunder or as a condition to approval of any application for relief ("Application for Relief") hereinafter referred to and, in connection therewith, shall prepare such applications and requests for exemption and other relief from such provisions as it may deem appropriate. The Master Servicer shall be deemed to certify as to each Periodic Report that it conforms in all material respects to applicable reporting requirements imposed by the Exchange Act or is otherwise in form and content appropriate for filing with the Commission. The Master Servicer is hereby authorized to and shall execute all such Periodic Reports or Applications for Relief on the Trustee's behalf and file the same with the Commission and other required filing offices, if any, on behalf of the Trust.

         (b) Within 30 days after the beginning of the first fiscal year of any Trust during which its obligation to file Periodic Reports pursuant to the Exchange Act shall have been suspended, the Master Servicer shall prepare, or cause to be prepared, a notice on Commission Form 15 ("Form 15") and is hereby authorized to and shall execute such Form 15 on the related Trustee's behalf; provided, however, that the Master Servicer shall be under no obligation to prepare such notice if the number of Certificateholders exceeds 300. The Master Servicer shall file any notice on Form 15 with the Commission in accordance with the provisions of Rule 15d-6 under the Exchange Act.

         (c) Notwithstanding any other provision of the Pooling and Servicing Agreement, the Trustee has not assumed, and shall not by its performance hereunder be deemed to have assumed, any of the duties or obligations of the Depositor or any other Person with respect to (1) the registration of the Certificates pursuant to the Securities Act, (2) the issuance or sale of the Certificates, or (3) compliance with the provisions of the Securities Act, the Exchange Act, or any applicable federal or state securities or other laws including, without limitation, any requirement to update the registration statement or prospectus relating to the Certificates in order to render the same not materially misleading to investors.

         (d) In connection with the Master Servicer's preparation of any Form 15 or of any Periodic Report, the Trustee shall provide it with information which it may reasonably request concerning the number and identity of the Holders appearing on the Certificate Register maintained by the Certificate Registrar, but the Trustee shall have no duty or obligation to provide information which does not appear on the Certificate Register, including any information concerning the ownership of Persons for whom a nominee is the Holder of record.

                                    ARTICLE V

                   THE POOLING INTERESTS AND THE CERTIFICATES

SECTION 5.01.     POOLING REMIC INTERESTS.

         If an election has been made to treat certain assets of the Trust as a Pooling REMIC, the Pooling and Servicing Agreement will set forth the terms of the Regular Interests and Residual Interest of the Pooling REMIC. Unless otherwise specified in the Pooling and Servicing Agreement, (a) the Pooling REMIC Regular Interests will be "regular interests" for purposes of the REMIC Provisions but will not constitute securities or certificates of interest in the Trust; and (b) the Trustee will be the owner of any such Regular Interests, which may not be transferred to any person other than a successor trustee appointed pursuant to Section 8.08 hereof unless the party desiring the transfer obtains a Special Tax Opinion.

SECTION 5.02.     THE CERTIFICATES.

         The Certificates shall be designated in the Pooling and Servicing Agreement. The Certificates in the aggregate will represent the entire beneficial ownership interest in the Trust Estate (or in the Issuing REMIC, if any). On the Closing Date, unless otherwise specified in the related Pooling and Servicing Agreement, the aggregate Certificate Principal Balance of the Certificates will not be less than the aggregate Unpaid Principal Balance of the underlying Assets as of the Cut-off Date, after application of principal payments due on or before such date, whether or not received. The Certificates will be substantially in the forms annexed to the Pooling and Servicing Agreement. Unless otherwise provided in the Pooling and Servicing Agreement, the Certificates of each Class will be issuable in registered form. Each Certificate will share ratably in all rights of the related Class.

         Upon original issue, the Certificates shall be executed and delivered by the Trustee and the Trustee shall cause the Certificates to be authenticated by the Certificate Registrar to or upon the order of the Depositor. The Certificates shall be executed and attested by manual or facsimile signature on behalf of the Trustee by an authorized Officer under its seal imprinted thereon. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper Officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall represent entitlement to any benefit under the Pooling and Servicing Agreement or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided in the Pooling and Servicing Agreement (in the forms of Certificates attached thereto as Exhibits) executed by the Certificate Registrar by manual signature, and such certificate of authentication shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their execution, except that those Certificates delivered on the Closing Date may be dated the Accrual Date.

SECTION 5.03.     BOOK-ENTRY CERTIFICATES.

         (a) The Book-Entry Certificates will be represented initially by one or more certificates registered in the name of CEDE & Co., as nominee of the Clearing Agency. The Depositor, the Master Servicer and the Trustee may for all intents and purposes (including the making of payments on the Book-Entry Certificates) deal with the Clearing Agency as the authorized representative of the Beneficial Owners of the Book-Entry Certificates for as long as those Certificates are registered in the name of the Clearing Agency. The rights of Beneficial Owners of the Book-Entry Certificates shall be limited to those established by law and agreements between such Beneficial Owners and the Clearing Agency and Clearing Agency Participants. The Beneficial Owners of the Book-Entry Certificates shall not be entitled to certificates for the Book-Entry Certificates as to which they are the Beneficial Owners, except as provided in subsection (c) below. Requests and directions from, and votes of, the Clearing Agency, as Holder, shall not be deemed to be inconsistent if they are made with respect to different Beneficial Owners. Without the


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

consent of the Depositor, the Master Servicer and the Trustee, a Book-Entry Certificate may not be transferred by the Clearing Agency except to another Clearing Agency that agrees to hold the Book-Entry Certificate for the account of the respective Clearing Agency Participants and Beneficial Owners.

         (b) Neither the Depositor, the Master Servicer nor the Trustee will have any liability for any aspect of the records relating to or payment made on account of Beneficial Owners of the Book-Entry Certificates held by the Clearing Agency, for monitoring or restricting any transfer of beneficial ownership in a Book-Entry Certificate or for maintaining, supervising or reviewing any records relating to such Beneficial Owners.

         (c) The Book-Entry Certificates will be issued in fully-registered, certificated form to Beneficial Owners of Book-Entry Certificates or their nominees, rather than to the Clearing Agency or its nominee, only if (1) the Depositor advises the Trustee in writing that the Clearing Agency is no longer willing or able to discharge properly its responsibilities as depository with respect to the Book-Entry Certificates and the Depositor is unable to locate a qualified successor within 30 days or (2) the Depositor, at its option, elects to terminate the book-entry system operating through the Clearing Agency. Upon the occurrence of either such event, the Trustee shall notify the Clearing Agency, which in turn will notify all Beneficial Owners of Book-Entry Certificates through Clearing Agency Participants, of the availability of certificated Certificates. Upon surrender by the Clearing Agency of the certificates representing the Book-Entry Certificates and receipt of instructions for re-registration, the Trustee will reissue the Book-Entry Certificates as certificated Certificates to the Beneficial Owners identified in writing by the Clearing Agency. Such certificated Certificates shall not constitute Book-Entry Certificates. All reasonable costs associated with the preparation and delivery of certificated Certificates shall be borne by the Depositor.

SECTION 5.04.     REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES.

         The Trustee shall cause to be kept at its Corporate Trust Office a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee will initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

         If a Person other than the Trustee is appointed by the Trustee as Certificate Registrar, such Person will give the Trustee prompt written notice of the location, and any change in the location, of the Certificate Register, and the Trustee shall have the right to inspect the Certificate Register at all reasonable times and to obtain copies thereof, and the Trustee shall have the right to rely upon a certificate executed on behalf of the Certificate Registrar by an Officer thereof as to the names and addresses of the Holders of the Certificates and the principal amounts and numbers of such Certificates.

         Subject to Section 5.05 below, upon surrender for registration of transfer of any Certificate at the Corporate Trust Office of the Trustee or at any other office or agency of the Trustee maintained for such purpose, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest.

         At the option of the Certificateholders, each Certificate may be exchanged for other Certificates of the same Class with the same and authorized denominations and a like aggregate Percentage Interest, upon surrender of such Certificate to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and cause the Certificate Registrar to authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing.

         No service charge to the Certificateholders shall be made for any transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         All Certificates surrendered for transfer and exchange shall be destroyed by the Certificate Registrar.

         The Trustee will (or will cause the Certificate Registrar to) provide notice to the Trustee of each transfer of a Certificate, and will provide the Trustee and Master Servicer with an updated copy of the Certificate Register on January 1 and July 1 of each year (or at such other time as the Master Servicer may request).

SECTION 5.05.     RESTRICTIONS ON TRANSFER.

         (a) Securities Law Compliance. No transfer of any Private Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. Any Holder of a Private Certificate shall, and, by acceptance of such Certificate, does agree to, indemnify the Depositor, the Trustee and the Master Servicer against any liability that may result if any transfer of such Certificates by such Holder is not exempt from registration under the Securities Act and all applicable state securities laws or is not made in accordance with such federal and state laws. Neither the Depositor, the Trustee nor the Master Servicer is obligated to register or qualify any Private Certificate under the Securities Act or any other securities law or to take any action not otherwise required under these Standard Terms or the related Pooling and Servicing Agreement to permit the transfer of such Certificates without such registration or qualification. The Trustee shall not register any transfer of a Private Certificate (other than a Residual Certificate) unless and until the prospective transferee provides the Trustee with a Transferee Agreement or, if the Certificate to be transferred is a Rule 144A Certificate, a Rule 144A Agreement certifying to facts which, if true, would mean that the proposed transferee is a Qualified Institutional Buyer, and unless and until the transfer otherwise complies with the provisions of this Section 5.05. If a proposed transfer does not involve a Rule 144A Certificate or the transferee's Rule 144A Agreement does not certify to facts which, if true, would mean that the transferee is a Qualified Institutional Buyer, (i) the Master Servicer and the Trustee shall require that the transferor and transferee certify as to the factual basis for the registration exemption(s) relied upon and (ii) if such transfer is made within three years after the acquisition thereof by a non-Affiliate of the Depositor from the Depositor or an Affiliate of the Depositor, the Master Servicer or the Trustee may also may require an Opinion of Counsel that such transfer may be made without registration or qualification under the Securities Act and applicable state securities laws, which Opinion of Counsel shall not be obtained at the expense of the Depositor, the Trustee or the Master Servicer. Notwithstanding the foregoing, no Rule 144A Agreement, Transferee Agreement or Opinion of Counsel shall be required in connection with the initial transfer of the Private Certificates and no Opinion of Counsel shall be required in connection with the transfer of the Private Certificates by a broker or dealer, if such broker or dealer was the initial transferee.

         The Depositor shall provide to any transferee Holder of a Rule 144A Certificate and any prospective transferee designated by such Holder information regarding the related Certificates and the related Assets and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A, upon the request for such information by such Holder.

         (b)      ERISA Compliance.

                  (1) Book-Entry Certificates. No transfer of all or any portion of any Class of Book-Entry Certificates that are ERISA Restricted Certificates shall be made to a transferee that is a Plan Investor, and each Beneficial Owner of such a Certificate shall be deemed to have represented, by virtue of its acquisition of such a Certificate, that it is not a Plan Investor.

                  (2) Certificated Certificates. No transfer of all or any portion of any Class of Certificates that (A) are not Book-Entry Certificates and (B) are ERISA Restricted Certificates shall be made unless and until the prospective transferee provides the Trustee and the Master Servicer with a properly completed and executed Benefit Plan Affidavit, together with a Benefit Plan Opinion if required in order to comply with such Affidavit. Notwithstanding anything else to the contrary herein, any purported transfer of such a Certificate to or on behalf of a Plan Investor without delivery of a Benefit Plan Opinion shall be null and void.

         (c) Residual Certificates. The Trustee shall not register any transfer of a Residual Certificate (including any beneficial interest therein) unless it shall have received the written consent of the Master Servicer. No Residual Certificate may be transferred to a Disqualified Organization. The Master Servicer will not consent to any proposed transfer or sale of a Residual Certificate (1) to any investor that it knows is a Disqualified Organization or
(2) if the transfer involves less than an entire interest in a Residual Certificate, unless (A) the interest transferred is an undivided interest or (B) the transferor or the transferee provides the Master Servicer with an Opinion of Counsel obtained at its own expense to the effect that the transfer will not jeopardize the REMIC status of any REMIC consisting of assets of the Trust. The Master Servicer's consent to any transfer is further conditioned upon the Master Servicer's receipt from the proposed transferee of (x) a Residual Transferee Agreement, (y) a Benefit Plan Affidavit, and (z) either (A) if the transferee is a Non-U.S. Person, an affidavit of the proposed transferee in substantially the form attached as Exhibit 7-A to Exhibit 7 hereto and a certificate of the transferor stating whether the Residual Certificate has "tax avoidance potential" as defined in Treasury Regulations Section 1.860G-3(a)(2), or (B) if the transferee is a U.S. Person, an affidavit in substantially the form attached as Exhibit 7-B to Exhibit 7 hereto. In addition, if a proposed transfer involves a Private Certificate, the transfer shall be subject to the additional restrictions set forth in Section 5.05(a) above. Notwithstanding the foregoing, no Opinion of Counsel shall be required in connection with the initial transfer of the Residual Certificates or their transfer by a broker or dealer, if such broker or dealer was the initial transferee. Notwithstanding the fulfillment of the prerequisites described above, the Master Servicer may withhold its consent to, or the Trustee may refuse to recognize, a transfer of a Residual Certificate, but only to the extent necessary to avoid a risk of disqualification as a REMIC of a REMIC consisting of Trust assets or the imposition of a tax upon a REMIC. Any attempted transfer in violation of the foregoing restrictions shall be null and void and shall not be recognized by the Trustee.

         If a tax or a reporting cost is borne by a REMIC consisting of Trust assets as a result of the transfer of a Residual Certificate or any beneficial interest therein in violation of the restrictions set forth in this Section, the transferor shall pay such tax or cost and, if such tax or cost is not so paid, the Trustee, upon notification from the Master Servicer, shall pay such tax or cost or may pay such tax or reporting cost with amounts that otherwise would have been paid to the transferee of the Residual Certificate (or beneficial interest therein). In that event, neither the transferee nor the transferor shall have any right to seek repayment of such amounts from the Depositor, the Trustee, the REMIC, the Master Servicer, or the other Holders of any of the Certificates, and none of such parties shall have any liability for payment of any such tax or reporting cost. In the event that a Residual Certificate is transferred to a Disqualified Organization, the Master Servicer shall make, or cause to be made, available the information necessary for the computation of the excise tax imposed under section 860E(e) of the Code.

SECTION 5.06.     ACCRUAL OF INTEREST ON THE CERTIFICATES.

         Certificates entitled to receive interest in accordance with the related Pooling and Servicing Agreement shall accrue interest at the applicable Pass-Through Rates on the basis of a 360-day year consisting of twelve 30-day months and on the assumption that each Interest Accrual Period consists of 30 days.

SECTION 5.07.     MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES.

         If (a) any mutilated Certificate is surrendered to the Trustee or the Certificate Registrar, or the Trustee and the Certificate Registrar receive evidence to their satisfaction of the destruction, loss or theft of any Certificate, and

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



(b) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless (the unsecured agreement of an Institutional Holder being sufficient for such purpose), then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class, tenor and denomination or Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Every new Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued on the Closing Date, regardless of whether any destroyed, lost or stolen Certificate in lieu of which such new Certificate was issued shall be found at any time.

SECTION 5.08.     PERSONS DEEMED OWNERS.

         Prior to due presentment for registration of transfer of any Certificate, the Master Servicer, the Trustee and any agent of the Master Servicer or of the Trustee may treat the Person in whose name any Certificate is registered on the Certificate Register as the owner of such Certificate for the purpose of receiving distributions on such Certificate and for all other purposes whatsoever (whether or not such Certificate is overdue), and neither the Master Servicer, the Trustee nor any agent of the Master Servicer or the Trustee shall be affected by notice to the contrary.

SECTION 5.09.     APPOINTMENT OF PAYING AGENT.

         The Trustee, at its own expense, may appoint a Paying Agent approved by the Depositor for the purpose of making distributions to Certificateholders. The Trustee shall cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to Certificateholders in an Eligible Account in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. All funds remitted by the Trustee to any such Paying Agent for the purpose of making distributions shall be paid to Certificateholders on each Distribution Date and any amounts not so paid shall be returned on such Distribution Date to the Trustee.


                                   ARTICLE VI

                      THE DEPOSITOR AND THE MASTER SERVICER

SECTION 6.01.     LIABILITY OF THE DEPOSITOR AND THE MASTER SERVICER.

         The Depositor and the Master Servicer each shall be liable in accordance with the terms of the Pooling and Servicing Agreement only to the extent of the obligations specifically imposed by the Pooling and Servicing Agreement and undertaken hereunder by the Depositor or the Master Servicer, respectively.

SECTION 6.02.     THE DEPOSITOR'S REPRESENTATIONS AND WARRANTIES.

         The Depositor represents and warrants to the Trustee, as of the date of a Pooling and Servicing Agreement and as of the related Closing Date, as follows:

         (a) The Depositor has been duly organized and is validly existing as a limited liability company under the laws of the State of Delaware and is in good standing under such laws, with full power and authority to own its properties and conduct its business as now conducted by it and to enter into and perform its obligations under the Pooling and Servicing Agreement, and has duly qualified to do business and is in good standing under the laws of each jurisdiction wherein it conducts any material business or in which the performance of its duties under the Pooling and Servicing Agreement would require such qualification.

         (b) The Depositor has all requisite corporate power and authority to own its properties and to conduct any and all business required or contemplated by the Pooling and Servicing Agreement to be conducted by the Depositor and to perform the covenants and obligations to be performed by it hereunder; the execution and delivery by the Depositor of the Pooling and Servicing Agreement are within the corporate power of the Depositor and have been duly authorized by all necessary action on the part of the Depositor; and neither the execution and delivery of the Pooling and Servicing Agreement by the Depositor, nor the consummation by the Depositor of the transactions herein contemplated, nor compliance with the provisions hereof by the Depositor, will
(1) conflict with or result in a breach of, or will constitute a default under, any of the provisions of the articles of organization or operating agreement of the Depositor or any law, governmental rule or regulation, or any judgment, decree or order binding on the Depositor or its properties, or any of the provisions of any indenture, mortgage, deed of trust or other instrument to which the Depositor is a party or by which it is bound or (2) result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, deed of trust or other instrument.

         (c) The Pooling and Servicing Agreement and all other documents and instruments required or contemplated hereby to be executed or delivered by the Depositor under the Pooling and Servicing Agreement have been duly authorized, executed and delivered by the Depositor and, assuming due authorization, execution and delivery thereof by all other parties thereto, constitute legal, valid and binding agreements enforceable against the Depositor in accordance with their terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency or other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity.

         (d) No consent, approval, order or authorization of, or registration, qualification or declaration with, any state, federal or other governmental authority by the Depositor is required in connection with the authorization, execution or delivery of the Pooling and Servicing Agreement or the performance by the Depositor of the covenants and obligations to be performed by it hereunder.

         (e) As of the Closing Date, no Proceedings are pending or, to the best of the Depositor's knowledge, threatened against the Depositor that would prohibit its entering into the Pooling and Servicing Agreement or performing its obligations under the Pooling and Servicing Agreement, including assisting in the issuance of the Certificates.

         (f) The Depositor has obtained or made all necessary consents, approvals, waivers and notifications of stockholders, creditors, lessors and other nongovernmental persons, in each case, in connection with the execution and delivery of the Pooling and Servicing Agreement, and the consummation of all the transactions herein contemplated.

         (g) The Depositor does not believe, nor does it have any reason or cause to believe, that it cannot perform its obligations under the Pooling and Servicing Agreement.

         Upon discovery by any of the Depositor, the Master Servicer or the Trustee of a breach of any of the foregoing representations, warranties and covenants that materially and adversely affects the interest of the Certificateholders in any underlying Asset, the party discovering such breach shall give prompt written notice thereof (but in no event later than two Business Days following such discovery) to the other parties hereto.


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

SECTION 6.03.     REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE MASTER
                  SERVICER.

         The Master Servicer hereby represents, warrants and covenants to the Trustee, as of the date hereof and as of the Closing Date, as follows:

         (a) The Master Servicer has been [duly incorporated/duly organized] and is validly existing as a [corporation/national banking association] under the laws of the [State of _______________ (or the jurisdiction of its organization, if the Master Servicer is not ______)] [and is in good standing under such laws], with full power and authority to own its properties and conduct its business as now conducted by it and to enter into and perform its obligations under the Pooling and Servicing Agreement, and has duly qualified to do business as a foreign [corporation] [and is in good standing] under the laws of each jurisdiction wherein it conducts any material business or in which the performance of its duties under the Pooling and Servicing Agreement would require such qualification, except where the failure so to qualify would not have a material adverse effect on the performance of its obligations under the Pooling and Servicing Agreement. The Master Servicer holds all material licenses, certificates, franchises, and permits from all governmental authorities necessary for the conduct of its business and will have received no notice of proceedings relating to the revocation of any such license, certificate or permit, that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would affect materially and adversely the conduct of the business, results of operations, net worth or condition (financial or otherwise) of the Master Servicer.

         (b) The Master Servicer has all requisite [corporate] power and authority to own its properties and to conduct any and all business required or contemplated by the Pooling and Servicing Agreement to be conducted by the Master Servicer and to perform the covenants and obligations to be performed by it hereunder; the execution and delivery by the Master Servicer of the Pooling and Servicing Agreement are within the corporate power of the Master Servicer and have been duly authorized by all necessary corporate action on the part of the Master Servicer; and neither the execution and delivery of the Pooling and Servicing Agreement by the Master Servicer, nor the consummation by the Master Servicer of the transactions herein contemplated, nor compliance with the provisions hereof by the Master Servicer, will (1) conflict with or result in a breach of, or will constitute a default under, any of the provisions of the articles of incorporation or by-laws of the Master Servicer or any law, governmental rule or regulation, or any judgment, decree or order binding on the Master Servicer or its properties, or any of the provisions of any indenture, mortgage, deed of trust or other instrument to which the Master Servicer is a party or by which it is bound or (2) result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, deed of trust or other instrument.

         (c) The Pooling and Servicing Agreement and all other documents and instruments required or contemplated hereby to be executed or delivered by the Master Servicer under the Pooling and Servicing Agreement have been duly authorized, executed and delivered by the Master Servicer and, assuming due authorization, execution and delivery thereof by all other parties thereto, constitute legal, valid and binding agreements enforceable against the Master Servicer in accordance with their terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency or other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity.

         (d) No consent, approval, order or authorization of, or registration, qualification or declaration with, any federal, state or other governmental authority by the Master Servicer is required in connection with the authorization, execution or delivery of the Pooling and Servicing Agreement or the performance by the Master Servicer of the covenants and obligations to be performed by it hereunder.

         (e) No Proceedings are pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer that would prohibit its entering into the Pooling and Servicing Agreement or performing its obligations under the Pooling and Servicing Agreement, including assisting in the issuance of the Certificates.


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

         (f) The Master Servicer maintains an errors and omissions policy and fidelity bond that covers the Master Servicer's performance under the Pooling and Servicing Agreement and such policy and bond are in full force and effect.

         (g) The Master Servicer has obtained or made all necessary consents, approvals, waivers and notifications of stockholders, creditors, lessors and other nongovernmental persons, in each case, in connection with the execution and delivery of the Pooling and Servicing Agreement, and the consummation of all the transactions herein contemplated.

         (h) The Master Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform its obligations under the Pooling and Servicing Agreement.

         Upon discovery by any of the Depositor, the Master Servicer or the Trustee of a breach of any of the foregoing representations, warranties and covenants that materially and adversely affects the interest of the Certificateholders in any underlying Asset, the party discovering such breach shall give prompt written notice thereof (but in no event later than two Business Days following such discovery) to the other parties hereto.

SECTION 6.04.     CORPORATE EXISTENCE.

         Subject to the provisions of the following paragraph, the Depositor and the Master Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction in which it is incorporated and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Pooling and Servicing Agreement, any Certificates or any of the Assets included in the Trust Estate, and to perform its duties under the Pooling and Servicing Agreement.

         Any Person (a) into which the Depositor or the Master Servicer may be merged or consolidated, (b) that may result from any merger, conversion or consolidation to which the Depositor or the Master Servicer shall be a party,
(c) that may succeed to the business of the Depositor or the Master Servicer, or (d) to which the Depositor or the Master Servicer may transfer all of its assets, shall be the successor to the Depositor or the Master Servicer hereunder, respectively, without the execution or filing of any document or any further act by any of the parties to the Pooling and Servicing Agreement, anything herein to the contrary notwithstanding; provided, that any such successor to the Master Servicer must agree in writing to be bound by each of the Master Servicer's obligations hereunder and that each applicable Rating Agency must deliver to the Trustee a letter to the effect that such successorship shall not result in a downgrading of the rating initially assigned by the Rating Agency to any Class of Certificates as to which the Depositor has requested a rating from such Rating Agency.

SECTION 6.05. LIMITATION ON LIABILITY OF THE DEPOSITOR, THE MASTER SERVICER AND OTHERS.

         Neither the Depositor, the Master Servicer nor any of the directors, officers, employees or agents of any of the Depositor or the Master Servicer shall be under any liability to the Trust or the Certificateholders and all such Persons shall be held harmless for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that this provision shall not protect any such Person against any breach of warranties or representations made herein or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Master Servicer and any of the directors, officers, employees or agents of either the Depositor or the Master Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Depositor nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under the Pooling and Servicing Agreement and such action in its opinion does not involve it in any expense or liability, except as provided in Section 10.01(b) hereof; provided, however, that the Depositor or the Master Servicer may each in its discretion undertake any such action that it deems necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder if the Certificateholders offer to the Depositor or the Master Servicer, as the case may be, reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby.

SECTION 6.06.     MASTER SERVICER RESIGNATION.

         The Master Servicer shall not resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement, except (a) upon appointment of a successor servicer and receipt by the Trustee of a letter from each applicable Rating Agency that such a resignation and appointment will not, in and of itself, result in a downgrading of any rated Certificates or (b) upon determination by its Board of Directors that the performance of its duties under the Pooling and Servicing Agreement is no longer permissible under applicable law. Any such determination permitting the resignation of the Master Servicer shall be evidenced by a resolution of its Board of Directors and an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor servicer shall have assumed the responsibilities and obligations of the Master Servicer in accordance with Section 7.02 hereof.

SECTION 6.07. ASSIGNMENT OR DELEGATION OF DUTIES BY THE MASTER SERVICER AND THE DEPOSITOR.

         (a) The Master Servicer may at any time without notice or consent delegate certain computational, data processing, collection and foreclosure duties hereunder to any entity. No such delegation shall relieve the Master Servicer in any respect of its responsibility with respect to such duties.

         (b) Neither the Master Servicer nor the Depositor may assign the Pooling and Servicing Agreement or any of its rights, power, duties or obligations hereunder (except as provided in Section 6.07(a) above), provided that the Master Servicer and the Depositor may assign the Pooling and Servicing Agreement in connection with a consolidation, merger, conveyance, transfer or lease made in compliance with Section 6.04 hereof.

         (c) Except as provided in Sections 6.04 and 6.06 hereof, the duties and obligations of the Master Servicer and the Depositor under the Pooling and Servicing Agreement shall continue until the Pooling and Servicing Agreement shall have been terminated as provided in Section 9.01 hereof, and shall survive the exercise by the Trustee of any right or remedy under the Pooling and Servicing Agreement, or the enforcement by the Trustee of any provisions of the Pooling and Servicing Agreement.

SECTION 6.08.     THE DEPOSITOR AND MASTER SERVICER MAY OWN CERTIFICATES.

         The Depositor, the Master Servicer and any Affiliate of the foregoing may in its individual or any other capacity become the owner or pledgee of Certificates with the same rights as it would have if it were not the Depositor, the Master Servicer or an Affiliate of the Depositor or the Master Servicer.

SECTION 6.09.     PROTECTION OF TRUST ESTATE.

         Except as limited by Section 2.02(a) above, the Master Servicer will execute and deliver from time to time all amendments to the Pooling and Servicing Agreement and all financing statements, continuation statements, instruments of further assurance and other instruments necessary or advisable in order to, and will take such other action as the Trustee deems necessary or advisable in order to:

         (a) grant to the Trustee more effectively all or any portion of the Trust Estate;

         (b) preserve and defend the Trust's title to the Trust Estate and the rights therein of the Trustee and the Holders of Certificates against the claims of all persons and parties;

         (c) maintain or preserve the lien (and the priority thereof) created by the Pooling and Servicing Agreement or to carry out more effectively the purposes hereof (including the filing of continuation statements under the UCC as necessary);

         (d) perfect, publish notice of, or protect the validity of any grant made or to be made pursuant to the Pooling and Servicing Agreement; or

         (e)  enforce any of the related Asset Documents.

The Depositor and the Master Servicer each hereby designates the Trustee its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required pursuant to this Section 6.09; provided, that the Trustee shall have no duty to determine whether the filing of any financing statement shall be necessary or to file such statements except upon written request of the Depositor or the Master Servicer. After execution of any continuation statement or other instrument pursuant to this Section, the Trustee shall deliver such instrument to the Master Servicer for filing. Promptly after filing any such instrument or causing any such instrument to be filed, the Master Servicer shall deliver an Officer's Certificate, signed by an Officer of the Master Servicer, to the Trustee stating that such continuation statement or other instrument has been filed.

         The Master Servicer shall pay or cause to be paid, on behalf of the Trust, any taxes levied on the account of the ownership by the Trust of the related Assets.

SECTION 6.10.     PERFORMANCE OF OBLIGATIONS.

         The Master Servicer shall not take any action, and will use its best efforts not to permit any action to be taken by others, that would release any Person from any of such Person's covenants or obligations under any of the related Asset Documents or under any instrument included in the Trust Estate, or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any of the related Asset Documents or any such instrument, except as expressly provided in the Pooling and Servicing Agreement or such Asset Documents or other instrument or unless such action will not adversely affect the interests of the Holders of the Certificates.


                                   ARTICLE VII

             EVENT OF DEFAULT; TERMINATION OF SERVICING ARRANGEMENTS

SECTION 7.01.     EVENTS OF DEFAULT.

         Any of the following acts or occurrences shall constitute an Event of Default by the Master Servicer:

         (a) any failure by the Master Servicer to remit funds in the Certificate Account to the Distribution Account or to make a required P&I Advance that is not deemed by the Master Servicer to be a Non-Recoverable Advance, in either case as required by Section 3.07(b) hereof, and the continuance of such failure unremedied for a period of five days after the date upon which such deposit, payment or remittance was due;

         (b) any failure on the part of the Master Servicer duly to observe or perform in any material respect any of the covenants or agreements on the part of the Master Servicer (other than covenants referred to in clause (a) above) contained in the Certificates or in the Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the Holders of Certificates of a Series entitled to at least 25% of the related Voting Rights;

         (c) the issuance of a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or appointing a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, against the Master Servicer, and the remaining of such decree or order in force undischarged or unstayed for a period of 60 consecutive days;

         (d) the Master Servicer's consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of, or relating to, the Master Servicer or of, or relating to, all or substantially all of the property of the Master Servicer; or

         (e) the Master Servicer's (1) admission in writing of its inability to pay its debts generally as they become due, (2) filing of a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, (3) making of an assignment for the benefit of its creditors, or (4) voluntarily suspending payment of its obligations.

         If an Event of Default concerning the Master Servicer shall occur hereunder, then, and in each and every such case, so long as such Event of Default shall not have been remedied or waived, the Trustee may, and at the direction of the Holders of Certificates evidencing greater than 51% of the Voting Rights, shall, by notice then given in writing to the Master Servicer, terminate all of the rights and obligations of the Master Servicer as servicer. On and after the receipt by the Master Servicer of any such written notice, all authority and power of the Master Servicer hereunder, whether with respect to the Certificates (except its rights as a Holder thereof) or the Assets or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section 7.01 (provided, however, that the Master Servicer shall continue to be entitled to receive all amounts accrued and owing to it as Master Servicer under the Pooling and Servicing Agreement on or prior to the occurrence of a Event of Default specified in Section 7.01(a) above or, in the case of any other Event of Default, on or prior to the date of such termination); and, without limitation, the Trustee hereby is authorized and empowered on behalf of the Master Servicer, as attorney-in-fact or otherwise, to execute and deliver any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Assets and related documents or otherwise.

         The holders of Certificates representing at least 66 2/3% of the Voting Rights allocated to the respective Classes of Certificates affected by any Event of Default will be entitled to waive such Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to Certificateholders described in clause (a) of this Section 7.01 may be waived only by all of affected Certificateholders. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under this Agreement.

         The Master Servicer shall cooperate with the Trustee in effecting the termination of the responsibilities and rights of the Master Servicer hereunder, including, without limitation, (1) transferring to the Trustee for administration by it of all cash amounts that shall be held at the time by the Master Servicer for deposit, shall have been deposited by the Master Servicer into the Servicing Account, the Certificate Account or the Distribution Account, or shall be received thereafter with respect to an Asset, and (2) the prompt provision to the Trustee (in no event later than ten Business Days subsequent to its receipt of such notice of termination) of all documents and records, electronic and otherwise, reasonably requested by the Trustee or its designee in order for the Trustee or its designee to assume and carry out the duties and obligations that otherwise were to have been performed and carried out by the Master Servicer under the Pooling and Servicing Agreement but for the termination of the Master Servicer.

         Upon any termination of the Master Servicer pursuant to this Section, the Trustee or its designee shall pay over to the Master Servicer that portion of any future proceeds of the related Assets that, if it were acting hereunder at such future time, it would be permitted to retain or withdraw from the Certificate Account or Distribution Account in consideration of, or in reimbursement for, previous services performed, or advances made, by it or for other matters for which it is entitled to reimbursement pursuant hereto or to the terms of the Pooling and Servicing Agreement. Prior to appointment of any successor Master Servicer, the Trustee must notify the Rating Agency in writing of the identity of such prospective successor.

SECTION 7.02.     TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR.

         On and after the time the Master Servicer receives a notice of termination pursuant to Section 7.01 hereof or resigns pursuant to Section 6.06 hereof, the Trustee shall be the successor in all respects to the Master Servicer in its capacity as servicer under the Pooling and Servicing Agreement and in connection with the transactions provided for herein and shall be subject to all the responsibilities, duties and liabilities placed on the Master Servicer by the terms and provisions hereof. As compensation therefor, the Trustee, except as provided in Section 7.01 hereof, shall be entitled to such compensation (whether payable out of the Distribution Account or otherwise) as the Master Servicer would have been entitled to receive hereunder if no such notice of termination had been given, as well as all protections and indemnification afforded the Master Servicer pursuant to Section 6.05 above. Notwithstanding the above, the Trustee may, if it is unwilling or unable so to act, it may or, at the written request of Certificateholders entitled to at least 51% of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction to appoint, any established housing finance institution having a net worth of not less than $15,000,000 and acceptable to each Rating Agency, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. No appointment of a successor to the Master Servicer shall be effective until the assumption by the successor of all future responsibilities, duties and liabilities of the Master Servicer under the Pooling and Servicing Agreement. Pending appointment of a successor to the Master Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee or an Affiliate of the Trustee shall act as Master Servicer hereunder as provided above. Notwithstanding any of the foregoing, the successor Master Servicer shall not be required to purchase any Assets from the Trust pursuant to these Standard Terms except (i) under Section 2.05(a)(2) hereof to the extent the obligation to repurchase arose out of a breach of a representation, warranty or covenant by the successor Master Servicer and (ii) under Section 2.05(b) hereof to the extent the Master Servicer's obligation to effect remedial action as described in such Section arose after the successor Master Servicer began serving as Master Servicer. It is understood that any predecessor Master Servicer shall remain liable for any breaches of representations, warranties and covenants that it committed while it was the Master Servicer, and shall remain responsible for effecting remedial actions described in Section 2.05(b) hereof (and for repurchasing Assets pursuant to such Section 2.05(b)) to the extent the obligation to undertake such remedial action arose while such predecessor Master Servicer was the Master Servicer hereunder.

         In connection with the appointment of a successor Master Servicer, the Trustee may make such arrangements for the compensation of such successor servicer out of payments on the related Assets as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Master Servicer under the terms of the Pooling and Servicing Agreement. The Trustee and such successor servicer shall take such action, consistent with the Pooling and Servicing Agreement, as shall be necessary to effectuate any such succession.

         Any successor to the Master Servicer shall maintain in force during the term of its service as Master Servicer the policy or policies that the Master Servicer is required to maintain pursuant to Section 3.15(c) hereof.


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         Upon any Event of Default described hereunder, the Trustee, in addition to the rights specified in this Section, shall have the right, in its own name and as "Trustee," to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests of the Certificateholders, and enforce the rights and remedies of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). No remedy provided for by the Pooling and Servicing Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default. Amounts payable to the Trustee to reimburse it for any expenses it incurs in connection with any actions taken by it pursuant to this paragraph are intended to constitute administrative expenses. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Certificateholder any plan of reorganization, arrangement, adjustment or composition affecting the Certificates or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Certificateholder in any such Proceeding.

         For the purposes of this Section 7.02 and Section 7.03 hereof, the Trustee shall not be deemed to have knowledge of a Default or an Event of Default hereunder unless an Officer of the Trustee having direct responsibility for the administration of the Pooling and Servicing Agreement has actual knowledge thereof or unless written notice of any Event of Default is received by the Trustee and such notice references the Certificates or the Trust.

SECTION 7.03.     NOTIFICATIONS TO MASTER SERVICER AND TO CERTIFICATEHOLDERS.

         (a) Upon obtaining actual knowledge of any Default, the Trustee shall promptly notify the Master Servicer and each Certificateholder (at their respective addresses appearing in the Certificate Register) thereof.

         (b) Upon any termination of, or appointment of a successor to, the Master Servicer pursuant to Section 7.02 hereof, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register.

         (c) As soon as practicable after the Trustee's obtaining knowledge of the occurrence of an Event of Default, the Trustee shall transmit by certified mail to all Holders of the Certificates (at their respective addresses appearing in the Certificate Register) notice of such Event of Default or occurrence known to the Trustee, unless such Event of Default shall have been cured or waived.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

SECTION 8.01.     DUTIES OF TRUSTEE.

         If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by the Pooling and Servicing Agreement, and shall use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Prior to the occurrence of an Event of Default or after all Events of Default which may have occurred have been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by the Pooling and Servicing Agreement, and shall use the same degree of care and skill in their exercise, as a corporate trustee would exercise or use under the circumstances in the administration of a corporate trust agreement.


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

         The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of the Pooling and Servicing Agreement, shall examine them to determine whether they conform to the requirements of the Pooling and Servicing Agreement; provided, however, that the Trustee shall be under no duty to recalculate, verify or recompute the information provided to it hereunder by the Depositor or the Master Servicer. If any such instrument is found not to conform to the requirements of the Pooling and Servicing Agreement in a material manner, the Trustee shall take action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee's satisfaction, the Trustee will provide notice thereof to the related Certificateholders.

         No provision of the Pooling and Servicing Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

                  (a) prior to the occurrence of an Event of Default with respect to the Master Servicer of which the Trustee has notice or knowledge, and after the curing or waiver of any such Event of Default, the duties and obligations of the Trustee shall be determined solely by the express provisions of the Pooling and Servicing Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in the Pooling and Servicing Agreement, no implied covenants or obligations shall be read into the Pooling and Servicing Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee that conform to the requirements of the Pooling and Servicing Agreement;

                  (b) the Trustee shall not be liable in its individual capacity for any error of judgment made in good faith by an Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                  (c) the Trustee shall not be liable in its individual capacity with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates of a Series entitled to at least 25% of the related Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Pooling and Servicing Agreement;

                  (d) Any determination of negligence or bad faith of the Trustee shall be made only upon a finding that there is clear and convincing evidence (and not upon the mere preponderance of evidence) thereof in a proceeding before a court of competent jurisdiction in which the Trustee has had an opportunity to defend; and

                  (e) in no event shall the Trustee be held liable for the actions or omissions of the Master Servicer or the Depositor (excepting the Trustee's own actions as Master Servicer), and in connection with any action or claim or recovery sought against the Trustee based upon facts involving the acts or omissions of the Master Servicer or the Depositor, or involving any allegation or claim of liability or recovery against the Trustee by the Master Servicer or by the Depositor, the Trustee shall not be held to a greater standard of care than the Master Servicer or the Depositor would be held in such situation.

         Except as specifically required herein, the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, unless such risk or liability relates to its ordinary services hereunder.


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



SECTION 8.02.     CERTAIN MATTERS AFFECTING THE TRUSTEE.

         (a)      Except as otherwise provided in Section 8.01 hereof:

                  (1) In the absence of bad faith, the Trustee may rely, and shall be protected in acting or refraining from acting in reliance upon, any resolution, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties. Further, the Trustee may accept a copy of the vote of the Board of Directors of any party certified by its clerk or assistant clerk or secretary or assistant secretary as conclusive evidence of the authority of any person to act in accordance with such vote, and such vote may be considered as in full force and effect until receipt by the Trustee of written notice to the contrary.

                  (2) The Trustee may rely, in the absence of bad faith on its part, upon a certificate of an Officer of the appropriate Person whenever in the administration of the Pooling and Servicing Agreement the Trustee shall deem it desirable that a matter be proved or established (unless other evidence be prescribed herein specifically) prior to taking, suffering or omitting any action hereunder.

                  (3) The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such written advice or Opinion of Counsel.

                  (4) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of the Pooling and Servicing Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby.

                  (5) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Holders of Certificates of a Series entitled to at least 25% of the related Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation, in the opinion of the Trustee, is not assured to the Trustee by the security afforded to it by the terms of the Pooling and Servicing Agreement, the Trustee may require indemnity against such expense or liability as a condition to taking any such action. The expense of every such examination shall be paid by the Master Servicer or, if paid by the Trustee, shall be repaid by the Master Servicer upon demand.

                  (6) The Trustee may execute any of the trusts or powers under the Pooling and Servicing Agreement or perform any duties hereunder either directly or by or through agents, attorneys or co-trustees and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it under the Pooling and Servicing Agreement.

                  (7) Whenever the Trustee is authorized herein to require acts or documents in addition to those required to be provided it in respect of any matter, it shall be under no obligation to make any determination as to whether such additional acts or documents should be required unless obligated to do so under Section 8.01 hereof.


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

                  (8) The Trustee shall not be deemed to have notice or knowledge of any matter, including, without limitation, any Event of Default, unless one of its Officers having direct responsibility for the administration of the Pooling and Servicing Agreement has actual knowledge or record thereof or unless written notice thereof is received by the Trustee at the Corporate Trust Office and such notice references the Certificates generally, the Depositor, the Trust or the Pooling and Servicing Agreement.

                  (9) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Pooling and Servicing Agreement.

                  (10) The permissive right or authority of the Trustee to take any action enumerated in the Pooling and Servicing Agreement shall not be construed as a duty or obligation.

         Certificateholders shall have rights to institute suits, actions or proceedings in equity or at law upon or under or with respect to the Pooling and Servicing Agreement only under the circumstances described in the third paragraph of Section 11.03 hereof.

         (b) All rights of action under the Pooling and Servicing Agreement or under any of the Certificates enforceable by the Trustee may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other Proceeding relating thereto, and any such suit, action or Proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of the Certificates, subject to the provisions of the Pooling and Servicing Agreement.

SECTION 8.03.     TRUSTEE NOT LIABLE FOR CERTIFICATES OR ASSETS.

         The recitals contained in the Pooling and Servicing Agreement and in the Certificates (other than the signature and countersignature of the Trustee on the Certificates) shall be taken as the statements of the Depositor or the Master Servicer and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations or warranties as to the validity or sufficiency of the Pooling and Servicing Agreement or of the Certificates (other than the signature and countersignature of the Trustee on the Certificates) or of any underlying Asset or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Master Servicer in respect of the underlying Assets or deposited in or withdrawn from the Servicing Account, the Certificate Account or the Distribution Account other than any funds held by or on behalf of the Trustee in accordance with the Pooling and Servicing Agreement.

SECTION 8.04.     TRUSTEE MAY OWN CERTIFICATES.

         The Trustee, in its individual capacity or any other capacity, may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

SECTION 8.05.     TRUSTEE'S FEES AND EXPENSES.

         The Master Servicer shall pay to the Trustee from time to time, pursuant to the Pooling and Servicing Agreement or a separate fee agreement, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts created under the Pooling and Servicing Agreement and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and shall reimburse the Trustee for all reasonable expenses, disbursements and advances (other than any expenses incurred by the Trustee in connection with its assumption of the obligations of the Master Servicer pursuant to Section 7.02 hereof) incurred or made by the Trustee in accordance with any of the provisions of the Pooling and Servicing Agreement (including but not limited to the


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

reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified against any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement), incurred in connection with the Trustee's (i) enforcing its rights and remedies and protecting the interests, and enforcing the rights and remedies, of the Certificateholders during the continuance of an Event of Default, (ii) defending or prosecuting any legal action in respect of this Agreement or the related Certificates, (iii) being the mortgagee of record with respect to the Mortgage Loans in a Trust Fund and the owner of record with respect to any Mortgaged Property acquired in respect thereof for the benefit of Certificateholders, or (iv) acting or refraining from acting in good faith at the direction of the holders of the Certificates entitled to not less than 25% of the Voting Rights for the related Series; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the Trustee pursuant to this Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties hereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made herein. The obligations under this Section 8.05 shall survive the resignation or removal of the Trustee.

SECTION 8.06.     ELIGIBILITY REQUIREMENTS FOR TRUSTEE.

         The Trustee shall at all times be a corporation or national banking association that is not an Affiliate of the Depositor or the Master Servicer, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 (or qualifying as a Qualified Bank) and subject to supervision or examination by federal or state regulatory authorities. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in
Section 8.07 hereof.

SECTION 8.07.     RESIGNATION AND REMOVAL OF THE TRUSTEE.

         The Trustee may at any time resign and be discharged from the trusts created pursuant to the Pooling and Servicing Agreement by giving written notice of such resignation to the Depositor, the Master Servicer and to all related Certificateholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Trustee by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor Trustee. A copy of such instrument shall be delivered to the Certificateholders and to the Master Servicer by the Depositor. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the resigning Trustee's giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 hereof and shall fail to resign after written request therefor by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation thereof, then the Depositor may remove the Trustee and appoint a successor Trustee by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor Trustee. A copy of such instrument shall be delivered to the Certificateholders and to the Master Servicer by the Depositor.


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

         The Holders of Certificates entitled to at least 51% of the Voting Rights may remove the Trustee at any time and appoint a successor Trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Certificateholders and to the Master Servicer by the Depositor. If the Holders remove the Trustee otherwise than for reasonable cause based upon the Trustee's failure to continue to meet the eligibility requirements set forth in Section 8.06 above or the Trustee's failure to perform its duties as described herein, then the Holders so removing the Trustee shall bear any and all costs and expenses arising from such removal and substitution.

         Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 8.08 hereof.

SECTION 8.08.     SUCCESSOR TRUSTEE.

         Any successor Trustee appointed as provided in Section 8.07 hereof shall execute, acknowledge and deliver to the Depositor, the Master Servicer and to its predecessor Trustee an instrument accepting such appointment under the Pooling and Servicing Agreement and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver to the successor Trustee all related Asset Documents and related documents and statements held by it under the Pooling and Servicing Agreement and the Depositor, the Master Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as reasonably may be required for more fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

         No successor Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 8.06 hereof.

         Upon acceptance of appointment by a successor Trustee as provided in this Section, the Depositor shall mail notice of the succession of such Trustee under the Pooling and Servicing Agreement to all Holders of the Certificates at their addresses as shown in the Certificate Register. If the Depositor fails to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Depositor.

SECTION 8.09.     MERGER OR CONSOLIDATION OF TRUSTEE.

         Any corporation or association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or association succeeding to the business of the Trustee, shall be the successor of the Trustee under the Pooling and Servicing Agreement provided such corporation or association shall be eligible under the provisions of Section 8.06 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. Prior to any such merger, conversion or consolidation, the Trustee shall notify each applicable Rating Agency in writing of the pendency of such merger, conversion or consolidation.

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



SECTION 8.10.     APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE.

         For the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Estate or property securing the same may be located at any time, the Depositor, the Master Servicer and the Trustee, acting jointly, shall have the power and shall execute and deliver all instruments necessary to appoint one or more Persons approved by the Trustee to act as co-Trustee or co-Trustees, jointly with the Trustee, or separate Trustee or Trustees, of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity, such title to the Trust Estate or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Depositor, the Master Servicer and the Trustee may consider necessary or desirable. If the Depositor or the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Trustee alone shall have the power to make such appointment. No co-Trustee or separate Trustee(s) hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section
8.06 hereof and no notice to Holders of Certificates of the appointment of co-Trustee(s) or separate Trustee(s) shall be required under Section 8.08 hereof.

         In the case of any appointment of a co-Trustee or separate Trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate Trustee or co-Trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee under the Pooling and Servicing Agreement or as successor to the Master Servicer pursuant to Section 7.02 hereof), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate Trustee or co-Trustee at the direction of the Trustee.

         Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate Trustees and co-Trustees, as effectively as if given to each of them. Every instrument appointing any separate Trustee or co-Trustee shall refer to the Pooling and Servicing Agreement and the conditions of this Article VIII. Each separate Trustee and co-Trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of the Pooling and Servicing Agreement, specifically including every provision of the Pooling and Servicing Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

         Any separate Trustee or co-Trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of the Pooling and Servicing Agreement on its behalf and in its name. If any separate Trustee or co-Trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

         SECTION 8.11. APPOINTMENT OF CUSTODIANS. The Trustee may, with the consent of the Master Servicer, appoint one or more Custodians to hold all or a portion of the Trustee Mortgage Loan Files as agent for the Trustee, by entering into a custodial agreement. The appointment of any Custodian may at any time be terminated and a substitute Custodian appointed therefor by the Trustee. The Trustee shall terminate the appointment of any Custodian and appoint a substitute custodian upon the request of the Master Servicer to the Trustee. Subject to this Article VIII, the Trustee agrees to comply with the terms of each custodial agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution or trust company subject to supervision by federal or state authority, shall have combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Trustee Mortgage Loan File. Any such Custodian may not be an affiliate of the Depositor or any Seller with respect to the applicable Trust.

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


         SECTION 8.12. TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF CERTIFICATES. All rights of action and claims under the Pooling and Servicing Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto and any such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been recovered.


                                   ARTICLE IX

                                   TERMINATION

SECTION 9.01.     TERMINATION UPON REPURCHASE OR LIQUIDATION OF ALL ASSETS.

         (a) The respective obligations and responsibilities of the Depositor, the Master Servicer and the Trustee under the Pooling and Servicing Agreement (other than the obligations of the Trustee to make distributions to Certificateholders, to reimburse the Master Servicer for outstanding Advances, to pay the Master Servicer accrued and previously unpaid Servicing Fees or to provide tax information as provided in Section 4.01(a) hereof and other than the obligations of the Master Servicer under Article X hereof) shall terminate upon distribution to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so distributed on the Distribution Date coinciding with or following the earlier to occur of (1) a Terminating Purchase for an amount equal to the Termination Price and (2) the final payment or other liquidation (or any advance with respect thereto) of the last Asset remaining in the Trust or the disposition of the last REO Property remaining in the Trust; provided, however, that in no event shall the Trust created hereby continue beyond the expiration of 21 years after the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

         (b) Unless otherwise provided in the Pooling and Servicing Agreement, the Master Servicer or the Holders of the majority of the Percentage Interest in the Residual Certificates of a REMIC (or, in the case of a double REMIC Series, the Pooling REMIC) (the "Residual Majority") may, at their respective options, make, or cause a Person to make, a Terminating Purchase on any Distribution Date on or after the earlier to occur of (1) the Master Servicer's determination, based upon an Opinion of Counsel, that the REMIC status of any REMIC related to the Trust has been lost or that a substantial risk exists that such REMIC status will be lost for the then-current taxable year, or (2) the Distribution Date on which, after taking into account distributions of principal to be made on such Distribution Date, the sum of the Certificate Principal Balances of the Certificates is less than 10% of the sum of the original Certificate Principal Balances of the Certificates.

         (c) The Master Servicer or the Residual Majority shall notify the Trustee and the Certificate Registrar in writing of its election to make or to cause a Terminating Purchase no later than the Distribution Date preceding the Distribution Date on which the Certificates will be retired as a result of such Terminating Purchase. The Master Servicer shall advise the Trustee and the Certificate Registrar of the final payment or other liquidation of the last Asset remaining in the Trust or the disposition of the last REO Property remaining in the Trust at least two Business Days prior to the Remittance Date in the month in which the Trust will terminate as a result thereof.
         Notice of any termination of the Trust shall be given promptly by the Trustee by letter sent to the Certificateholders by certified mail (1) in the event such notice is given in connection with a Terminating Purchase, not earlier than the fifth day of the month preceding the month of such termination and not later than the first day of the month of such termination or (2) otherwise not later than the Remittance Date preceding the final Distribution Date, in each case specifying (A) the Distribution Date upon which the Trust will terminate and that final payment of the Certificates will be made on such Distribution Date and (B) the amount of any such final distribution. The


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

Trustee shall give such notice to the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given in connection with a Terminating Purchase, the Terminator shall deliver to the Trustee for deposit into the Distribution Account on the Business Day immediately preceding the Distribution Date on which the Terminating Purchase is to take place an amount in next day funds equal to the Termination Price. Notwithstanding the foregoing, if the Terminator is the Master Servicer, the Terminator, upon notice to the Trustee, shall be entitled to remit the Termination Price net of amounts owed to the Terminator in respect of unreimbursed outstanding Advances made by such Terminator or amounts required to be reimbursed or paid to such Terminator hereunder.

         (d) On the final Distribution Date, the Trustee shall distribute to the Certificateholders as of the related Record Date the amount otherwise distributable on the Certificates on such Distribution Date (if such final Distribution Date is not the result of a Terminating Purchase).

         Upon any termination of the Trust as the result of a Terminating Purchase, the Trustee shall distribute the Termination Price as though it were the amount on deposit in the Distribution Account in accordance with Section 4.03(a) hereof and in accordance with the related Pooling and Servicing Agreement.

         Following such final distribution, the Master Servicer and the Trustee shall promptly release to the Terminator the related Asset Files or portions thereof in their respective possessions for the remaining Assets, and REO Properties, and the Trustee shall execute all assignments, endorsements and other instruments necessary to effectuate transfer of such Asset Files to such Terminator, whereupon the Trust shall terminate.

         (e) In the event that all of the Certificateholders shall not surrender their Certificates within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates and receive the final distribution with respect thereto, net of the cost of such second notice. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the amounts otherwise payable on such Certificates. Any funds payable to Certificateholders that are not distributed on the final Distribution Date shall be deposited in a Termination Account, as the case may be, each of which shall be an Eligible Account, to be held for the benefit of Certificateholders not presenting and surrendering their Certificates in the aforesaid manner, and shall be disposed of in accordance with this Section.

SECTION 9.02.     ADDITIONAL TERMINATION REQUIREMENTS.

         (a)      In the event of a Terminating Purchase as provided in Section
9.01 hereof, the Trust shall be terminated in accordance with the following additional requirements, unless the Master Servicer, the Depositor, and the Trustee receive (1) a Special Tax Opinion and (2) a Special Tax Consent from each of the Holders of the Residual Certificates (unless the Special Tax Opinion specifically provides that no REMIC-level tax will result from such Terminating Purchase).

                  (1) Within 90 days prior to the time of the making of the final payment on the Certificates, the Depositor on behalf of each related REMIC shall adopt a plan of complete liquidation meeting the requirements set forth in the REMIC Provisions for a qualified liquidation (which plan may be adopted by the Trustee's attachment of a statement specifying the first day of the 90-day liquidation period to the REMIC's final federal income tax return) and the REMIC will sell all of its assets (other than cash).

                  (2) At the time of the making of the final payment on the Regular Certificates or the deposit to the Termination Account, the Trustee shall distribute or credit, or cause to be distributed or credited, pro rata, to the Holders of the Residual Certificates, all remaining cash on hand relating to the REMIC after


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

         such final payment (other than cash retained to meet claims against the Trust) and the REMIC shall terminate at that time.

                  (3) In no event may the final payment on the Regular Certificates or the final distribution or credit to the Holders of the Residual Certificates be made after the 90th day after the date on which the plan of complete liquidation relating thereto is adopted. A payment into the Termination Account with respect to any Certificate pursuant to Section 9.01 hereof shall be deemed a final payment on, or final distribution with respect to, such Certificate for the purposes of this Section 9.02(a)(3).

         (b) By their acceptance of Residual Certificates, the Holders thereof agree (1) to authorize such action as may be necessary to adopt a plan of complete liquidation of any related REMIC and (2) to take such action as may be necessary to adopt a plan of complete liquidation of any related REMIC upon the written request of the Master Servicer, which authorization shall be binding upon all successor Holders of such Residual Certificates.

                                  ARTICLE X

                             REMIC TAX PROVISIONS

SECTION 10.01.    REMIC ADMINISTRATION.

         Unless otherwise specified in the related Pooling and Servicing Agreement, an election will be made to treat the Assets and the Distribution Account underlying a Series as one or more REMICs under the Code. Each Holder of a Residual Certificate in each REMIC shall, in its Residual Transferee Agreement, designate the Master Servicer or an Affiliate of the Master Servicer, as its agent, to act as the Tax Matters Person for such REMIC. The Master Servicer agrees that it or one of its Affiliates will serve as such Tax Matters Person for each REMIC, and also will perform various tax administration functions for each REMIC, as its agent, as set forth in this Section 10.01.

         (a) The Trustee shall elect (on behalf of each REMIC to be created) to have the Trust (or designated assets thereof) treated as a REMIC on Form 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued as well as on any corresponding state tax or information return necessary to have such assets treated as a REMIC under relevant state law.

         (b) The Master Servicer shall pay any and all tax related expenses (not including taxes) of the Trust and each related REMIC, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to each such REMIC that involve the Internal Revenue Service or state tax authorities or related to the adoption of a plan of complete liquidation.

         (c) The Master Servicer shall prepare any necessary forms for election as well as all of the Trust's and each related REMIC's federal and state tax and information returns. At the request of the Master Servicer, the Trustee shall sign and file such returns on behalf of each such REMIC. The expenses of preparing and filing such returns shall be borne by the Master Servicer.

         (d) The Master Servicer shall perform all reporting and other tax compliance duties that are the responsibility of the Trust and the REMIC under the REMIC Provisions or state or local tax law. Among its other duties, if required by the REMIC Provisions, the Master Servicer, acting as agent of the REMIC, shall provide (1) to the Treasury or to other governmental authorities such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Disqualified Organization and (2) to the Trustee such information as is necessary for the Trustee to discharge its obligations under the REMIC Provisions to report tax information to the Certificateholders.

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

         (e) The Depositor, the Master Servicer, the Trustee (to the extent the Trustee has been instructed by the Depositor or the Master Servicer), and the Holders of Residual Certificates shall take any action or cause each related REMIC to take any action necessary to create or maintain the status of each such REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status.

         (f) The Depositor, the Master Servicer, the Trustee (to the extent the Trustee has been instructed by the Depositor or the Master Servicer), and the Holders of the Residual Certificates shall not take any action or fail to take any action, or cause each related REMIC to take any action or fail to take any action that, if taken or not taken, could endanger the status of each such REMIC as a REMIC unless the Trustee and the Master Servicer have received an Opinion of Counsel (at the expense of the party seeking to take or to omit to take such action) to the effect that the contemplated action or failure to act will not endanger such status.

         (g) Any taxes that are imposed upon the Trust or any related REMIC by federal or state (including local) governmental authorities (other than taxes paid by a party pursuant to Section 10.02 hereof or as provided in the following sentence) shall be allocated to the Certificates (including, for this purpose, the regular interests in any Pooling REMIC) out of the Available Distribution Amount before any distributions are made on the related Certificates on the related Distribution Date. Any state or local taxes imposed upon the Trust, any related REMIC or any related Certificateholder that would not have been imposed on the Trust, such REMIC or such Certificateholder in the absence of any legal or business connection between the Trustee and the state or locality imposing such taxes (including any federal, state or local taxes imposed on such Trust, such REMIC or such Certificateholder as a result of such Trust, such REMIC or such Certificateholder being deemed to have received income as a result of the Trustee's payment of state or local taxes) shall be paid by the Trustee, and, notwithstanding anything to the contrary in these Standard Terms, such taxes shall be deemed to be part of the Trustee's cost of doing business and shall not be reimbursable to the Trustee.

         (h) If the Master Servicer (or an Affiliate thereof) is unable for any reason to fulfill its duties as Tax Matters Person, then the holder of the largest Percentage Interest of the Residual Certificates, without compensation, shall become the successor Tax Matters Person for each related REMIC; provided, however, that in no event shall the Trustee be required to act as Tax Matters Person (regardless of whether the Trustee is acting as successor Master Servicer).

SECTION 10.02.    PROHIBITED ACTIVITIES.

         Except as otherwise provided elsewhere in the Pooling and Servicing Agreement, neither the Depositor, the Master Servicer, the Holders of Residual Certificates, nor the Trustee shall engage in, nor shall the Trustee permit, any of the following transactions or activities unless it has received (1) a Special Tax Opinion and (2) a Special Tax Consent from each of the Holders of the Residual Certificates (unless the Special Tax Opinion specially provides that no REMIC-level tax will result from the transaction or activity in question):

                  (a) the sale or other disposition of, or substitution for, any of the underlying Assets except pursuant to (1) a foreclosure or default with respect to such an Asset, (2) a purchase or repurchase pursuant to Section 2.05 hereof, (3) the bankruptcy or insolvency of any related REMIC, or (4) the termination of any related REMIC pursuant to Article IX hereof;

                  (b) the acquisition of any Assets for the Trust after the related Closing Date except (1) during the three-month period beginning on the Closing Date pursuant to a fixed-price contract in effect on the Closing Date that has been reviewed and approved by tax counsel acceptable to the Master Servicer or (2) a substitution in accordance with Section 2.05 hereof;

                  (c) the sale or other disposition of any investment in the Distribution Account at a gain;


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

                  (d) the acceptance of any contribution to the Trust except the following cash contributions: (1) a cash contribution received during the three-month period beginning on the Closing Date;
         (2) a cash contribution to facilitate a Terminating Purchase that is made within the 90-day period beginning on the date on which a plan of complete liquidation is adopted pursuant to Section 9.02(a)(1) hereof;
         (3) a contribution to a Reserve Fund owned by a related REMIC that is made pro rata by the Holders of the Residual Certificates; or (4) any other contribution approved by the Master Servicer after consultation with tax counsel;

                  (e) except in the case of an Asset that is in default, or as to which, in the reasonable judgment of the Master Servicer, default is reasonably foreseeable, neither the Trustee nor the Master Servicer shall permit any modification of any material term of an Asset (including, but not limited to, the interest rate, the principal balance, the amortization schedule (except as provided in the Pooling and Servicing Agreement), the remaining term to maturity, or any other term affecting the amount or timing of payments on the Asset) unless the Trustee and Master Servicer have received an Opinion of Counsel (at the expense of the party seeking to modify the Asset) to the effect that such modification would not be treated as giving rise to a new debt instrument for REMIC purposes;

                  (f) any other transaction or activity that is not contemplated by the Pooling and Servicing Agreement;

                  (g) the sale or other disposition of any asset held in a Reserve Fund for a period of less than three months (a "Short-Term Reserve Fund Investment") if such sale or disposition would cause 30% or more of a related REMIC's income from all of its Reserve Funds for the taxable year to consist of gain from the sale or disposition of Short-Term Reserve Fund Investments; or

                  (h) the withdrawal of any amounts from any Reserve Fund except (A) for the distribution pro rata to the Holders of the Residual Certificates or (B) to provide for the payment of Trust expenses or amounts payable on the Certificates in the event of defaults or late payments on the related Assets or lower than expected returns on funds held in the Distribution Account, as provided under section 860G(a)(7) of the Code.

Any party causing the Trust to engage in any of the activities prohibited in this Section shall be liable for the payment of any tax imposed on the Trust pursuant to Code section 860F(a)(1) or 860G(d) as a result of the Trust engaging in such activities.

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



                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

SECTION 11.01.    AMENDMENTS.

         The Pooling and Servicing Agreement may be amended or supplemented from time to time by the Depositor, the Master Servicer and the Trustee without the consent of any of the Certificateholders (a) to cure any ambiguity herein,
(b) to correct or supplement any provisions herein that may be inconsistent with any other provisions herein, (c) to modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of any related REMIC as a REMIC under the Code at all times that any Certificates are outstanding or (d) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or matters arising with respect to the Trust that are not covered by the Pooling and Servicing Agreement; provided, that such action shall not affect adversely the interests of any Certificateholder, as evidenced by an opinion of counsel independent from the Depositor, the Master Servicer and the Trustee or a letter from each Rating Agency from whom the Depositor requested a rating of any of the related Certificates stating that such action will not result in a downgrading of the rating of any of the related Certificates rated by such Rating Agency at the request of the Depositor. Promptly after the execution of any such amendment, the Trustee shall furnish a copy of such amendment to each Holder of Certificates.

         The Pooling and Servicing Agreement also may be amended from time to time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders entitled to at least a majority of the Voting Rights of each Class of Certificates that would be affected by such amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of the Certificates; provided, however, that no such amendment shall (a) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans that are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (b) affect adversely in any material respect the interests of the Holders of any Class of Certificates in a manner other than described in clause (a) of this paragraph, without the consent of the Holders of Certificates of such Class evidencing at least 662/3% of the Voting Rights with respect to such Class, or (c) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of such Holders of all Certificates then outstanding.

         It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

SECTION 11.02.    RECORDATION OF AGREEMENT; COUNTERPARTS.

         To the extent permitted by applicable law, the Pooling and Servicing Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties included in the Trust Estate and subject to the related Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense, but only upon direction of the Trustee accompanied by an Opinion of Counsel to the effect that such recordation is necessary to protect the interests of the Certificateholders. The Trustee shall not be responsible for determining whether the Pooling and Servicing Agreement should be recorded in any such office.

         For the purpose of facilitating the recordation of the Pooling and Servicing Agreement as herein provided and for other purposes, the Pooling and Servicing Agreement may be executed simultaneously in any number of


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



counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

SECTION 11.03.    LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS.

         The death or incapacity of any Certificateholder shall not operate to terminate the Pooling and Servicing Agreement or the Trust, nor will such death or incapacity entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, nor shall it otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to the Pooling and Servicing Agreement pursuant to any provision hereof.

         No Certificateholder shall have any right by virtue of any provision of the Pooling and Servicing Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Pooling and Servicing Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates entitled to at least 25% of the Voting Rights allocated to the Certificates shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee under the Pooling and Servicing Agreement and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of any provision of the Pooling and Servicing Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under the Pooling and Servicing Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Certificates. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

SECTION 11.04.    NOTICES.

         All demands and notices under the Pooling and Servicing Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service, to (a) in the case of the Depositor, 7130 Goodlett Farms Parkway, Cordova, Tennessee 38018, Attention: President, telecopy number (901) 580-6923, or such other address or telecopy number as may hereafter be furnished to each party to the Pooling and Servicing Agreement in writing by the Depositor, (b) in the case of ___ or the Master Servicer,________________ _______________________________, Attention: Treasurer, telecopy number (___)
___-____, or such other address or telecopy number as may subsequently be furnished to each party to the Pooling and Servicing Agreement in writing by the Master Servicer and (c) in the case of the Trustee, at its address set forth in the Pooling and Servicing Agreement or such other address or telecopy number as may subsequently be furnished to each party to the Pooling and Servicing Agreement in writing by the Trustee. Any notice required or permitted to be mailed to a Certificateholder shall be given by registered mail, postage prepaid, or by express delivery service, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in the Pooling and Servicing Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder


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

also shall be mailed to the appropriate party in the manner set forth above. A copy of any notice given hereunder to any other party shall be delivered to the Trustee.

SECTION 11.05.    SEVERABILITY OF PROVISIONS.

         If any one or more of the covenants, agreements, provisions or terms of the Pooling and Servicing Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of the Pooling and Servicing Agreement and shall in no way affect the validity or enforceability of the other provisions of the Pooling and Servicing Agreement or of the Certificates or the rights of the Holders thereof.

SECTION 11.06.    SALE OF ASSETS.

         It is the express intent of the Depositor and the Trustee that the conveyance of the Assets underlying a Series by the Depositor to the Trustee pursuant to the related Pooling and Servicing Agreement be construed as a sale of such Assets by the Depositor to the Trustee. It is, further, not the intention of the Depositor or the Trustee that such conveyance be deemed a pledge of such Assets by the Depositor to the Trustee to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the intent of the parties, such Assets are held to continue to be property of the Depositor, then (a) the Pooling and Servicing Agreement also shall be deemed to be a security agreement within the meaning of Article 9 of the applicable UCC;
(b) the conveyance by the Depositor provided for in the Pooling and Servicing Agreement shall be deemed to be a grant by the Depositor to the Trustee of a security interest in all of the Depositor's right, title and interest in and to the Assets and all amounts payable to the holders of the Assets in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the related Certificate Account or Distribution Account, whether in the form of cash, instruments, securities or other property, and including without limitation all amounts from time to time held or invested in any related Reserve Fund; (c) the possession by the Trustee or its agent of items of property that constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to
Section 9-305 of the applicable UCC; and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. The Depositor and the Trustee (to the extent the Trustee has been instructed by the Depositor or the Master Servicer) shall take, to the extent consistent with the Pooling and Servicing Agreement, such actions as may be necessary to ensure that, if the Pooling and Servicing Agreement were deemed to create a security interest in the related Assets, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Pooling and Servicing Agreement.

SECTION 11.07.    NOTICE TO RATING AGENCY.

         (a) The Trustee shall use its best efforts promptly to provide notice to each applicable Rating Agency and each Certificateholder with respect to each of the following of which it has actual knowledge, except that no notice specified below need be sent to any such Certificateholder or each applicable Rating Agency if already sent pursuant to other provisions of the Pooling and Servicing Agreement:

                  (1) any amendment to the Pooling and Servicing Agreement or any agreement assigned to the Trust;

                  (2) the occurrence of any Event of Default involving the Master Servicer that has not been cured or waived;


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


                  (3) the resignation, termination or merger of the Depositor, the Master Servicer or the Trustee;

                  (4) the purchase or repurchase or substitution of Assets pursuant to Section 2.05 hereof;

                  (5)      the final payment to the Certificateholders;

                  (6) any change in the location of the related Certificate Account or the Distribution Account;

                  (7) any event that would result in the inability of the Master Servicer to make Advances regarding the related Assets;

                  (8) any change in applicable law that would require an assignment of a Mortgage, not previously recorded, to be recorded in order to protect the right, title and interest of the Trustee in and to the related Mortgaged Property or, in case a court should recharacterize the sale of the related Asset as a financing, to perfect a first priority security interest in favor of the Trustee in the related Asset; or

                  (9) any change in the Depositor's or the Master Servicer's name or place of business or the relocation of the Master Servicer Mortgage Loan Files to a location outside the State of ________________ or the relocation of the Trustee Mortgage Loan Files to a location outside of the state where they are originally held by the Trustee or its Custodian.

         (b) The Master Servicer shall promptly notify the Trustee of any of the events listed in Section 11.07(a) hereof of which it has actual knowledge. In addition, the Trustee shall furnish promptly to each Rating Agency, at its address set forth in the Pooling and Servicing Agreement, copies of the following:

                  (i)      Each Remittance Report; and

                  (ii) Each Officer's Certificate supplied by the Master Servicer to the Trustee and the Certificateholders pursuant to Section
         3.12 hereof.

         (c) Any notice pursuant to this Section 11.07 shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by first class mail, postage prepaid or by express delivery service to each Rating Agency at its address specified in the Pooling and Servicing Agreement.


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


                                                                    EXHIBIT 1-A

                          FORM OF INITIAL CERTIFICATION

                                                                         [Date]

Union Planters Mortgage Finance Corp.
7130 Goodlett Farms Parkway
Cordova, Tennessee  38018
Attention: Secretary

[Master Servicer]
[Address]
[Address]
Attention: [________________]

                  Re: Pooling and Servicing Agreement, dated as of _________ 1, 19___, among Union Planters Mortgage Finance Corp.,
                           _____________, as Master Servicer,
                           and _______________, as Trustee,
                           Pass-Through Certificates, __________________
                           UPMFC Trust 19_____-_____.

Gentlemen:

         In accordance with Section 2.02 of the Depositor's Standard Terms to Pooling and Servicing Agreement (_____ 1997 Edition) (the "Standard Terms"), which are incorporated by reference into the above-referenced Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that, as to each Mortgage Loan listed in the Mortgage Loan Schedule to the Pooling and Servicing Agreement (other than any Mortgage Loan paid in full or listed on the attachment hereto) it, or a Custodian on its behalf, has reviewed the Trustee Mortgage Loan File and has determined that, except as noted on the Schedule of Exceptions attached hereto: (i) all documents required to be included in the Trustee Mortgage Loan File (as set forth in the definition of "Trustee Mortgage Loan File" in the Standard Terms) are in its possession or in the possession of a Custodian on its behalf; (ii) such documents have been reviewed by it, or a Custodian on its behalf, and appear regular on their face and relate to such Mortgage Loan; and (iii) based on examination by it, or by a Custodian on its behalf, and only as to such documents, the information set forth on the Mortgage Loan Schedule to the Pooling and Servicing Agreement accurately reflects the information set forth in the Trustee Mortgage Loan File. The undersigned further certifies that the Trustee's review, or the review of its Custodian, of each Trustee Mortgage Loan File included each of the procedures listed in Section 2.02(c)(2) of the Standard Terms.

         Except as described herein, neither the Trustee, nor any Custodian on its behalf, has made an independent examination of any documents contained in any Trustee Mortgage Loan File. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any documents contained in any Trustee Mortgage Loan File for any of the Mortgage Loans listed on the Mortgage Loan Schedule to the Pooling and Servicing Agreement, (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan or (iii) whether any Trustee Mortgage Loan File should include any assumption agreement, modification agreement, written assurance or substitution agreement.


                              Exhibit 1-A - Page 1

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement (the "Pooling and Servicing Agreement").

                                            [TRUSTEE]



                                            By:
                                               ---------------------------
                                            Its:
                                                --------------------------


                              Exhibit 1-A - Page 2

                                                                    EXHIBIT 1-B

                           FORM OF FINAL CERTIFICATION

                                                                         [Date]

Union Planters Mortgage Finance Corp.
7130 Goodlett Farms Parkway
Cordova, Tennessee  38018
Attention: Secretary

[Master Servicer]
[Address]
[Address]
Attention: [________________]

                  Re: Pooling and Servicing Agreement, dated as of _________ 1, 19___, among Union Planters Mortgage Finance Corp.,
                           ____________________________, as Master Servicer,
                           and _______________, as Trustee,
                           Pass-Through Certificates, __________________
                           UPMFC Trust 19_____-_____.

Gentlemen:

         In accordance with Section 2.02 of the Depositor's Standard Terms to Pooling and Servicing Agreement (_____ 1997 Edition) (the "Standard Terms"), which are incorporated by reference into the above-referenced Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that, except as noted on the Schedule of Exceptions attached hereto, for each Mortgage Loan listed in the Mortgage Loan Schedule to the Pooling and Servicing Agreement (other than any Mortgage Loan paid in full or listed on the attachment hereto) it, or a Custodian on its behalf, has received a complete Trustee Mortgage Loan File which includes each of the documents required to be included in the Trustee Mortgage Loan File as set forth in the definition of "Trustee Mortgage Loan File" in the Standard Terms.

         Neither the Trustee nor any Custodian on its behalf has made an independent examination of any documents contained in any Trustee Mortgage Loan File beyond the review specifically required in the above captioned Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in any Trustee Mortgage Loan File or any of the Mortgage Loans listed on the Mortgage Loan Schedule, (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan or (iii) whether any Trustee Mortgage Loan File should include any assumption agreement, modification agreement, written assurance or substitution agreement.


                              Exhibit 1-B - Page 1

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement (the "Pooling and Servicing Agreement").

                                         [TRUSTEE]


                                         By:
                                            ---------------------------
                                         Its:
                                             --------------------------


                              Exhibit 1-B - Page 2

                                                                      EXHIBIT 2

                           FORM OF RECORDATION REPORT

                                                                         [Date]

[Master Servicer]
[Address]
[Address]
Attention: [________________]

                  Re: Pooling and Servicing Agreement, dated as of _________ 1, 19___, among Union Planters Mortgage Finance Corp.,
                           _______________________, as Master Servicer,
                           and _______________, as Trustee,
                           Pass-Through Certificates, __________________
                           UPMFC Trust 19_____-_____.

Gentlemen:

         In accordance with Section 2.02 of the Depositor's Standard Terms to Pooling and Servicing Agreement (_____ 1997 Edition) (the "Standard Terms"), which are incorporated by reference into the above-referenced Pooling and Servicing Agreement, the undersigned, as Trustee hereby notifies you, that as of the date hereof with respect to the following Mortgage Loans it has not received the indicated documents:


MORTGAGE LOANS                           DOCUMENTS NOT RECEIVED
--------------             ----------------------------------------------
                                                        ORIGINAL RECORDED
                           ORIGINAL RECORDED              ASSIGNMENT OF
                               MORTGAGE                     MORTGAGE
                           OR CERTIFIED COPY           OR CERTIFIED COPY
LOAN NUMBER                   THEREOF                       THEREOF*
-----------                   -------                       --------





                                              [TRUSTEE]
                                              as Trustee


                                              By:
                                                 ---------------------------
                                              Its:
                                                  --------------------------



--------------------------------
* Not required for Mortgage Loans for which the Depositor has waived recordation of Assignments.


                               Exhibit 2 - Page 1

                                                                      EXHIBIT 3

                  REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT


TO:      [Name and Address of Trustee or Custodian]




         RE: Pooling and Servicing Agreement, dated as of __________ 1, 19__, among Union Planters Mortgage Finance Corp. (the "Depositor"), ________________________, as Master Servicer,
                  and ____________________, as Trustee, which incorporates by reference the Depositor's Standard Terms to Pooling and Servicing Agreement (_____ 1997 Edition) (collectively, the "Pooling and Servicing Agreement")


         In connection with the administration of the Mortgage Loans held by you as the Trustee or Custodian, we request the release and acknowledge receipt, of the Trustee Mortgage Loan File [specify documents if only a partial Trustee Mortgage Loan File is being released]) for the Mortgage Loan described below, for the reason indicated.

Mortgagor's Name and Address & Zip Code:


Mortgage Loan Number:


Reason for Requesting Documents (check one)


___      1.       Mortgage Loan Paid in Full.  (The Master Servicer hereby
                  certifies that all amounts received in connection therewith have been deposited into the applicable Certificate Account as provided in the Pooling and Servicing Agreement.)

___      2.       Mortgage Loan Liquidated by _________________.  (The Master
                  Servicer hereby certifies that all proceeds of foreclosure, insurance, condemnation or other liquidation have been finally received.)

___      3.       Mortgage Loan in Foreclosure.

___      4.       Other (explain).  _______________________________

         If item 1 or 2 above is checked, and if all or part of the Trustee Mortgage Loan File was previously released to us, please release to us our previous request and receipt on file with you, as well as any additional documents in your possession relating to the specified Mortgage Loan.

         If item 3 or 4 above is checked, upon our return of all of the above documents to you as the Trustee or Custodian, please acknowledge your receipt by signing in the space indicated below, and returning this form.


                               Exhibit 3 - Page 1

         Capitalized terms used herein but not defined herein have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                       [                           ],
                                        ---------------------------
                                            as Master Servicer


                                       By:
                                               --------------------------------

                                          Name:
                                                    ---------------------------
                                          Title:
                                                    ---------------------------
                                          Date:
                                                    ---------------------------

Acknowledgment of Documents returned to the Trustee or Custodian:

                                       NAME OF TRUSTEE OR CUSTODIAN



                                       By:
                                              ---------------------------------

                                          Name:
                                                    ---------------------------
                                          Title:
                                                    ---------------------------
                                          Date:
                                                    ---------------------------


                               Exhibit 3 - Page 2

                                                                      EXHIBIT 4

                     RULE 144A AGREEMENT--QIB CERTIFICATION

              UNION PLANTERS MORTGAGE FINANCE CORP., SERIES 19__-_

                      PASS-THROUGH CERTIFICATES, CLASS ___

                                 ----------------
                                     (DATE)

[Trustee]
[Address]
[Address]
Attention: [________________]

Union Planters Mortgage Finance Corp.
7130 Goodlett Farms Parkway
Cordova, Tennessee  38018
Attention: Secretary

[Master Servicer]
[Address]
[Address]
Attention: [________________]


Gentlemen:

         In connection with the purchase on the date hereof of the captioned securities (the "Purchased Certificates"), the undersigned (the "Transferee") hereby certifies and covenants to the transferor, Union Planters Mortgage Finance Corp. (the "Depositor"), the Master Servicer, the Trustee and the Trust as follows:

         1. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") promulgated under the Securities Act of 1933, as amended (the "1933 Act") and has completed the form of certification to that effect attached hereto as Annex A1 (if the Transferee is not a registered investment company) or Annex A2 (if the Transferee is a registered investment company). The Transferee is aware that the sale to it is being made in reliance on Rule 144A.

         2. The Transferee understands that the Purchased Certificates have not been registered under the 1933 Act or registered or qualified under any state securities laws and that no transfer may be made unless the Purchased Certificates are registered under the 1933 Act and under applicable state law or unless an exemption from such registration is available. The Transferee further understands that neither the Depositor, the Master Servicer, the Trustee nor the Trust is under any obligation to register the Purchased Certificates or make an exemption from such registration available.

         3. The Transferee is acquiring the Purchased Certificates for its own account or for the account of a "qualified institutional buyer" (as defined in Rule 144A, a "QIB"), and understands that such Purchased Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be such a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the 1933 Act


                               Exhibit 4 - Page 1
and under applicable state securities laws. IN ADDITION, SUCH TRANSFER MAY BE SUBJECT TO ADDITIONAL RESTRICTIONS, AS SET FORTH IN SECTION 5.05 OF THE STANDARD TERMS TO THE POOLING AND SERVICING AGREEMENT (THE "STANDARD TERMS") REFERRED TO BELOW. By its execution of this agreement, the Transferee agrees that it will not resell, pledge or transfer any of the Purchased Certificates to anyone otherwise than in strict compliance with Rule 144A, or pursuant to another exemption from registration under the 1933 Act and all applicable state securities laws, and in strict compliance with the transfer restrictions set forth in Section 5.05 of the Standard Terms. The Transferee will not attempt to transfer any or all of the Purchased Certificates pursuant to Rule 144A unless the Transferee offers and sells such Certificates only to QIBs or to offerees or purchasers that the Transferee and any person acting on behalf of the Transferee reasonably believe (as described in paragraph (d)(l) of Rule 144A) is a QIB.

         4. The Transferee has been furnished with all information that it requested regarding (a) the Purchased Certificates and distributions thereon and (b) the Pooling and Servicing Agreement referred to below.

         5. If applicable, the Transferee has complied, will comply in all material respects with applicable regulatory guidelines relating to the ownership of mortgage derivative products.

         All capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement, dated as of _____________ 1, 19__, which incorporates by reference the Standard Terms thereto (_____ 1997 Edition), among the Depositor, the Master Servicer and ____________________, as Trustee, pursuant to which the Purchased Certificates were issued.

         IN WITNESS WHEREOF, the undersigned has caused this Rule 144A Agreement to be executed by its duly authorized representative as of the day and year first above written.

                                  [TRANSFEREE]




                                   By:
                                         --------------------------------------
                                   Name:
                                         --------------------------------------
                                   Title:
                                         --------------------------------------


                               Exhibit 4 - Page 2

                                                         ANNEX A1 TO EXHIBIT 4



             TRANSFEREES OTHER THAN REGISTERED INVESTMENT COMPANIES


         1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Transferee.

         2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") promulgated under the Securities Act of 1933, as amended (the "1933 Act"), because (a) the Transferee owned and/or invested on a discretionary basis at least $____________ in securities [Note to reviewer - the amount in the previous blank must be at least $100,000,000 unless the Transferee is a dealer, in which case the amount filled in the previous blank must be at least $10,000,000.] (except for the excluded securities referred to in paragraph 3 below) as of _______________ [specify a date on or since the end of the Transferee's most recently ended fiscal year] (such amount being calculated in accordance with Rule 144A) and (b) the Transferee meets the criteria listed in the category marked below.

         _____ Corporation, etc. The Transferee is an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, a corporation (other than a bank as defined in Section 3(a)(2) of the 1933 Act or a savings and loan association or other similar institution referenced in
                  Section 3(a)(5)(A) of the Act), a partnership, or a Massachusetts or similar business trust.

         _____ Bank. The Transferee (a) is a national bank or banking institution as defined in Section 3(a)(2) of the 1933 Act and is organized under the laws of a state, territory or the District of Columbia. The business of the Transferee is substantially confined to banking and is supervised by the appropriate state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements as of a date not more than 16 months preceding the date of this certification in the case of a U.S. bank, and not more than 18 months preceding the date of this certification in the case of a foreign bank or equivalent institution, a copy of which financial statements is attached hereto.

         _____ Savings and Loan. The Transferee is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution referenced in
                  Section 3(a)(5)(A) of the 1933 Act. The Transferee is supervised and examined by a state or federal authority having supervisory authority over any such institutions or is a foreign savings and loan association or equivalent institution and has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements as of a date not more than 16 months preceding the date of this certification in the case of a U.S. savings and loan association or similar institution, and not more than 18 months preceding the date of this certification in the case of a foreign savings and loan association or equivalent institution, a copy of which financial statements is attached hereto.

         _____ Broker-dealer. The Transferee is a dealer registered pursuant to Section 15 of the Certificates Exchange Act of 1934, as amended (the "1934 Act").


                               Exhibit 4 - Page 3

         _____ Insurance Company. The Transferee is an insurance company as defined in Section 2(13) of the 1933 Act, whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, territory or the District of Columbia.

         _____ State or Local Plan. The Transferee is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees.

         _____ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Certificate Act of 1974, as amended.

         _____ Investment Adviser. The Transferee is an investment adviser registered under the Investment Advisers Act of 1940, as amended.

         _____ Other. The Transferee qualifies as a "qualified institutional buyer" as defined in Rule 144A on the basis of facts other than those listed in any of the entries above. If this response is marked, the Transferee must certify on additional pages, to be attached to this certification, to facts that satisfy the Master Servicer that the Transferee is a "qualified institutional buyer" as defined in Rule 144A.

         3. The term "securities" as used herein does not include (a) securities of issuers that are affiliated with the Transferee, (b) securities constituting the whole or part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (c) bank deposit notes and certificates of deposit, (d) loan participations, (e) repurchase agreements,
(f) securities owned but subject to a repurchase agreement and (g) currency, interest rate and commodity swaps.

         4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the 1934 Act.

         5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Purchased Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be made in reliance on Rule 144A.

         6.       Will the Transferee be purchasing        ______   _____
                  the Purchased Certificates only           YES        NO
                  for the Transferee's own account?

         If the answer to the foregoing question is "NO", the Transferee agrees that, in connection with any purchase of securities sold to the Transferee for the account of a third party (including any separate account) in reliance on Rule 144A, the Transferee will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Transferee agrees that the Transferee will not purchase securities for a third party unless the Transferee has obtained a current representation


                               Exhibit 4 - Page 4
letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

         7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Purchased Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

         IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed by its duly authorized representative this ____ day of ___________, 19____.




                                            -----------------------------
                                            Print Name of Transferee



                                            By:
                                                   ----------------------------
                                            Name:
                                                   ----------------------------
                                            Title:
                                                   ----------------------------
                                            Date:
                                                   ----------------------------


                               Exhibit 4 - Page 5

                                                         ANNEX A2 TO EXHIBIT 4



                        REGISTERED INVESTMENT COMPANIES


         1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the entity purchasing the Purchased Certificates (the "Transferee") or, if the Transferee is part of a Family of Investment Companies (as defined in paragraph 3 below), is an officer of the related investment adviser (the "Adviser").

         2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") promulgated under the Securities Act of 1933, as amended (the "1933 Act"), because (a) the Transferee is an investment company (a "Registered Investment Company") registered under the Investment Company Act of 1940, as amended (the "1940 Act") and (b) as marked below, the Transferee alone, or the Transferee's Family of Investment Companies, owned at least $___________ [Note to reviewer - the amount in the previous blank must be at least $100,000,000] in securities (other than the excluded securities referred to in paragraph 4 below) as of ________________ [specify a date on or since the end of the Transferee's most recently ended fiscal year]. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities to the Transferee or the Transferee's Family of Investment Companies was used.

_____ The Transferee owned $____________ in securities (other than the excluded securities referred to in paragraph 4 below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

_____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $____________ in securities (other than the excluded securities referred to in paragraph 4 below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

         3. The term "Family of Investment Companies" as used herein means two or more Registered Investment Companies except for a unit investment trust whose assets consist solely of shares of one or more Registered Investment Companies (provided that each series of a "series company," as defined in Rule 18f-2 under the 1940 Act, shall be deemed to be a separate investment company) that have the same investment adviser (or, in the case of a unit investment trust, the same depositor) or investment advisers (or depositors) that are affiliated (by virtue of being majority-owned subsidiaries of the same parent or because one investment adviser is a majority-owned subsidiary of the other).

         4. The term "securities" as used herein does not include (a) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (b) bank deposit notes and certificates of deposit, (c) loan participations, (d) repurchase agreements,
(e) securities owned but subject to a repurchase agreement and (f) currency, interest rate and commodity swaps.

         5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A. In addition, the Transferee will only purchase for the Transferee's own account.


                               Exhibit 4 - Page 6

         6. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Purchased Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

         IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed by its duly authorized representative this ____ of ____________, 19____.


                                           ------------------------------------
                                           Print Name of Transferee or
                                               Adviser


                                           By:
                                              ---------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------



                                           IF AN ADVISER:

                          --------------------------------------------
                                           Print Name of Transferee


Date:
     ----------------------------------


                               Exhibit 4 - Page 7

                                                                     EXHIBIT 5


                          FORM OF TRANSFEREE AGREEMENT

            UNION PLANTERS MORTGAGE FINANCE CORP., SERIES 19___-___
                           PASS-THROUGH CERTIFICATES

                                    CLASS __


                               ------------------
                              [Name of Transferee]


                               ------------------
                                     (DATE)


[Trustee]
[Address]
[Address]
Attention: [________________]

Union Planters Mortgage Finance Corp.
7130 Goodlett Farms Parkway
Cordova, Tennessee  38018
Attention: Secretary

[Master Servicer]
[Address]
[Address]
Attention: [________________]


         Re: Union Planters Mortgage Finance Corp., Series 19___-____ Pass-Through Certificates, Class __, representing a
                  [___% Percentage Interest][$            denomination]

Gentlemen:

         The undersigned (the "Transferee") proposes to purchase all or some of the Class __, Class __, Class __ and Class __ Certificates (the "Purchased Certificates"), issued by the Trust established pursuant to a pooling and servicing agreement, dated as of ____________ (the "Series Agreement"), among Union Planters Mortgage Finance Corp. (the "Depositor"), ___________________, as Master Servicer (the "Master Servicer") and _____________________________, as Trustee, which incorporates by reference the Depositor's Standard Terms to Pooling and Servicing Agreement (_____ 1997 Edition) (the "Standard Terms," and, collectively with the Series Agreement, the "Agreement"). In doing so the Transferee hereby acknowledges and agrees as follows:

         SECTION 1. DEFINITIONS. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Agreement.


                               Exhibit 5 - Page 1

         SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE TRANSFEREE. In connection with the proposed transfer of the Purchased Certificates, the Transferee represents and warrants to the Depositor, the Master Servicer, the Trustee and the Trust as follows:

                  (a) The Transferee is purchasing the Purchased Certificates for its own account as principal for investment purposes and not with a view to the distribution of the Purchased Certificates, in whole or in part, in violation of Section 5 of the Securities Act of 1933, as amended (the "Act").

                  (b) The Transferee has knowledge in financial and business matters and is capable of evaluating the merits and risks of an investment in the Purchased Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risk of an investment in the Purchased Certificates and can afford a complete loss of such investment.

                  (c) The Transferee confirms that the Depositor and the Master Servicer have made available to the Transferee the opportunity to ask questions of, and receive answers from, the Depositor and the Master Servicer concerning the Depositor, the Master Servicer, the Trust, the purchase by the Transferee of the Purchased Certificates and all matters relating thereto, and to obtain additional information relating thereto that the Depositor or the Master Servicer possesses or can acquire without unreasonable effort or expense.

                  (d) The Transferee is an "accredited investor" as defined in paragraph (1), (2), (3) or (7) of Rule 501(a) under the Act.

         SECTION 3. COVENANTS OF THE TRANSFEREE. In consideration of the proposed transfer, the Transferee covenants with each of the Depositor, the Master Servicer, the Trustee and the Trust as follows:

                  (a) The Transferee will not make a public offering of the Purchased Certificates, and will not reoffer or resell the Purchased Certificates in a manner that would render the issuance and sale of the Purchased Certificates, whether considered together with the resale or otherwise, a violation of the Act or any state securities or "Blue Sky" laws or require registration pursuant thereto.

                  (b) The Transferee agrees that, in its capacity as a holder of the Purchased Certificates, it will assert no claim or interest in the Assets by reason of owning the Purchased Certificates other than with respect to amounts that may be properly and actually payable to the Transferee pursuant to the terms of the Pooling and Servicing Agreement and the Purchased Certificates.

                  (c) The Transferee hereby agrees to abide by the terms of the Agreement that will be applicable to it as a Certificateholder, including, without limitation, the indemnification provisions contained in the second sentence of Section 5.05(a) of the Agreement.

                  (d) If applicable, the Transferee will comply in all material respects with applicable regulatory guidelines relating to the ownership of mortgage derivative products.

         SECTION 4.  TRANSFER OF PURCHASED CERTIFICATES.

         (a) The Transferee understands that the Purchased Certificates have not been registered under the Act or any state securities laws and that no transfer may be made unless the Purchased Certificates are registered under the Act and under applicable state law or unless an exemption from such registration is available. If requested by the Master Servicer or the Trustee, the Transferee and the Holder of Purchased Certificates who desires to effect this transfer have certified to the Trustee, the Depositor and the Master Servicer as to the factual basis for the


                               Exhibit 5 - Page 2
registration or qualification exemption relied upon. The Transferee further understands that neither the Depositor, the Master Servicer, the Trustee nor the Trust is under any obligation to register the Purchased Certificates or make an exemption from such registration available.

         (b) In the event that the transfer is to be made within three years of the date the Purchased Certificates were acquired by a non-Affiliate of the Depositor from the Depositor or an Affiliate of the Depositor, the Master Servicer or the Trustee may require an Opinion of Counsel (which shall not be an expense of the Depositor, the Master Servicer or the Trustee) that such transfer is not required to be registered under the Act or state securities laws.

         (c) Any Certificateholder desiring to effect a transfer shall, and does hereby agree to, indemnify the Depositor, the Master Servicer and the Trustee against any liability that may result if the transfer is not exempt under federal or applicable state securities laws.

         (d) The transfer of the Purchased Certificates may be subject to additional restrictions, as set forth in Section 5.05 of the Standard Terms of the Pooling and Servicing Agreement, a copy of which is attached hereto as Annex A.

         All capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement.

         IN WITNESS WHEREOF, the undersigned has caused this Transferee Certification and Agreement to be validly executed by its duly authorized representative this ____ day of ___________, 19__.




                                    ------------------------------------------,

                                    -------------------------------------------


                                    By:
                                       ----------------------------------------

                                    Its:
                                        ---------------------------------------


                               Exhibit 5 - Page 3

                                                           ANNEX A TO EXHIBIT 5


                       ATTACH COPY OF SECTION 5.05 OF THE
               STANDARD TERMS TO POOLING AND SERVICING AGREEMENT


                               Exhibit 5 - Page 4

                                                                    EXHIBIT 6


                             BENEFIT PLAN AFFIDAVIT

Re:      Union Planters Mortgage Finance Corp.,
         UPMFC Trust 19__-__ (the "Trust")
         Pass-Through Certificates, Class ___,
         Class __ and Class __

                                     )
                                     )  ss:
                                     )

         Under penalties of perjury, I, the undersigned, declare that, to the best of my knowledge and belief, the following representations are true, correct, and complete.

         1. That I am a duly authorized officer of _____________________, a _________ corporation (the "Purchaser"), whose taxpayer identification number is __________, and on behalf of which I have the authority to make this affidavit.

         2. That the Purchaser is acquiring the Class ______ Certificates ("the Purchased Certificates"), each representing an interest in the Trust, for certain assets of which one or more real estate mortgage investment conduit ("REMIC") elections are to be made under Section 860D of the Internal Revenue Code of 1986, as amended (the "Code").

         3.       The Purchaser either:

                  (i) (A) is not a plan ("Plan") described in or subject to the Department of Labor regulations set forth in 29 C.F.R. ss. 2510.3-101 (the "Plan Asset Regulations"), a person acting on behalf of a Plan, or a person using the assets of a Plan and (B) either (I) is not an insurance company or (II) is an insurance company, in which case none of the funds used by the Purchaser in connection with its purchase of the Purchased Certificates constitute plan assets as defined in the Plan Asset Regulations ("Plan Assets") and its purchase of the Purchased Certificates shall not result in the certificates issued by or the assets of the Trust being deemed to be Plan Assets;

                  (ii) is an insurance company and (A) the Purchaser is acquiring the Purchased Certificates with funds held in an "insurance company general account" (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60"), as published in 60 Fed. Reg. 35925 (July 12, 1995)), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for all contracts held by or on behalf of such Plan and all other Plans maintained by the same employer, or its affiliates (as defined in Section V(a)(1) of PTCE 95-60), or by the same employee organization exceeds or will exceed 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTCE 95-60) at the date of acquisition, (C) the purchase of the Purchased Certificates is not part of an agreement, arrangement, or understanding designed to benefit a party in interest, and (D) the conditions of Prohibited Transaction Exemption __________ [INSERT SPECIFIC


                               Exhibit 6 - Page 1

         UNDERWRITER'S EXEMPTION OR PTE 83-1] (except for the conditions stated in section II(A)(2) and (3) thereof) are met; or

                  (iii) has provided a "Benefit Plan Opinion," obtained at the Purchaser's expense, satisfactory to the Depositor, the Master Servicer, and the Trustee. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not (a) cause the assets of the Trust to be regarded as Plan Assets, (b) give rise to a fiduciary duty under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), on the part of the Depositor, the Master Servicer, or the Trustee, or (c) be treated as, or result in, a prohibited transaction under Section 406 or 407 of ERISA or Section 4975 of the Code.

         Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Pooling and Servicing Agreement, dated as of ____________ __, _______, which incorporates by reference the Standard Terms thereto (_____ 1997 Edition), among the Depositor, the Master Servicer, and ___________________, as Trustee.


                               Exhibit 6 - Page 2

         IN WITNESS WHEREOF, the Purchaser has caused this instrument to be duly executed on its behalf, by its duly authorized officer this ____ day of ___________, 19__.



                                 -----------------------------
                                 [Name of Purchaser]

                                 By:
                                          ------------------------------------
                                 Its:
                                          ------------------------------------



         Personally appeared before me ________________, known or proved to me to be the same person who executed the foregoing instrument and to be a _________________________ of the Purchaser, and acknowledged to me that he executed the same as his or her free act and deed and as the free act and deed of the Purchaser.

Subscribed and sworn before me
this ______ day of ___________, ____.




-----------------------------------
Notary Public

My commission expires:______________________________.


                               Exhibit 6 - Page 3

                                                                     EXHIBIT 7

                      FORM OF RESIDUAL TRANSFEREE AGREEMENT

           UNION PLANTERS MORTGAGE FINANCE CORP., SERIES 19__-_______

                           PASS-THROUGH CERTIFICATES,
                                    CLASS __



                               RESIDUAL TRANSFEREE

                                -----------------
                              [Name of Transferee]



                                ----------------
                                     (DATE)

[Trustee]
[Address]
[Address]
Attention: [________________]

Union Planters Mortgage Finance Corp.
7130 Goodlett Farms Parkway
Cordova, Tennessee  38018
Attention: Secretary

[Master Servicer]
[Address]
[Address]
Attention: [________________]


         Re: Union Planters Mortgage Finance Corp., Series 19__-____, Pass-Through Certificates, Class __, representing a [___% Percentage Interest] [$ denomination]

Gentlemen:

         The undersigned (the "Transferee") proposes to purchase all or some of the captioned Certificates (the "Residual Certificates"), issued by the Trust established pursuant to a pooling and servicing agreement dated as of __________________, 19____ (the "Series Agreement"), among Union Planters Mortgage Finance Corp. (the "Depositor"), ________________________, as master servicer (the "Master Servicer"), and _____________________________, as
Trustee, which incorporates by reference the Standard Terms thereto, _____ 1997 Edition (the "Standard Terms" and, collectively with the Series Agreement, the "Agreement"). In doing so the Transferee hereby acknowledges and agrees as follows:

         SECTION 1. DEFINITIONS. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Agreement.


                               Exhibit 7 - Page 1

         SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE TRANSFEREE. In connection with the proposed transfer of the Purchased Certificates, the Transferee represents and warrants to the Depositor, the Master Servicer, the Trustee and the Trust as follows:

                  (a) The Transferee has knowledge in financial and business matters and is capable of evaluating the merits and risks of an investment in the Residual Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision; and the Transferee is able to bear the economic risk of an investment in the Residual Certificates and can afford a complete loss of such investment.

                  (b) The Transferee represents that (i) it understands that each of the Residual Certificates represents for federal income tax purposes a "residual interest" in a real estate mortgage investment conduit (a "REMIC") and that, as the holder of the Residual Certificates, it will be required to take into account, in determining its taxable income, its pro rata share of the taxable income of the REMIC, (ii) it understands that it may incur federal income tax liabilities with respect to the Residual Certificates in excess of any cash flows generated by the Residual Certificates and (iii) it has historically paid its debts as they became due and has the financial wherewithal and intends to continue to pay its debts as they come due in the future, including any tax imposed on the income that it derives from the Residual Certificates as such taxes become due.

                  *(c)     The Transferee is acquiring the Residual
         Certificates for its own account as principal and not with a view to the resale or distribution thereof, in whole or in part, in violation of Section 5 of the Securities Act of 1933, as amended (the "Act").

                  *(d)     The Transferee confirms that the Depositor has made
         available to the Transferee the opportunity to ask questions of, and receive answers from, the Depositor concerning the Depositor, the Trust, the purchase by the Transferee of the Residual Certificates and all matters relating thereto, and to obtain additional information relating thereto that the Depositor possesses or can acquire unreasonable effort or expense.

         SECTION 3.  COVENANTS.  The Transferee covenants:

                  *(a)     The Transferee will not make a public offering of
         the Residual Certificates, and will not reoffer or resell the Residual Certificates in a manner that would render the issuance and sale of the Residual Certificates whether considered together with the resale or otherwise, a violation of the Act, or any state securities or "Blue Sky" laws or require registration pursuant thereto.

                  (b) The Transferee agrees that, in its capacity as a holder of the Residual Certificates, it will assert no claim or interest in the Mortgage Loans by reason of owning the Residual Certificates other than with respect to amounts that may be properly and actually payable to the Transferee pursuant to the terms of the Pooling and Servicing Agreement and the Certificates.

                  (c) If applicable, the Transferee will comply with respect to the Residual Certificates in all material respects with applicable regulatory guidelines relating to the ownership of mortgage derivative products.

                  (d) Upon notice thereof, the Transferee agrees to any future amendment to the provisions of the Pooling and Servicing Agreement relating to the transfer of the Residual Certificates (or any interest


----------------
*These representations and covenants are to be deleted if the Residual Securities are not Private Securities.


                               Exhibit 7 - Page 2
         therein) that counsel to the Depositor or the Trust may deem necessary to ensure that any such transfer will not result in the imposition of any tax on the Trust.

                  (e) The Transferee hereby agrees that the Master Servicer or an affiliate thereof will (i) supervise or engage in any action necessary or advisable to preserve the status of the REMIC as a REMIC, (ii) be, and perform the functions of, the REMIC's tax matters person ("TMP"), and (iii) employ on a reasonable basis counsel, accountants, and professional assistance to aid in the preparation of tax returns or the performance of the above.

                  (f) The Transferee hereby agrees to cooperate with the TMP and to take any action required of it by the REMIC Provisions in order to create or maintain the REMIC status of the REMIC.

                  (g) The Transferee hereby agrees that it will not take any action that could endanger the REMIC status of any related REMIC or result in the imposition of tax on any such REMIC unless counsel for, or acceptable to, the TMP has provided an opinion that such action will not result in the loss of such REMIC status or the imposition of such tax, as applicable.

         SECTION 4.  ADDITIONAL TRANSFER RESTRICTIONS.

                  (a) No transfer of the Residual Certificates shall be made unless the Master Servicer has consented in writing to such transfer. No Residual Certificate may be transferred to a Disqualified Organization. The Master Servicer will not consent to any proposed transfer (i) to any investor that it knows is a Disqualified Organization or (ii) if the transfer involves less than an entire interest in a Residual Certificate unless (A) the interest transferred is an undivided interest or (B) the transferor or the transferee provides the Master Servicer with an Opinion of Counsel obtained at its own expense to the effect that the transfer will not jeopardize the REMIC status of any related REMIC. The Master Servicer's consent to any transfer is further conditioned the Master Servicer's receipt from the proposed transferee of (x) a Residual Transferee Agreement, (y) a Benefit Plan Affidavit, and (z) either (A) if the transferee is a Non-U.S. Person, an affidavit of the proposed transferee in substantially the form attached as Exhibit 7-A to Exhibit 7 to the Standard Terms and a certificate of the transferor stating whether the Class R Certificate has "tax avoidance potential" as defined in Treasury Regulations Section 1.860G-3(a)(2), or (B) if the transferee is a U.S. Person, an affidavit in substantially the form attached as
         Exhibit 7-B to Exhibit 7 to the Standard Terms. In addition, if a proposed transfer involves a Private Certificate, (1) the Master Servicer or the Trustee shall require that the transferor and transferee certify as to the factual basis for the registration or qualification exemption(s) relied upon to exempt the transfer from registration under the Act and all applicable state securities or "blue sky" laws, and (2) if the transfer is to be made within three years after the acquisition thereof by a non-Affiliate of the Depositor from the Depositor or an Affiliate of the Depositor, the Master Servicer or the Trustee also may require an Opinion of Counsel that such transfer may be made without registration or qualification under the Act and applicable state securities laws, which Opinion of Counsel shall not be obtained at the expense of the Depositor, the Trustee or the Master Servicer. Notwithstanding the foregoing, no Opinion of Counsel shall be required in connection with the initial transfer of the Residual Certificates or their transfer by a broker or dealer, if such broker or dealer was the initial transferee. Notwithstanding the fulfillment of the prerequisites described above, the Master Servicer may withhold its consent to, or the Trustee may refuse to recognize, a transfer of a Residual Certificate, but only to the extent necessary to avoid a risk of disqualification of a related REMIC as a REMIC or the imposition of a tax upon any such REMIC. Any attempted transfer in violation of the foregoing restrictions shall be null and void and shall not be recognized by the Trustee.

                  (b) If a tax or a reporting cost is borne by a related REMIC as a result of the transfer of the Residual Certificates or any beneficial interest therein, in violation of the restrictions referenced herein, the Transferor shall pay such tax or cost and, if such tax or costs are not so paid, the Trustee, upon


                               Exhibit 7 - Page 3
         notification from the Master Servicer, shall pay such tax or reporting cost with amounts that otherwise would have been paid to the transferee of such Residual Certificates. In that event, neither the Transferee nor the transferor shall have any right to seek repayment of such amounts from the Depositor, the Master Servicer, the Trustee, the Trust, the REMIC or the holders of any other Certificates, and none of such parties shall have any liability for payment of any such tax or reporting cost. In the event that a Residual Certificate is transferred to a Disqualified Organization, the Master Servicer shall make, or cause to be made, available the information necessary for the computation of the excise tax imposed under section 860E(e) of the Code.

         SECTION 5.  ACKNOWLEDGMENTS.

                  (a) The Transferee acknowledges that, if the Residual Certificates are Private Certificates, the Residual Certificates have not been registered under the Act or registered or qualified under any state securities laws and that no transfer may be made unless the Purchased Certificates are registered under the Act and under applicable state law or unless an exemption from such registration is available. The Transferee further understands that neither the Depositor, the Master Servicer nor the Trust is under any obligation to register the Certificate or make an exemption from such registration available.

                  (b)      The Transferee acknowledges that if any United
         States federal income tax is due at the time a Non-U.S. Person transfers a Residual Certificate, the Trustee or its designated Paying Agent or other person who is liable to withhold federal income tax from a distribution on a Residual Certificate under sections 1441 and 1442 of the Code and the regulations thereunder (the "Withholding Agent") may (i) withhold an amount equal to the taxes due upon disposition of the Certificate from future distributions made with respect to the Certificate to the transferee (after giving effect to the withholding of taxes imposed on such transferee), and (ii) pay the withheld amount to the Internal Revenue Service unless satisfactory written evidence of payment of the taxes due by the transferor has been provided to the Withholding Agent. Moreover, the Withholding Agent may (x) hold distributions on a Certificate, without interest, pending determination of amounts to be withheld, (y) withhold other amounts required to be withheld pursuant to United States federal income tax law, if any, from distributions that otherwise would be made to such transferee on each Certificate it holds, and (z) pay to the Internal Revenue Service all such amounts withheld.

                  (c) The Transferee acknowledges that the transfer of all or part of the Residual Certificates that have "tax avoidance potential" (as defined in Treasury Regulations section 1.860G-3(a)(2) or any successor provision) to a Non-U.S. Person will be disregarded for all federal income tax purposes.

                  (d) The Transferee acknowledges that the transfer of the Residual Certificates to a U.S. Person will be disregarded for all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of the taxes and expenses associated with the security within the meaning of Treasury regulation section 1.860E-1(c)(1).

         IN WITNESS WHEREOF, the undersigned has caused the Pooling and Servicing Agreement be validly executed by its duly authorized representative as of the day and year first above written.

                                           ------------------------------------
                                           [Name of Transferee]

                                           By:
                                                -------------------------------
                                           Its:
                                                -------------------------------


                               Exhibit 7 - Page 4

                                                                    EXHIBIT 7-A


                     UNION PLANTERS MORTGAGE FINANCE CORP.

                            FOREIGN PERSON AFFIDAVIT
                       AND AFFIDAVIT PURSUANT TO SECTIONS
                          860D(A)(6)(A) AND 860E(E)(4)
                OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED


Re:      Union Planters Mortgage Finance Corp.
         Series __________ Trust (the "Trust")
         Pass-Through Certificates, Class __

STATE OF ___________   )
                       )   ss.:
COUNTY OF __________   )


         Under penalties of perjury, I, the undersigned, declare that to the best of my knowledge and belief, the following representations are true, correct, and complete:

         1. I am a duly authorized officer of ___________________ (the "Transferee"), and on behalf of which I have the authority to make this affidavit.

         2. The Transferee is acquiring all or a portion of the securities (the "Residual Certificates"), which represent a residual interest in one or more real estate mortgage investment conduits (each, a "REMIC") for which elections are to be made under Section 860D of the Internal Revenue Code of 1986, as amended (the "Code").

         3. The Transferee is a foreign person within the meaning of Treasury Regulation Section 1.860G-3(a)(1) (i.e., a person other than (i) a citizen or resident of the United States, (ii) a corporation or partnership that is organized under the laws of the United States or any jurisdiction thereof or therein, or (iii) an estate or trust that is subject to United States federal income tax regardless of the source of its income) who would be subject to United States income tax withholding pursuant to Section 1441 or 1442 of the Code on income derived from the Residual Certificates (a "Non-U.S. Person").

         4. The Transferee agrees that it will not hold the Residual Certificates in connection with a trade or business in the United States, and the Transferee understands that it will be subject to United States federal income tax under sections 871 and 881 of the Code in accordance with section 860G of the Code and any Treasury regulations issued thereunder on "excess inclusions" that accrue with respect to the Residual Certificates during the period the Transferee holds the Residual Certificates.

         5. The Transferee understands that the federal income tax on excess inclusions with respect to the Residual Certificates may be withheld in accordance with section 860G(b) of the Code from distributions that otherwise would be made to the Transferee on the Residual Certificates and, to the extent that such tax has not been imposed previously, that such tax may be imposed at the time of disposition of any such Residual Certificate pursuant to section 860G(b) of the Code.


                              Exhibit 7-A - Page 1

         6. The Transferee agrees (i) to file a timely United States federal income tax return for the year in which disposition of a Residual Certificate it holds occurs (or earlier if required by law) and will pay any United States federal income tax due at that time and (ii) if any tax is due at that time, to provide satisfactory written evidence of payment to the Trustee or its designated paying agent or other person who is liable to withhold federal income tax from a distribution on the Residual Certificates under sections 1441 and 1442 of the Code and the regulations thereunder (the "Withholding Agent").

         7. The Transferee understands that, until such written notice is provided, the Withholding Agent may (i) withhold an amount equal to the taxes due upon disposition of a Residual Certificates from future distributions made with respect to the Residual Certificate to subsequent transferees (after giving effect to the withholding of taxes imposed on such subsequent transferees), and (ii) pay the withheld amount to the Internal Revenue Service.

         8. The Transferee understands that (i) the Withholding Agent may withhold other amounts required to be withheld pursuant to United States federal income tax law, if any, from distributions that otherwise would be made to such transferee on each Residual Certificates it holds and (ii) the Withholding Agent may pay to the Internal Revenue Service amounts withheld on behalf of any and all former holders of each Residual Certificate held by the Transferee.

         9. The Transferee understands that if it transfers a Residual Certificate (or any interest therein) to a United States Person (including a foreign person who is subject to net United States federal income taxation with respect to such Residual Certificate), the Withholding Agent may disregard the transfer for federal income tax purposes if the transfer would have the effect of allowing the Transferee to avoid tax on accrued excess inclusions and may continue to withhold tax from future distributions as though the Residual Certificate were still held by the Transferee.

         10. The Transferee understands that a transfer of a Residual Certificate (or any interest therein) to a Non-U.S. Person (i.e., a foreign person who is not subject to net United States federal income tax with respect to such Residual Certificate) will not be recognized unless the Withholding Agent has received from the transferee an affidavit in substantially the same form as this affidavit containing these same agreements and representations.

         11. The Transferee understands that distributions on a Residual Certificate may be delayed, without interest, pending determination of amounts to be withheld.

         12. The Transferee is not a "Disqualified Organization" (as defined below), and the Transferee is not acquiring a Residual Certificate for the account of, or as agent or nominee of, or with a view to the transfer of direct or indirect record or beneficial ownership to, a Disqualified Organization. For the purposes hereof, a Disqualified Organization is any of the following: (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing; (ii) any organization (other than a farmer's cooperative as defined in Section 521 of the Code) that is exempt from federal income taxation (including taxation under the unrelated business taxable income provisions of the Code); (iii) any rural telephone or electrical service cooperative described in Section 1381(a)(2)(C) of the Code; or (iv) any other entity so designated by Treasury rulings or regulations promulgated or otherwise in effect as of the date hereof. In addition, a corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such governmental unit.

         13. The Transferee agrees to consent to any amendment of the Pooling and Servicing Agreement that shall be deemed necessary by the Depositor (upon the advice of counsel to the Depositor) to constitute a reasonable arrangement to ensure that no interest in a Residual Certificate will be owned directly or indirectly by a Disqualified Organization.


                              Exhibit 7-A - Page 2

         14. The Transferee acknowledges that Section 860E(e) of the Code would impose a substantial tax on the transferor or, in certain circumstances, on an agent for the transferee, with respect to any transfer of any interest in any Residual Certificate to a Disqualified Organization.

         Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement, dated as of _______________, 19__, which incorporates by reference the Standard Terms thereto (_____ 1997 Edition), among the Depositor, the Master Servicer, and ____________________, as Trustee.

         IN WITNESS WHEREOF, the Transferee has caused this instrument to be duly executed on its behalf, by its duly authorized officer as of the _______ day of _____________, 19__.




                                  ---------------------------------------------
                                  [Name of Transferee]



                                  By:
                                      -----------------------------------------
                                  Its:
                                      -----------------------------------------


         Personally appeared before me ___________________________, known or proved to me to be the same person who executed the foregoing instrument and to be a ______________________ of the Transferee, and acknowledged to me that he or she executed the same as his or her free act and deed and as the free act and deed of the Transferee.

         Subscribed and sworn before me this ______ day of __________, 19__.




                                  ---------------------------------------------
                                  Notary Public



         My commission expires the _____ day of ________________, 19__.


                              Exhibit 7-A - Page 3

                                                                    EXHIBIT 7-B

                     UNION PLANTERS MORTGAGE FINANCE CORP.

                         AFFIDAVIT PURSUANT TO SECTIONS
                          860D(A)(6)(A) AND 860E(E)(4)
                            OF THE INTERNAL REVENUE
                           CODE OF 1986, AS AMENDED


Re:      Union Planters Mortgage Finance Corp.
         Series ________ Trust (the "Trust")
         Pass-Through Certificates, Class ___

STATE OF ___________________________ )
                                     )      ss.:
COUNTY OF _________________________  )


         Under penalties of perjury, I, the undersigned declare that, to the best of my knowledge and belief, the following representations are true, correct and complete:

         1. I am a duly authorized officer of ______________________ (the "Transferee"), on behalf of which I have the authority to make this affidavit.

         2. The Transferee is acquiring all or a portion of the securities (the "Residual Certificates"), which represent a residual interest in one or more real estate mortgage investment conduits (each, a "REMIC") for which elections are to be made under Section 860D of the Internal Revenue Code of 1986, as amended (the "Code").

         3. The Transferee either is (i) a citizen or resident of the United States, (ii) a domestic partnership or corporation, (iii) an estate or trust that is subject to United States federal income tax regardless of the source of its income, or (iv) a foreign person who would be subject to United States income taxation on a net basis on income derived from the Residual Certificates (a "U.S. Person").

         4. The Transferee is a not a "Disqualified Organization" (as defined below), and the Transferee is not acquiring a Residual Certificate for the account of, or as agent or nominee of, or with a view to the transfer of direct or indirect record or beneficial ownership to, a Disqualified Organization. For the purposes hereof, a Disqualified Organization is any of the following: (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing; (ii) any organization (other than a farmer's cooperative as defined in Section 521 of the Code) that is exempt from federal income taxation (including taxation under the unrelated business taxable income provisions of the Code); (iii) any rural telephone or electrical service cooperative described in ss. 1381(a)(2)(C) of the Code; or (iv) any other entity so designated by Treasury rulings or regulations promulgated or otherwise in effect as of the date hereof. In addition, a corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such governmental unit.


                              Exhibit 7-B - Page 1

         5. The Transferee agrees to consent to any amendment of the Pooling and Servicing Agreement that shall be deemed necessary by the Issuer (upon advice of counsel to the Issuer) to constitute a reasonable arrangement to ensure that no interest in a Residual Certificate will be owned directly or indirectly by a Disqualified Organization.

         6. The Transferee acknowledges that Section 860E(e) of the Code would impose a substantial tax on the transferor or, in certain circumstances, on an agent for the transferee, with respect to any transfer of any interest in any Residual Certificate to a Disqualified Organization.

         Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement, dated as of _______________, 19__, which incorporates by reference the Standard Terms thereto (_____ 1997 Edition), among the Depositor, the Master Servicer, and ____________________, as Trustee.

         IN WITNESS WHEREOF, the Transferee has caused this instrument to be duly executed on its behalf by its duly authorized officer this ____ day of ______, 19__.

                                     ------------------------------------------
                                     [Name of Transferee]

                                     By:
                                         --------------------------------------

                                     Its:
                                         --------------------------------------



         Personally appeared before me ___________________, known or proved to me to be the same person who executed the foregoing instrument and to be a _______________ of the Transferee, and acknowledged to me that he or she executed the same as his or her free act and deed and as the free act and deed of the Transferee.

         Subscribed and sworn before me this ____ day of ________, 19__.




                                     ------------------------------------------
                                                   Notary Public



         My commission expires the ____ day of ____________________, 19__.


                              Exhibit 7-B - Page 2

                                                                     EXHIBIT 8


            ======================================================



                     UNION PLANTERS MORTGAGE FINANCE CORP.,

                              [               ]


                                      AND


                              [               ]


                                    TRUSTEE


                                   __________

                 SERIES 19__-__ POOLING AND SERVICING AGREEMENT

                        DATED AS OF ________ ___, 19___



                                   __________



                     UNION PLANTERS MORTGAGE FINANCE CORP.,

                  PASS-THROUGH CERTIFICATES, SERIES 19___-___



            ======================================================



                               Exhibit 8 - Page 1

         THIS SERIES 19___-___ POOLING AND SERVICING AGREEMENT, dated as of ______________ 1, 19___, is made with respect to the formation of UPMFC Trust 19___-___ (the "Trust") among UNION PLANTERS MORTGAGE FINANCE CORP., a Delaware corporation (the "Depositor"), ______________________, a _____________
corporation ("___" and, in its capacity as master servicer, the "Master Servicer"), and [_______________________], a national banking association, as trustee (the "Trustee"), under this Agreement and the Standard Terms to Pooling and Servicing Agreement, _____ 1997 Edition (the "Standard Terms"), all the provisions of which are incorporated herein as modified hereby and shall be a part of this Agreement as if set forth herein in full (this Agreement with the Standard Terms so incorporated, the "Pooling and Servicing Agreement"). Capitalized terms used and not otherwise defined herein shall have the respective meanings given them in the Standard Terms.



                             PRELIMINARY STATEMENT

         The Depositor has duly authorized the formation of the Trust to issue a Series of Certificates with an aggregate initial principal amount of $[___________], to be known as the Senior/Subordinated Pass-Through Certificates, Series 19___-___ (the "Certificates"). The Certificates consist of ___ Classes that in the aggregate evidence the entire beneficial ownership interest in the Trust.

         In accordance with Section 10.01 of the Standard Terms, the Trustee will make an election to treat all of the assets of the Trust as [two] real estate mortgage investment conduits (each, a "REMIC" and, individually, the "Pooling REMIC" and the "Issuing REMIC") for federal income tax purposes. The Pooling REMIC will consist of the Distribution Account and the Assets listed on the Asset Schedule attached as Schedule I (as defined below) hereto. The Issuing REMIC will consist of the [________] Subaccounts designated as provided herein, the Class [_____] Liquidity Account and the Class [_______] Liquidity Account. The "startup day" of each REMIC for purposes of the REMIC Provisions is the Closing Date.


                                GRANTING CLAUSES

         To provide for the distribution of the principal of and interest on the Certificates in accordance with their terms, all of the sums distributable under the Pooling and Servicing Agreement with respect to the Certificates and the performance of the covenants contained in this Pooling and Servicing Agreement, the Depositor hereby bargains, sells, conveys, assigns and transfers to the Trustee, in trust and as provided in this Pooling and Servicing Agreement, without recourse and for the exclusive benefit of the Holders of the Certificates, all of the Depositor's right, title and interest in and to, and any and all benefits accruing to the Depositor from, (a) the Assets listed in
Schedule I hereto, together with the related Asset Documents, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing, including, without limitation, all rights to receive all principal and interest payments due on the Assets after the Cut-off Date, including such scheduled payments received by the Depositor or Seller on or prior to the Cut-off Date, and Principal Prepayments, Net Insurance Proceeds, Net Liquidation Proceeds, Repurchase Prices and other unscheduled collections received on the Assets on and after the Cut-off Date; (b) the security interests in the Mortgaged Properties granted by the Obligors pursuant to the related Assets; (c) all funds, other than investment earnings, relating to the Assets on deposit in the Certificate Account or the Distribution Account for the Certificates and all proceeds thereof, whether in the form of cash, instruments, securities or other properties; (d) the Class _________ Liquidity Account, the Class _______ Liquidity Account and all amounts on deposit in each; (e) any and all rights, privileges and benefits accruing to the Depositor under the Sales Agreement with respect to the Assets (provided that the Depositor shall retain its rights to indemnification from the Seller under such Sales Agreement, but also hereby conveys its rights to such indemnification to the Trustee as its assignee), including the rights and remedies with respect to the enforcement of any and all representations, warranties and covenants under such Sales Agreement; and (f) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any Standard Hazard Insurance Policy or FHA Insurance, or any other insurance policy relating to any of the Assets, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other


                               Exhibit 8 - Page 2
forms of obligations and receivables that at any time constitute all or part or are included in the proceeds of any of the foregoing) to make distributions on the Certificates as specified herein (the items referred to in clauses (a) through (f) above shall be collectively referred to herein as the "Trust Estate").

         The Trustee acknowledges the foregoing, accepts the trusts hereunder in accordance with the provisions hereof and the Standard Terms and agrees to perform the duties herein or therein required to the best of its ability to the end that the interests of the Holders of the Certificates may be adequately and effectively protected.

SECTION 1.        STANDARD TERMS.

         The Depositor, the Master Servicer and the Trustee acknowledge that the Standard Terms prescribe certain obligations of the Depositor, the Master Servicer and the Trustee with respect to the Certificates. The Depositor, the Master Servicer and the Trustee agree to observe and perform such prescribed duties, responsibilities and obligations, and acknowledge that, except to the extent inconsistent with the provisions of this Pooling and Servicing Agreement, the Standard Terms are and shall be a part of this Pooling and Servicing Agreement to the same extent as if set forth herein in full.

SECTION 2.        DEFINED TERMS.

         With respect to the Certificates and in addition to or in replacement for the definitions set forth in Section 1.01 of the Standard Terms, the following definitions shall be assigned to the defined terms set forth below:

         "Accrual Date": The Accrual Date (i) with respect to the Class [LIBOR] Certificates shall be the Closing Date and (ii) with respect to all other Classes of Certificates shall be __________ 1, 19___.

         "Average Sixty-Day Delinquency Ratio": With respect to any Distribution Date, the arithmetic average of the Sixty-Day Delinquency Ratios for such Distribution Date and the two preceding Distribution Dates. The "Sixty-Day Delinquency Ratio" for a Distribution Date is the percentage derived from the fraction, the numerator of which is the aggregate Scheduled Principal Balance (as of the end of the preceding Prepayment Period) of all Assets (including Assets in respect of which the related Mortgage Property has been repossessed or foreclosed upon but not yet disposed of) as to which a Monthly Payment thereon is delinquent 60 days or more as of the end of the related Collection Period, and the denominator of which is the Pool Scheduled Principal Balance for such Distribution Date.

         "Average Thirty-Day Delinquency Ratio": With respect to any Distribution Date, the arithmetic average of the Thirty-Day Delinquency Ratios for such Distribution Date and the two preceding Distribution Dates. The "Thirty-Day Delinquency Ratio" for a Distribution Date is the percentage derived from the fraction, the numerator of which is the aggregate Scheduled Principal Balance (as of the end of the preceding Prepayment Period) of all Assets (including Assets in respect of which the related Mortgage Property has been repossessed or foreclosed upon but not yet disposed of) as to which a Monthly Payment thereon is delinquent 30 days or more as of the end of the related Collection Period, and the denominator of which is the Pool Scheduled Principal Balance for such Distribution Date.

         "Book-Entry Certificates":  The Class A and Class B Certificates.

         "Carryover Interest Amount": With respect to each Class of Certificates, except the Class X Certificates and the Residual Certificates, and each Distribution Date, all amounts that were distributable on such Class as Interest Distribution Amounts on previous Distribution Dates that remain unpaid, together with interest on each overdue Interest Distribution Amount that comprises the Carryover Interest Amount at the Pass-Through Rate in effect for such Class from time to time from the last day of the Interest Accrual Period in which such overdue Interest Distribution Amount accrued through the last day of the related Interest Accrual Period, to the extent not previously distributed. With respect to each Subaccount on each Distribution Date, all amounts that were allocable to such Subaccount as Priority Interest Amounts on previous Distribution Dates that remain unpaid, together with interest on each overdue Priority Interest Amount that comprises the Carryover Interest Amount at the applicable


                               Exhibit 8 - Page 3

Pass-Through Rate in effect for the Corresponding Certificates with respect to such Subaccount from time to time from the last day of the Interest Accrual Period in which such overdue Priority Interest Amount accrued through the last day of the related Interest Accrual Period, to the extent not previously distributed.

         "Carryover Non-Priority Interest Amount": For any Subaccount, on any Distribution Date, all amounts that were distributable on such Subaccount as Non-Priority Interest Amounts on previous Distribution Dates that remain unpaid.

         "Class A Certificates": The Class A-__ Certificates, Class A-__ Certificates, Class A-__ Certificates, Class A-__ Certificates, Class A-__ Certificates and Class A-__ Certificates.

         "Class A Percentage": With respect to each Distribution Date, generally the percentage derived from the fraction (which shall not be greater than 1), the numerator of which is the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Certificate Principal Balance of all the Certificates immediately prior to such Distribution Date. The "Class A Principal Balance" and "Class B Principal Balance" will be based on the Certificate Principal Balance of the Certificates.

         "Class A-___ Liquidity Account": The fund established pursuant to
Section 6(a) hereof and to be applied specifically to the Class A-___ Certificates. The Class A-___ Liquidity Account shall be deemed to be a "Reserve Fund" as such term is defined in the Standard Terms.

         "Class A-__ Liquidity Account Draw Amount": On any Distribution Date, the lesser of (i) the amount on deposit in the Class A-___ Liquidity Account, and (ii) the aggregate amount of any Interest Distribution Amounts and Carryover Interest Amounts due on the Class A-___ Certificates that are not distributed out of the Available Distribution Amount for such Distribution Date.

         "Class A-___ Liquidity Account Required Amount": On any Distribution Date, three months of interest at the Class A-___ Pass-Through Rate on the Class A-___ Certificate Principal Balance after giving effect to principal distributions on such Distribution Date.

         "Class A Subaccounts": Any or all, as appropriate, of the Class A-___, Class A-___, Class A-___, Class A-___, Class A-___ or Class A-___ Subaccounts.

         "Class B Certificates": The Class B-___ Certificates and Class B-___ Certificates.

         "Class B-__ Liquidity Account": The fund established pursuant to
Section 6(b) hereof and to be applied specifically to the Class B-__ Certificates. The Class B-__ Liquidity Account shall be deemed to be a "Reserve Fund" as such term is defined in the Standard Terms.

         "Class B-__ Liquidity Account Draw Amount": On any Distribution Date, the lesser of (i) the amount on deposit in the Class B-__ Liquidity Account, and (ii) the aggregate amount of any Interest Distribution Amounts and Carryover Interest Amounts due on the Class B-__ Certificates that are not distributed out of the Available Distribution Amount for such Distribution Date.

         "Class B-__ Liquidity Account Required Amount": On any Distribution Date, three months of interest at the Class B-__ Pass-Through Rate on the Class B-__ Certificate Principal Balance after giving effect to principal distributions on such Distribution Date.

         "Class B Cross-over Date": The later to occur of (a) the Distribution Date occurring in _________ 20__ or (b) the first Distribution Date on which the Class B Percentage equals or exceeds ____ times the initial Class B Percentage.

                               Exhibit 8 - Page 4

         "Class B Percentage": With respect to each Distribution Date, the difference between 100% and the Class A Percentage for such Distribution Date.

         "Class B Principal Distribution Tests": With respect to each Distribution Date: (a) the Average Sixty-Day Delinquency Ratio as of such Distribution Date does not exceed 5%; (b) the Average Thirty-Day Delinquency Ratio as of such Distribution Date does not exceed 7%; (c) the Cumulative Realized Losses as of such Distribution Date do not exceed an amount equal to the percentage set forth below of the initial aggregate Certificate Principal Balance of all the Certificates:

                Distribution Dates   Percentage

         _________ 20__ through ________ 20__        7%
         _________ 20__ through ________ 20__        8%
         _________ 20__ through and after            9%

; and (d) the Current Realized Loss Ratio as of such Distribution Date does not exceed 2.75%.

         "Class B Subaccounts": Any or all, as appropriate, of the Class B-___ or Class B-___ Subaccounts.

         "Class R Certificates": The Class R Certificates, which comprise both the Pooling REMIC Residual Interest and the Issuing REMIC Residual Interest.

         "Class R-1 Certificates": Following the division of the Class R Certificates into two separately transferable, certificated and fully registered certificates in accordance with Section 9(b) hereof, the Class R-1 Certificates, which will represent the Issuing REMIC Residual Interest.

         "Class R-2 Certificates": Following the division of the Class R Certificates into two separately transferable, certificated and fully registered certificates in accordance with Section 9(b) hereof, the Class R-2 Certificates, which will represent the Pooling REMIC Residual Interest.

         "Class X Carryover Strip Amount": With respect to the Class X Certificates on each Distribution Date, all amounts that were distributable on such Class as Class X Strip Amounts on previous Distribution Dates that remain unpaid.

         "Class X Certificates": The Class X Certificates created pursuant to
Section 3 hereof.

         "Class X Strip Amount": With respect to any Distribution Date, 30 days interest on the aggregate Certificate Principal Balance of the Class A Certificates and the Class B Certificates at a rate equal to the difference, if any, between the Weighted Average Net Asset Rate and the weighted average of the Pass-Through Rates on the Class A Certificates and the Class B Certificates.

         "Closing Date":  _____________ ___, 19___.

         "Corporate Trust Office": The address set forth hereinbelow under "Trustee".

         "Corresponding Certificates": For any Subaccount, the Class of Certificates bearing the same letter and numerical designation as that borne by such Subaccount.

         "Corresponding Subaccount" For any Class of Certificates, the Subaccount bearing the same letter and numerical designation as that borne by such Class.

         "Cumulative Realized Losses": With respect to any Distribution Date, the aggregate Realized Losses incurred on the Assets during the period from the Cut-off Date through the end of the related Prepayment Period.


                               Exhibit 8 - Page 5

         "Current Realized Loss Ratio": With respect to any Distribution Date, the annualized percentage derived from the fraction, the numerator of which is the sum of the aggregate Realized Losses for the three preceding Prepayment Periods and the denominator of which is the arithmetic average of the Pool Scheduled Principal Balances for such Distribution Date and the preceding two Distribution Dates.

         "Cut-off Date":  _______________ 1, 19___.

         "ERISA Restricted Certificates": The Class A-___, Class B-___, Class B-___, Class X and Class R Certificates.

         "Floating Rate Determination Date": For any Interest Accrual Period for the Class [LIBOR] Certificates, the second London Banking Day prior to the commencement of such Interest Accrual Period.

         "Institutional Holder": An insurance company whose long-term debt is rated at least A- by a Rating Agency, or an equivalent rating from any other nationally recognized statistical rating organization.

         "Interest Distribution Amount": On each Distribution Date, an amount equal to interest accrued at the applicable Pass-Through Rate for the related Interest Accrual Period on (i) in the case of the Senior Certificates or the Senior Subaccounts, the Certificate Principal Balance of such Class or the Subaccount Principal Balance of such Subaccount, respectively, immediately prior to that Distribution Date and (ii) in the case of the Offered Subordinated Certificates or the Corresponding Subaccounts, on the Certificate Principal Balance of such Class or the Subaccount Principal Balance of such Subaccount, respectively, immediately prior to that Distribution Date.

         "Issuing REMIC": The Trust REMIC consisting of the Subaccounts, the Class A-__ Liquidity Account and the Class B-___ Liquidity Account.

         "Issuing REMIC Residual Interest": The residual interest (as defined in Code section 860G(a)(2)) in the Issuing REMIC.

         "London Banking Day": Any day on which commercial banks and foreign exchange markets settle payments in London and New York City.

         "Non-Priority Interest Amount": For any Subaccount, on any Distribution Date, an amount equal to the positive difference, if any, between (i) the related Interest Distribution Amount for such Subaccount and (ii) the elated Priority Interest Amount for such Subaccount.

         "Notional Principal Balance": The Notional Principal Balance of the Class X Certificates on any date shall equal the sum of all of the Subaccount Principal Balances on such date.

         "Offered Subordinated Certificates": The Class A-___ and Class B Certificates.

         "Pass-Through Rate": With respect to each Class of Certificates (except the Class X Certificates and the Residual Certificates) on any Distribution Date, the per annum rate for such Class set forth in the table in
Section 3 hereof. With respect to any Subaccount on any Distribution Date, the then applicable Weighted Average Net Asset Rate.

         "Pooling REMIC": The Trust REMIC consisting of the Assets and the Distribution Account.

         "Pooling REMIC Residual Interest": The residual interest (as defined in Code section 860G(a)(2)) in the Pooling REMIC.


                               Exhibit 8 - Page 6

         "Principal Distribution Shortfall Carryover Amount": With respect to each Distribution Date and each Class of Certificates, an amount equal to all Principal Distribution Amounts distributable on such Class from previous Distribution Dates that have not yet been distributed on such Class of Certificates. With respect to each Distribution Date and each Corresponding Subaccount, an amount equal to all Principal Distribution Amounts distributable on the Corresponding Certificates from previous Distribution Dates that have not yet been distributed on such Corresponding Certificates.

         "Priority Interest Amount": For any Subaccount, on any Distribution Date, an amount equal to interest accrued at the applicable Pass-Through Rate for the related Interest Accrual Period on the Corresponding ertificates.

         "Private Certificates": The Class X Certificates and Residual Certificates.

         "Qualified Bidders": Firms and institutions that are engaged in the business of buying and selling pools of mortgage loans.

         "Rating Agency": Each of [Rating Agency], [Address], and [Rating Agency], [Address].

         "Regular Certificates": The Class A Certificates, Class B Certificates and Class X Certificates.

         "Residual Certificates": The Class R Certificates or, following the division of the Class R Certificates into two separately transferable, certificated and fully registered certificates in accordance with Section 9(b) hereof, the Class R-1 Certificates and Class R-2 Certificates.

         "Rule 144A Certificates":  The Class X and Residual Certificates.

         "Senior Certificates": The Class A-__, Class A-__, Class A-__, Class A-__ and Class A-__ Certificates.

         "Senior Subaccounts": The Class A-__, Class A-__, Class A-__, Class A-__ and Class A-__ Subaccounts.

         "Servicing Fee Rate":  [____]% per annum.

         "Subaccount": Each of the following eight subaccounts established solely for purposes of the REMIC Provisions by the Trustee, which have the Pass-Through Rates and initial Subaccount Principal Balances set forth below:

                                                                 INITIAL
                                  PASS-THROUGH                 SUBACCOUNT
              SUBACCOUNT             RATE                   PRINCIPAL BALANCE

                 A-__                (1)                       $__________
                 A-__                (1)                       $__________
                 A-__                (1)                       $__________
                 A-__                (1)                       $__________
                 A-__                (1)                       $__________
                 A-__                (1)                       $__________
                 B-__                (1)                       $__________
                 B-__                (1)                       $__________


                  (1) The Pass-Through Rate on each Subaccount for any Distribution Date shall be equal to the Weighted Average Net Asset Rate.

         The final scheduled Distribution Date for each Subaccount is the ____________ 20___ Distribution Date. For purposes of Treasury Regulation ss.1.860G-1(a)(4), the latest possible maturity date for each of the Subaccounts shall be the _________ 20____ Distribution Date.


                               Exhibit 8 - Page 7

         "Subaccount Principal Balance": With respect to each Subaccount, on any date of determination, the amount identified as the "Initial Subaccount Principal Balance" of such Subaccount in the definition of "Subaccount" above, minus all amounts allocated to such Subaccount in reduction of its Subaccount Principal Balance pursuant to Section 5(a) hereof.

         "Subordinated Certificates": The Class A-___, Class B-___, Class B-___, Class X and Residual Certificates.

         "Trustee": [ ], not in its individual capacity but solely as Trustee under this Pooling and Servicing Agreement, or any successor trustee appointed as herein provided. Notices to the Trustee shall be sent to Corporate Trust Department, [Address], Attn: UPMFC Trust 19___-___ (the "Corporate Trust Office"), or its successor in interest.

         "Trust REMIC":  Each of the Pooling REMIC and the Issuing REMIC.

         "Underwriters": ______________________________ (whose address is
_____________________________________), and ____________________ (whose address is_______________________________).

         "Weighted Average Net Asset Rate": With respect to any Distribution Date, the weighted average of the Asset Rates applicable to the Monthly Payments that were due during the related Collection Period on Assets that were Outstanding at the beginning of the related Prepayment Period, less the Servicing Fee Rate.

SECTION 3.        CERTIFICATES.

         The aggregate initial principal amount of Certificates that may be executed and delivered under this Pooling and Servicing Agreement is limited to $___________, except for Certificates executed and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Certificates pursuant to Sections 5.04 or 5.07 of the Standard Terms. The Certificates shall be issued in ten Classes having the designations, initial Certificate Principal Balances, Pass-Through Rates and Final Scheduled Distribution Dates set forth or described below:


                                 INITIAL                                                  FINAL
                               CERTIFICATE                                              SCHEDULED
                                PRINCIPAL              PASS THROUGH                  DISTRIBUTION
DESIGNATION                      BALANCE                  RATE                          DATE(7)
-----------                      ------                ------------                  ------------
A-__                            $__________                  (1)                 ________ 15, 20__
A-__                            $__________                  _____%              ________ 15, 20__
A-__                            $__________                  _____%              ________ 15, 20__
A-__                            $__________                  _____%              ________ 15, 20__
A-__                            $__________                  _____%              ________ 15, 20__
A-__                            $__________                  (2)                 ________ 15, 20__
B-__                            $__________                  (3)                 ________ 15, 20__
B-__                            $__________                  (4)                 ________ 15, 20__
X                                (5)                         (5)                 ________ 15, 20__
R                                (6)                         (6)                 ________ 15, 20__


                               Exhibit 8 - Page 8

                  (1) The Pass-Through Rate on the Class A-__ Certificates for any Distribution Date shall be the per annum rate equal to the lesser of One-Month LIBOR, as determined (except for the initial Distribution Date) on the applicable Floating Rate Determination Date, plus ______% or the Weighted Average Net Asset Rate. For the initial Distribution Date, the Pass-Through Rate for the Class A-__ Certificates will be ______% per annum, and the initial Interest Accrual Period for the Class A-__ Certificates commences on the Closing Date and ends on _________ 14, 19___.

                  (2) The Pass-Through Rate on the Class A-___ Certificates for any Distribution Date shall be equal to the lesser of
         (i) ______% per annum or (ii) the Weighted Average Net Asset Rate.

                  (3) The Pass-Through Rate on the Class B-__ Certificates for any Distribution Date shall be equal to the lesser of (i) _____% per annum or (ii) the Weighted Average Net Asset Rate.

                  (4) The Pass-Through Rate on the Class B-___ Certificates for any Distribution Date shall be equal to the lesser of
         (i) _______% per annum or (ii) the Weighted Average Net Asset Rate.

                  (5) The Class X Certificates shall have no Certificate Principal Balance and no Pass-Through Rate. The Class X Certificates will represent the right to receive, on each Distribution Date, the applicable Class X Strip Amount and any Class X Carryover Strip Amount.

                  (6) The Class R Certificates shall have no Certificate Principal Balance and no Pass-Through Rate, and shall represent the residual interest in both the Pooling REMIC and the Issuing REMIC. Following the division of the Class R Certificates into two separately transferable, certificated and fully registered certificates in accordance with Section 9(b) hereof, the Class R-1 and Class R-2 Certificates shall have no Certificate Principal Balances and no Pass-Through Rates and shall represent the residual interest in the Issuing REMIC and the Pooling REMIC, respectively.

                  (7)      For purposes of Treasury Regulation ss.1.860G-1
         (a)(4), the latest possible maturity date of each Class of Certificates shall be the Final Scheduled Distribution Date.

SECTION 4.        DENOMINATIONS.

     The Book-Entry Certificates will be registered as one or more certificates in the name of the Clearing Agency or its nominee. Beneficial interests in the Book-Entry Certificates will be held by the Beneficial Owners through the book-entry facilities of the Clearing Agency, in minimum denominations of $[1,000] and integral multiples of $1 in excess thereof.

         The Class X Certificates and the Residual Certificates will be issued in certificated, fully registered form. The Class X Certificates and the Residual Certificates will be issued in minimum Percentage Interests equal to [1]%.

SECTION 5.        DISTRIBUTIONS.

         (a) On each Distribution Date, the Trustee (or the Paying Agent on behalf of the Trustee) shall allocate the Available Distribution Amount to the various Subaccounts, and, where applicable, ___, to the extent of the amount thereof remaining after application pursuant to clauses (1) through (4) of
Section 4.03 of the Standard Terms, in the following manner and in the following order of priority:

                  (i) First, concurrently, to each Senior Subaccount, (A) first, its Priority Interest Amount for such Distribution Date, with the Available Distribution Amount being allocated among the Senior Subaccounts pro rata based on their respective Priority Interest Amount, and (B) second, the related Carryover Interest Amount for such Distribution Date, if any, allocated first to pay all interest accrued and unpaid on overdue Priority Interest Amounts and then to pay such overdue Priority Interest Amounts, in each case with the Available Distribution Amount being allocated among the Senior Subaccounts pro rata based on their respective Carryover Interest Amounts;


                               Exhibit 8 - Page 9

                  (ii) Second, to the Class A-___ Subaccount, (A) first, the related Priority Interest Amount for such Distribution Date, and
         (B) second, any related Carryover Interest Amount for such Distribution Date, allocated first to pay all interest accrued and unpaid on overdue Priority Interest Amounts and then to pay such overdue Priority Interest Amounts;

                  (iii) Third, to the Class B-__ Subaccount, (A) first, the related Priority Interest Amount for such Distribution Date, and (B) second, any related Carryover Interest Amount for such Distribution Date, allocated first to pay all interest accrued and unpaid on overdue Priority Interest Amounts and then to pay such overdue Priority Interest Amounts;

                  (iv) Fourth, to the Class B-___ Subaccount, (A) first, the related Priority Interest Amount for such Distribution Date, and
         (B) second, any related Carryover Interest Amount for such Distribution Date, allocated first to pay all interest accrued and unpaid on overdue Priority Interest Amounts and then to pay such overdue Priority Interest Amounts;

                  (v) Fifth, concurrently, to each Senior Subaccount, the related Principal Distribution Shortfall Carryover Amount for the Senior Subaccounts, if any, for such Distribution Date, allocated among the Senior Subaccounts pro rata based on their respective Subaccount Principal Balances;

                  (vi) Sixth, to the Senior Subaccounts, (A) if the Class B Cross-over Date has not yet occurred or if the Class B Principal Distribution Tests are not met for such Distribution Date, the Principal Distribution Amount, or (B) if the Class B Cross-over Date has occurred and the Class B Principal Distribution Tests are met for such Distribution Date, the Class A Percentage of the Principal Distribution Amount, in either case allocated in the following sequential order:

                           (1) First, to the Class A-___ Subaccount in
                  reduction of the Subaccount Principal Balance of such Subaccount, until it has been reduced to zero;

                           (2) Second, to the Class A-___ Subaccount in
                  reduction of the Subaccount Principal Balance of such Subaccount, until it has been reduced to zero;

                           (3) Third, to the Class A-___ Subaccount in
                  reduction of the Subaccount Principal Balance of such Subaccount, until it has been reduced to zero;

                           (4) Fourth, to the Class A-___ Subaccount in
                  reduction of the Subaccount Principal Balance of such Subaccount, until it has been reduced to zero; and

                           (5) Fifth, to the Class A-___ Subaccount in
                  reduction of the Subaccount Principal Balance of such Subaccount, until it has been reduced to zero;

                  provided, however, that on any Distribution Date on which the Pool Scheduled Principal Balance is less than the aggregate Subaccount Principal Balance of the Senior Subaccounts immediately prior to such Distribution Date, the Principal Distribution Amount or applicable percentage thereof will be allocated among the Senior Subaccounts pro rata based upon their respective Subaccount Principal Balances;

                  (vii) Seventh, to the Class A-___ Subaccount, the related Principal Distribution Shortfall Carryover Amount for the Class A-___ Subaccount, if any, for such Distribution Date;


                              Exhibit 8 - Page 10

                  (viii) Eighth, to the Class A-___ Subaccount, (A) if the Class B Cross-over Date has not yet occurred or if the Class B Distribution Tests are not met for such Distribution Date, the Principal Distribution Amount, or (B) if the Class B Cross-over Date has occurred and the Class B Distribution Tests are met for such Distribution Date the Class A Percentage of the Principal Distribution Amount (in the case of (A) or (B), less the portion thereof, if any, distributable pursuant to clause (vi) above on such Distribution
         Date);

                  (ix) Ninth, to the Class B-___ Subaccount, the related Principal Distribution Shortfall Carryover Amount for the Class B-___ Subaccount, if any, for such Distribution Date;

                  (x) Tenth, to the Class B-___ Subaccount, (A) if the Class B Cross-over Date has occurred and the Class B Principal Distribution Tests are met for such Distribution Date, the Class B Percentage of the Principal Distribution Amount; or (B) if the Class A Principal Balance has been or is reduced to zero on or before such Distribution Date, the entire Principal Distribution Amount (in the case of (A) or (B), less the portion thereof, if any, distributable pursuant to clauses (vi) or (viii) above);

                  (xi) Eleventh, to the Class B-___ Subaccount, the related Principal Distribution Shortfall Carryover Amount for the Class B-___ Subaccount, if any, for such Distribution Date;

                  (xii) Twelfth, to the Class B-___ Subaccount, (A) if the Class B Cross-over Date has occurred, the Class B Principal Distribution Tests are met for such Distribution Date and the Class B-___ Subaccount Principal Balance has been or is reduced to zero on or before such Distribution Date, the Class B Percentage of the Principal Distribution Amount or (B) if the Class A Principal Balance has been or is reduced to zero on or before such Distribution Date and the Class B-___ Subaccount Principal Balance has been or is reduced to zero on or before such Distribution Date, the entire Principal Distribution Amount (in the case of (A) or (B), less the portion thereof, if any, distributable pursuant to clauses (vi), (viii) or (x) above);

                  (xiii) Thirteenth, to each Subaccount, (i) first, its Carryover Non-Priority Interest Amount for such Distribution Date and
         (ii) second, its Non-Priority Interest Amount for such Distribution Date, in each case with the Available Distribution Amount being allocated among the Subaccounts pro rata based upon their respective Subaccount Principal Balances; provided, however, that the aggregate amount allocated pursuant to this clause (xiii) shall not exceed the amounts deposited to the Class A-___ Liquidity Account and the Class B-___ Liquidity Account pursuant to clause (xiii) of Section 5(b) hereof;

                  (xiv) Fourteenth, if ___ is the Master Servicer, to the Master Servicer in the following sequential order: (A) the Servicing Fee with respect to such Distribution Date; and (B) any Servicing Fees from previous Distribution Dates remaining unpaid;

                  (xv) Fifteenth, to each Subaccount, (i) first, to the extent not allocated pursuant to clause (xiii) of this Section 5(a), its Carryover Non-Priority Interest Amount for such Distribution Date and (ii) second, to the extent not allocated pursuant to clause (xiii) of this Section 5(a), its Non-Priority Interest Amount for such Distribution Date, in each case with the Available Distribution Amount being allocated among the Subaccounts pro rata based upon their respective Subaccount Balances; and

                  (xvi) Sixteenth, any remainder to Holders of the Pooling REMIC Residual Interest.

         (b) On each Distribution Date, after all Subaccount allocations have been made as described in Section 5(a) above, the Trustee (or the Paying Agent on behalf of the Trustee) shall withdraw all amounts allocated to the various Subaccounts, and shall distribute such amounts in the following manner and in the following order of priority:


                              Exhibit 8 - Page 11

                  (i) First, concurrently, to each Class of Senior Certificates, (A) first, its Interest Distribution Amount for such Distribution Date, with the Available Distribution Amount being allocated among such Classes pro rata based on their respective Interest Distribution Amounts, and (B) second, the related Carryover Interest Amount, if any, for such Distribution Date allocated first to pay all interest accrued and unpaid on overdue Interest Distribution Amounts and then to pay such overdue Interest Distribution Amounts, in each case with the Available Distribution Amount being allocated among the Classes of Senior Certificates pro rata based on their respective Carryover Interest Amounts;

                  (ii) Second, to the Class A-___ Certificates, (A) first, the related Interest Distribution Amount for such Distribution Date, and (B) second, any related Carryover Interest Amount for such Distribution Date, allocated first to pay all interest accrued and unpaid on overdue Interest Distribution Amounts and then to pay such overdue Interest Distribution Amounts;

                  (iii) Third, to the Class B-___ Certificates, (A) first, the related Interest Distribution Amount for such Distribution Date, and (B) second, any related Carryover Interest Amount for such Distribution Date, allocated first to pay all interest accrued and unpaid on overdue Interest Distribution Amounts and then to pay such overdue Interest Distribution Amounts;

                  (iv) Fourth, to the Class B-___ Certificates, (A) first, the related Interest Distribution Amount for such Distribution Date and
         (B) second, any related Carryover Interest Amount for such Distribution Date, allocated first to pay all interest accrued and unpaid on overdue Interest Distribution Amounts and then to pay such overdue Interest Distribution Amounts;

                  (v) Fifth, concurrently, to each Class of Senior Certificates, the related Principal Distribution Shortfall Carryover Amount for the Senior Certificates, if any, for such Distribution Date, allocated among the Senior Certificates pro rata based on their respective Certificate Principal Balances;

                  (vi) Fixth, to the Senior Certificates, (A) if the Class B Cross-over Date has not yet occurred or if the Class B Principal Distribution Tests are not met for such Distribution Date, the Principal Distribution Amount, or (B) if the Class B Cross-over Date has occurred and the Class B Principal Distribution Tests are met for such Distribution Date, the Class A Percentage of the Principal Distribution Amount, in either case allocated in the following sequential order:

                           (1) First, to the Class A-___ Certificates in
                  reduction of the Certificate Principal Balance of such Class, until it has been reduced to zero;

                           (2) Second, to the Class A-___ Certificates in
                  reduction of the Certificate Principal Balance of such Class, until it has been reduced to zero;

                           (3) Third, to the Class A-___ Certificates in
                  reduction of the Certificate Principal Balance of such Class, until it has been reduced to zero;

                           (4) Fourth, to the Class A-___ Certificates in
                  reduction of the Certificate Principal Balance of such Class, until it has been reduced to zero; and

                           (5) Fifth, to the Class A-___ Certificates in
                  reduction of the Certificate Principal Balance of such Class, until it has been reduced to zero;

                  provided, however, that on any Distribution Date on which the Pool Scheduled Principal Balance is less than the aggregate Certificate Principal Balance of the Senior Certificates, immediately prior to such Distribution Date, the Principal Distribution Amount or applicable percentage thereof will be allocated among the Senior Certificates pro rata based upon their respective Certificate Principal Balances;


                              Exhibit 8 - Page 12

                  (vii) Seventh, to the Class A-___ Certificates, the related Principal Distribution Shortfall Carryover Amount for the Class A-___ Certificates, if any, for such Distribution Date;

                  (viii) Eighth, to the Class A-___ Certificates, (A) if the Class B Cross-over Date has not yet occurred or if the Class B Distribution Tests are not met for such Distribution Date, the Principal Distribution Amount, or (B) if the Class B Cross-over Date has occurred and the Class B Distribution Tests are met for such Distribution Date, the Class A Percentage of the Principal Distribution Amount (in the case of (A) or (B), less the portion thereof, if any, distributable pursuant to clause (vi) on such Distribution Date);

                  (ix) Ninth, to the Class B-___ Certificates, the related Principal Distribution Shortfall Carryover Amount for the Class B-___ Certificates, if any, for such Distribution Date;

                  (x) Tenth, to the Class B-___ Certificates, (A) if the Class B Cross-over Date has occurred and the Class B Principal Distribution Tests are met for such Distribution Date, the Class B Percentage of the Principal Distribution Amount; or (B) if the Class A Principal Balance has been or is reduced to zero on or before such Distribution Date, the entire Principal Distribution Amount (in the case of (A) or (B), less the portion thereof, if any, distributable pursuant to clauses (vi) or (viii) above on such Distribution Date);

                  (xi) Eleventh, to the Class B-___ Certificates, the related Principal Distribution Shortfall Carryover Amount for the Class B-___ Certificates, if any, for such Distribution Date;

                  (xii) Twelfth, to the Class B-___ Certificates, (A) if the Class B Cross-over Date has occurred, the Class B Principal Distribution Tests are met for such Distribution Date and the Class B-___ Principal Balance has been or is reduced to zero on or before such Distribution Date, the Class B Percentage of the Principal Distribution Amount or (B) if the Class A Principal Balance has been or is reduced to zero on or before such Distribution Date and the Class B-___ Principal Balance has been or is reduced to zero on or before such Distribution Date, the entire Principal Distribution Amount (in the case of (A) or (B), less the portion thereof, if any, distributable pursuant to clauses (vi), (viii) or (x) above);

                  (xiii) Thirteenth, to the Class A-___ Liquidity Account and the Class B-__ Liquidity Account in the following sequential order:

                          (1) to the Class A-___ Liquidity Account until the
                  amount on deposit therein equals the Class A-___ Liquidity Account Required Amount; and

                          (2) to the Class B-___ Liquidity Account until the
                  amount on deposit therein equals the Class B-___ Liquidity Account Required Amount;

                  (xiv) Fourteenth, to the Class X Certificates in the following sequential order:

                          (A)       the current Class X Strip Amount; and

                          (B)       any Class X Carryover Strip Amount; and

                  (xv) Finally, any remainder to the holders of the Issuing REMIC Residual Interest.

         (c) All distributions or allocations made with respect to each Class on each Distribution Date shall be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests. So long as the Book-Entry Certificates are registered in the name of a Clearing Agency or its nominee, the Trustee shall make all distributions or allocations on such Certificates by wire transfers of immediately available funds to the Clearing Agency or its nominee. In the case of Certificates issued in fully-registered, certificated form, payment shall be made either (i) by check mailed to the address of each Certificateholder as it appears in the Certificate


                              Exhibit 8 - Page 13

Register on the Record Date immediately prior to such Distribution Date or (ii) by wire transfer of immediately available funds to the account of a Holder at a bank or other entity having appropriate facilities therefor, if such Holder shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and such Holder is (A) with respect to any Class A or Class B Certificates issued after the Closing Date in certificated, fully-registered form, the registered owner of Class A or Class B Certificates with an aggregate initial Certificate Principal Balance of at least $1,000,000, and (B) with respect to the Residual Certificates or Class X Certificates, the registered owner of the Residual Certificates or Class X Certificates evidencing an aggregate Percentage Interest of at least 50%. The Trustee may charge any Holder its standard wire transfer fee for any payment made by wire transfer. Final distribution on the Certificates will be made only upon surrender of the Certificates at the offices of the Trustee set forth in the notice of such final distribution sent by the Trustee to all Certificateholders pursuant to Section 9.01 of the Standard Terms.

         (d) (1) Any amounts remaining in the Distribution Account on any Distribution Date after all allocations and distributions required to be made by this Pooling and Servicing Agreement have been made, and any amounts remaining in the Pooling REMIC after payment in full of all of the Regular Interests therein and any administrative expenses associated with the Trust, will be distributed to the Holders of the Pooling REMIC Residual Interest.

         (2) Any amounts remaining in the Subaccounts on any Distribution Date after all distributions required to be made by this Pooling and Servicing Agreement have been made, and any amounts remaining in the Issuing REMIC after payment in full of the Regular Interests therein and any administrative expenses associated with the Trust, will be distributed to the Holders of the Issuing REMIC Residual Interest.

SECTION 6.        CLASS A-___ LIQUIDITY ACCOUNT AND CLASS B-___ LIQUIDITY
                  ACCOUNT.

         (a)(1) A Class A-___ Liquidity Account is hereby established as part of the Trust Estate. The Class A-___ Liquidity Account shall be an asset of the Issuing REMIC. The Trustee shall hold the Class A-___ Liquidity Account and maintain its status at all times as an Eligible Account. The account for the Class A-___ Liquidity Account shall be in the name of the Trustee, or shall be designated in a manner that reflects that all funds in such account are held in trust for the benefit of the Trustee. The Trustee shall invest all amounts on deposit in the Class A-___ Liquidity Account in Eligible Investments as directed in writing by the holders of a majority in interest (by Percentage Interest) of the Issuing REMIC Residual Interest. All net income and gain if any, from such investments shall become funds available in the Class A-___ Liquidity Account. All loss, if any, from such investments shall become a charge to the Class A-___ Liquidity Account.

         (2) On each Distribution Date, after the amounts allocated to the various Subaccounts have been allocated in accordance with Section 5(b) hereof, the Trustee shall, in accordance with the related Remittance Report, withdraw from the Class A-___ Liquidity Account the amount of the Class A-___ Liquidity Account Draw Amount, if any, for such Distribution Date. Such Class A-___ Liquidity Account Draw Amount, if any, will be applied on the Class A-___ Certificates in accordance with clause (ii) under Section 5(b) hereof.

         (3) If, after the disbursement of the related Class A-___ Liquidity Account Draw Amount, if any, in accordance with Section 6(a)(2) above on any Distribution Date other than the final Distribution Date, the amount on deposit in the Class A-___ Liquidity Account exceeds the Class A-___ Liquidity Account Required Amount, the amount of such excess shall be withdrawn and distributed first to the Class B-___ Liquidity Account, until the amount on deposit therein equals the Class B-___ Liquidity Account Required Amount, second, to the holders of the Class X Certificates in reduction of any unpaid Class X Strip Amounts (such amounts to be distributed first in reduction of the Class X Strip Amount for such Distribution Date, to the extent not previously distributed, and next in reduction of any Class X Carryover Strip Amount for such Distribution Date, to the extent not previously distributed), and then to the holders of the Issuing REMIC Residual Interest.


                              Exhibit 8 - Page 14

         (4) On the final Distribution Date, after the disbursement of the Class A-___ Liquidity Account Draw Amount, if any, in accordance with Section 6(a)(2) above, the amount, if any, on deposit in the Class A-___ Liquidity Account will be withdrawn by the Trustee and distributed in the following order of priority: (i) first, in reduction of any remaining Certificate Principal Balance of the Class A-___ Certificates to zero; (ii) next, in reduction of any remaining Certificate Principal Balance of the Class B-___ Certificates to zero; (iii) next, to the Class B-___ Certificates in reduction of any remaining Certificate Principal Balance of the Class B-___ Certificates to zero; (iv) next, to the holders of the Class X Certificates in reduction of any unpaid Class X Strip Amounts (such amounts to be distributed first in reduction of the Class X Strip Amount for such Distribution Date, to the extent not previously distributed, and next in reduction of any Class X Carryover Strip Amount for such Distribution Date, to the extent not previously distributed); and (v) finally, to the holders of the Issuing REMIC Residual Interest, whereupon the Class A-___ Liquidity Account shall be terminated.

         (b)(1) The Class B-___ Liquidity Account is hereby established as part of the Trust Estate. The Class B- ___ Liquidity Account shall be an asset of the Issuing REMIC. The Trustee shall hold the Class B-___ Liquidity Account and maintain its status at all times as an Eligible Account. The account for the Class B-___ Liquidity Account shall be in the name of the Trustee, or shall be designated in a manner that reflects that all funds in such accounts are held in trust for the benefit of the Trustee. The Trustee shall invest all amounts on deposit in the Class B-___ Liquidity Account in Eligible Investments as directed in writing by the holders of a majority in interest (by Percentage Interest) of the Issuing REMIC Residual Interest. All net income and gain, if any, from such investments shall become funds available in the Class B-___ Liquidity Account. All loss, if any, from such investments shall become a charge to the Class B-___ Liquidity Account.

         (2) On each Distribution Date, after the amounts allocated to the various Subaccounts have been allocated in accordance with Section 5(b) hereof, the Trustee shall, in accordance with the related Remittance Report, withdraw from the Class B-___ Liquidity Account the amount of the Class B-___ Liquidity Account Draw Amount, if any, for such Distribution Date. Such Class B-___ Liquidity Account Draw Amount, if any, will be applied on the Class B-___ Certificates in accordance with clause (iii) under Section 5(b) hereof.

         (3) If, after the disbursement of the related Class B-___ Liquidity Account Draw Amount in accordance with Sections 6(b)(2) above on any Distribution Date other than the final Distribution Date, the amount on deposit in the Class B-___ Liquidity Account exceeds the Class B-___ Liquidity Account Required Amount, the amount of such excess shall be withdrawn and distributed first, to the holders of the Class X Certificates in reduction of any unpaid Class X Strip Amounts (such amounts to be distributed first in reduction of the Class X Strip Amount for such Distribution Date, to the extent not previously distributed, and next in reduction of any Class X Carryover Strip Amount for such Distribution Date, to the extent not previously distributed), and then to the holders of the Issuing REMIC Residual Interest.

         (4) On the final Distribution Date, after the disbursement of the Class B-___ Liquidity Account Draw Amount in accordance with Sections 6(b)(2) above, the amount, if any, on deposit in the Class B-___ Liquidity Account will be withdrawn by the Trustee and distributed in the following order of priority:
(i) first, in reduction of any remaining Certificate Principal Balance of the Class B-___ Certificates to zero; (ii) next, in reduction of any remaining Certificate Principal Balance of the Class B-___ Certificates to zero, (iii) next, to the holders of the Class X Certificates in reduction of any unpaid Class X Strip Amounts (such amounts to be distributed first in reduction of the Class X Strip Amount for such Distribution Date, to the extent not previously distributed, and next in reduction of any Class X Carryover Strip Amount for such Distribution Date, to the extent not previously distributed); and (iv) finally, to the holders of the Issuing REMIC Residual Interest, whereupon the Class B-___ Liquidity Account shall be terminated.

SECTION 7.        REMITTANCE REPORTS.

         (a) The Remittance Report for each Distribution Date shall identify the following items, in addition to the items specified in Section 4.01 of the Standard Terms:


                              Exhibit 8 - Page 15

                  (1) the Interest Distribution Amount for each Class of the Certificates for such Distribution Date (which shall equal the Priority Interest Amount for the Corresponding Subaccount) and the Carryover Interest Amount, for each Class of the Certificates for such Distribution Date, and the amount of interest of each such category to be distributed on each such Class based upon the Available Distribution Amount for such Distribution Date;

                  (2) the amount to be distributed on such Distribution Date on each Class of the Certificates to be applied to reduce the Certificate Principal Balance of such Class (which will be equal to the amount to be allocated on such Distribution Date on the Corresponding Subaccount to be applied to reduce the Subaccount Principal Balance of such Subaccount), separately identifying any portion of such amount attributable to any prepayments, and the amount to be distributed to reduce the Principal Distribution Shortfall Carryover Amount on each such Class based upon the Available Distribution Amount for such Distribution Date;

                  (3) the aggregate amount, if any, to be distributed on the Residual Certificates;

                  (4) (a) the Class A-___ Liquidity Account Required Amount and the Class B-___ Liquidity Account Required Amount both immediately before and after the Distribution Date, (b) the amount of any Class A-___ Liquidity Account Draw Amount and any Class B-___ Liquidity Account Draw Amount for such Distribution Date, (c) the amount to be deposited into the Class A-___ Liquidity Account and the Class B-___ Liquidity Account pursuant to clause (xiii) under Section 5(b) above, and (d) the amount on deposit in the Class A-___ Liquidity Account and the Class B-___ Liquidity Account both immediately before and immediately after the Distribution Date;

                  (5) the Certificate Principal Balance of each Class of the Certificates (which will be equal to the Subaccount Principal Balance of the Corresponding Subaccount) and the Certificate Principal Balance of each Class of the Offered Subordinated Certificates (which will be equal to the Subaccount Principal Balance of the Corresponding Subaccount) after giving effect to the distributions to be made on such Distribution Date;

                  (6) the aggregate Interest Distribution Amount remaining unpaid, if any, and the aggregate Carryover Interest Amount remaining unpaid, if any, for each Class of Certificates (which will be equal to the Priority Interest Amount and Carryover Interest Amount remaining unpaid on the Corresponding Subaccount), after giving effect to all distributions to be made on such Distribution Date;

                  (7) the aggregate Principal Distribution Shortfall Carryover Amount remaining unpaid, if any, for each Class of Certificates, after giving effect to the distributions to be made on such Distribution Date.

         In the case of information furnished pursuant to clauses (1), (2) and
(3) above, the amounts shall be expressed, with respect to any Class A or Class B Certificate, as a dollar amount per $1,000 denomination.

         (b)      In addition to mailing a copy of the related Remittance
Report to each Certificateholder on each Distribution Date in accordance with
Section 4.01 of the Standard Terms, on each Distribution Date, the Trustee shall mail a copy of the related Remittance Report to each Underwriter (to the attention of the person, if any, reported to the Trustee by the applicable Underwriter), to the Seller and to The Bloomberg (to the address and to the person, if any specified to the Trustee by _________________________________).
The Trustee shall not be obligated to mail any Remittance Report to The Bloomberg unless and until _____________ _______________________ shall have notified the Trustee in writing of the name and address to which such reports are to be mailed, which notice, once delivered, will be effective for all Distribution Dates after the date such notice is received by the Trustee unless and until superseded by a subsequent notice.


                              Exhibit 8 - Page 16

SECTION 8. LIMITED RIGHT OF MASTER SERVICER TO RETAIN SERVICING FEES FROM COLLECTIONS.

         The Master Servicer may retain its Servicing Fee and any other servicing compensation provided for herein and in the Standard Terms from gross interest collections on the Assets prior to depositing such collections into the Certificate Account; provided, however, that ___ as Master Servicer may only so retain its Servicing Fee in respect of a Distribution Date from gross interest collections on the Assets to the extent that the amounts on deposit in the Certificate Account and attributable to the Available Distribution Amount for such Distribution Date exceed the sum of all amounts to be allocated and distributed on such Distribution Date pursuant to clauses (i) through (xiii) under Section 5(b) hereof.

SECTION 9.        REMIC ADMINISTRATION.

         (a) For purposes of the REMIC Provisions, all of the Certificates (except the Residual Certificates) will be designated as the "regular interests" in the Issuing REMIC, the ________ Subaccounts will be designated as the "regular interests" in the Pooling REMIC, the Class R Certificates will be designated as the "residual interest" in each of the Issuing REMIC and the Pooling REMIC and, following the division of the Class R Certificates into two separately transferable, certificated and fully registered certificates in accordance with Section 9(b) below, the Class R-1 Certificates will be designated as the "residual interest" in the Issuing REMIC and the Class R-2 Certificates will be designated as the "residual interest" in the Pooling REMIC.

         (b) Upon the request of any registered Holder of a Class R Certificate, the Trustee shall issue to such Holder two separately transferable, certificated and fully registered Certificates (a Class R-1 Certificate and a Class R-2 Certificate), in substantially the forms of Exhibit R-1 and Exhibit R-2 attached hereto. In the event that the Class R Certificates are exchanged for separately transferrable Class R-1 and Class R-2
Certificates: (1) the Class R-1 Certificates will be designated as the residual interest in the Issuing REMIC, (2) the Class R-2 Certificates will be designated as the residual interest in the Pooling REMIC, (3) the Holders of a majority of the Percentage Interest in the Class R-1 Certificates together with the Holders of a majority of the Percentage Interest in the Class R-2 Certificates will have the option to make a Terminating Purchase given to the Holders of a majority of the Percentage Interest in the Residual Certificates pursuant to Section 9.01 of the Standard Terms, and (4) the restrictions on the transfer of a Residual Certificate provided in the Standard Terms will apply to both the Class R-1 and the Class R-2 Certificates.

SECTION 10.       AUCTION CALL.

         (a) If neither the Master Servicer nor the Residual Majority exercises its optional termination right as described in Section 9.01 of the Standard Terms within 90 days after it first becomes entitled to do so, the Trustee shall use commercially reasonable efforts to solicit bids for the purchase of all Assets and REO Properties remaining in the Trust from no fewer than two prospective purchasers that it believes to be Qualified Bidders. If ___ is then the Master Servicer of the Assets, the solicitation of bids shall be conditioned upon the continuation of ___ as the servicer of the Assets on terms and conditions substantially similar to those in the Pooling and Servicing Agreement, except that it shall not be required to pay compensating interest or make Advances.

         (b) If the Trustee receives bids from at least two Qualified Bidders and the net proceeds of the highest bid are equal to or greater than the Termination Price, the Trustee shall promptly advise the Master Servicer of the highest bid and the terms of purchase, and the Master Servicer shall have three Business Days, at its option, to match the terms of such bid. The Trustee shall thereafter sell the Assets and REO Properties either (i) to the Master Servicer, if it shall so elect, or (ii) to the highest bidder, and in either case the Trustee shall distribute the net proceeds of such sale in redemption of the Certificates in compliance with Article IX of the Standard Terms and Section 5 hereof. Any such sale must also comply with the requirements applicable to a Terminating Purchase set forth in Section 9.02 of the Standard Terms.

         (c) Any costs incurred by the Trustee in connection with such sale (including without limitation any legal opinions or consents required by Section 9.02 of the Standard Terms) shall be deducted from the bid price of the Assets and REO Properties in determining the net proceeds therefrom.


                              Exhibit 8 - Page 17

         (d) If the Trustee does not obtain bids from at least two Qualified Bidders, or does not receive a bid such that the net proceeds therefrom would at least equal the Termination Price, it shall not sell the Assets and REO Properties, and shall thereafter have no obligation to attempt to sell same.

         (e) The Master Servicer shall cooperate with and provide necessary information to the Trustee in connection with any auction sale as described herein.

SECTION 11.       VOTING RIGHTS.

         The Voting Rights applicable to the Certificates shall be allocated 0.5% to the Class R Certificates, 0.5% to the Class X Certificates and 99% to the other Certificates in proportion with their respective Certificate Principal Balance.

SECTION 12.       GOVERNING LAW.

         The Pooling and Servicing Agreement shall be construed in accordance with and governed by the laws of the State of North Carolina applicable to agreements made and to be performed therein. The parties hereto agree to submit to the personal jurisdiction of all federal and state courts sitting in the State of North Carolina and hereby irrevocably waive any objection to such jurisdiction. In addition, the parties hereto hereby irrevocably waive any objection that they may have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any federal or state court sitting in the State of North Carolina, and further irrevocably waive any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 13.       FORMS OF CERTIFICATES.

         Each of the Schedules and Exhibits attached hereto or referenced herein are incorporated herein by reference as contemplated by the Standard Terms. Each Class of Certificates shall be in substantially the related form attached hereto, as set forth in the Index to Schedules and Exhibits attached hereto.

SECTION 14.       COUNTERPARTS.

         This Pooling and Servicing Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

SECTION 15.       ENTIRE AGREEMENT.

         This Pooling and Servicing Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and fully supersedes any prior or contemporaneous agreements relating to such subject matter.


                              Exhibit 8 - Page 18

         IN WITNESS WHEREOF, the Depositor, the Master Servicer and the Trustee have caused this Pooling and Servicing Agreement to be duly executed by their respective officers thereunto duly authorized and their respective signatures duly attested all as of the day and year first above written.

                                     UNION PLANTERS MORTGAGE FINANCE CORP.

                                     By:
                                        --------------------------------------
                                     Name:

                                     Title:




                                     [                     ]
                                      ---------------------

                                     By:
                                        ---------------------------------------
                                     Name:
                                           ------------------------------------
                                     Title:
                                           ------------------------------------


                                     [                     ],
                                           AS TRUSTEE



                                     By:
                                        ---------------------------------------
                                     Name:
                                           ------------------------------------
                                     Title:
                                           ------------------------------------

                              Exhibit 8 - Page 19

STATE OF __________________          )
                                     )   s.
COUNTY OF  _________                 )


         The foregoing instrument was acknowledged before me in the County of __________ this ____ day of _____________, 19_____ by ______________,
_________________ of Union Planters Mortgage Finance Corp., a Delaware corporation, on behalf of the corporation.



                                     -----------------------------------
                                                 Notary Public

My Commission expires:  ___________, ____





STATE OF _______________            )
                                                )   s.
COUNTY OF _______                   )


         The foregoing instrument was acknowledged before me in the County of __________ this ____ day of ____________, 19____ by _______________,
______________ of _____________, a _________________ corporation, on behalf of the corporation.



                                     -----------------------------------
                                                 Notary Public

My Commission expires:  ___________, ____





STATE OF ____________________                                 )
                                                              )   s.
CITY OF ____________                                 )


         The foregoing instrument was acknowledged before me in the City of ____________, this ____ day of ________, 19__, by , of _______________________,
a national banking association, on behalf of the association.


                                     -----------------------------------
                                                Notary Public


My Commission expires:  _____________, ____



                               Exhibit 8 - Page 20

                         INDEX TO SCHEDULES AND EXHIBITS



SCHEDULE I                 Mortgage Loan Schedule
EXHIBIT A-1                Form of Class A-___ Certificate
EXHIBIT A-2                Form of Class A-___ Certificate
EXHIBIT A-3                Form of Class A-___ Certificate
EXHIBIT A-4                Form of Class A-___ Certificate
EXHIBIT A-5                Form of Class A-___ Certificate
EXHIBIT A-6                Form of Class A-___ Certificate
EXHIBIT B-1                Form of Class B-___ Certificate
EXHIBIT B-2                Form of Class B-___ Certificate
EXHIBIT X                  Form of Class X Certificate
EXHIBIT R                  Form of Class R Certificate



                              Exhibit 8 - Page 21